EXECUTION VERSION

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                         REGULATION S DEPOSIT AGREEMENT

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                                  by and among

                                  KOOKMIN BANK

                                       AND

                                 CITIBANK, N.A.
                                 as Depositary,

                                       AND

                        THE HOLDERS AND BENEFICIAL OWNERS
                              FROM TIME TO TIME OF
                      REGULATION S GLOBAL DEPOSITARY SHARES
              EVIDENCED BY REGULATION S GLOBAL DEPOSITARY RECEIPTS
                                ISSUED HEREUNDER

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                            Dated as of June 21, 2005

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                                            TABLE OF CONTENTS

ARTICLE I
DEFINITIONS......................................................................................................2
   Section 1.01            "Affiliate"...........................................................................2
   Section 1.02            "Applicant"...........................................................................2
   Section 1.03            "Articles of Incorporation"...........................................................2
   Section 1.04            "Beneficial Owner"....................................................................2
   Section 1.05            "Clearstream".........................................................................2
   Section 1.06            "Commission"..........................................................................2
   Section 1.07            "Company".............................................................................2
   Section 1.08            "CSD".................................................................................2
   Section 1.09            "Custodian"...........................................................................3
   Section 1.10            Deliver; Deposit; Surrender; Transfer; Withdraw.......................................3
   Section 1.11            "Deposit Agreement"...................................................................3
   Section 1.12            "Depositary"..........................................................................3
   Section 1.13            "Deposited Securities"................................................................3
   Section 1.14            "Dollars" or "$"......................................................................3
   Section 1.15            "Euroclear"...........................................................................3
   Section 1.16            "Foreign Currency"....................................................................3
   Section 1.17            "Foreign Registrar"...................................................................3
   Section 1.18            "Full Entitlement Regulation S GDR(s)," "Full Entitlement Regulation
                           S GDS(s)" and "Full Entitlement Share(s)".............................................4
   Section 1.19            "Holder"..............................................................................4
   Section 1.20            "Initial Deposit".....................................................................4
   Section 1.21            "Korea"...............................................................................4
   Section 1.22            "Master Regulation S GDR".............................................................4
   Section 1.23            "Partial Entitlement Regulation S GDR(s)," "Partial Entitlement
                           Regulation S GDS(s)" and "Partial Entitlement Share(s)"...............................4
   Section 1.24            "Participant".........................................................................4
   Section 1.25            "Pre-Release Transaction".............................................................4
   Section 1.26            "Principal London Office".............................................................4
   Section 1.27            "Principal New York Office"...........................................................5
   Section 1.28            "Receipts," "Regulation S Global Depositary Receipts" or "Regulation
                           S GDRs"...............................................................................5
   Section 1.29            "Registrar"...........................................................................5
   Section 1.30            "Regulation S"........................................................................5
   Section 1.31            "Regulation S Global Depositary Shares" or "Regulation S GDSs"........................5
   Section 1.32            "Restricted Period"...................................................................5
   Section 1.33            "Rule 144"............................................................................6
   Section 1.34            "Securities Act"......................................................................6
   Section 1.35            "Securities Act Legend"...............................................................6
   Section 1.36            "Securities Exchange Act".............................................................7
   Section 1.37            "Shares"..............................................................................7
   Section 1.38            "Stock Market Division of the Korea Exchange".........................................7
   Section 1.39            "Subsidiary"..........................................................................7
   Section 1.40            "United States" and "U.S."............................................................8
   Section 1.41            "Won".................................................................................8

ARTICLE II
APPOINTMENT OF DEPOSITARY, BOOK-ENTRY  SYSTEM, FORM OF REGULATION S GDRs,  DEPOSIT OF SHARES,
EXECUTION AND DELIVERY,  TRANSFER AND SURRENDER OF REGULATION S GDRs.............................................8
   Section 2.01            Appointment of Depositary.............................................................8
   Section 2.02            Book-Entry System; Form and Transferability of Regulation S GDRs......................9
   Section 2.03            Deposit of Shares....................................................................11
   Section 2.04            Registration of Shares...............................................................13
   Section 2.05            Execution and Delivery of Regulation S GDRs..........................................14
   Section 2.06            Transfer, Combination and Split-up of Regulation S GDRs..............................14
   Section 2.07            Surrender of Regulation S GDRs and Withdrawal of Deposited
                           Securities...........................................................................15
   Section 2.08            Limitations on Execution and Delivery, Transfer, Etc., of Regulation
                           S GDRs; Suspension of Delivery, Transfer, Etc........................................17
   Section 2.09            Lost Regulation S GDRs, Etc..........................................................18
   Section 2.10            Cancellation and Destruction of Surrendered Regulation S GDRs;
                           Maintenance of Records...............................................................18
   Section 2.11            Partial Entitlement Regulation S GDSs................................................18

ARTICLE III
CERTAIN OBLIGATIONS OF HOLDERS AND  BENEFICIAL OWNERS OF REGULATION S GDSs......................................19
   Section 3.01            Proofs, Certificates and Other Information...........................................19
   Section 3.02            Liability of Holders and Beneficial Owners for Taxes and Other
                           Charges..............................................................................20
   Section 3.03            Representations and Warranties on Deposit, Transfer, Surrender and
                           Withdrawal of Shares or Regulation S GDRs............................................20
   Section 3.04            Compliance with Information Requests.................................................21
   Section 3.05            Ownership Restrictions...............................................................21

ARTICLE IV
THE DEPOSITED SECURITIES........................................................................................22
   Section 4.01            Cash Distributions...................................................................22
   Section 4.02            Distributions in Shares..............................................................23
   Section 4.03            Elective Distributions...............................................................23
   Section 4.04            Distributions of Rights to Purchase Additional Regulation S GDSs.....................24
   Section 4.05            Distributions Other Than Cash, Shares or Rights to Purchase Shares...................26
   Section 4.06            [Intentionally Omitted.].............................................................26
   Section 4.07            [Intentionally Omitted]..............................................................26
   Section 4.08            Conversion of Foreign Currency.......................................................26
   Section 4.09            Fixing of Record Date................................................................27
   Section 4.10            Voting of Deposited Securities.......................................................28
   Section 4.11            Changes Affecting Deposited Securities...............................................29
   Section 4.12            Transmittal by the Depositary of Company Notices, Reports and
                           Communications.......................................................................30
   Section 4.13            Taxation.............................................................................30
   Section 4.14            Available Information................................................................32

ARTICLE V
THE DEPOSITARY, THE CUSTODIAN AND THE COMPANY...................................................................32
   Section 5.01            Maintenance of Depositary's Office and Register......................................32
   Section 5.02            Exoneration..........................................................................33
   Section 5.03            Standard of Care.....................................................................33
   Section 5.04            Resignation and Removal of the Depositary; Appointment of Successor
                           Depositary...........................................................................35
   Section 5.05            Fees and Charges of Depositary.......................................................35
   Section 5.06            The Custodian........................................................................36
   Section 5.07            Notices and Reports..................................................................36
   Section 5.08            Issuance of Additional Shares, Etc...................................................37
   Section 5.09            Indemnification......................................................................38
   Section 5.10            Pre-Release Transactions.............................................................39
   Section 5.11            List of Regulation S GDR Holders.....................................................40

ARTICLE VI
AMENDMENT AND TERMINATION.......................................................................................40
   Section 6.01            Amendment/Supplement.................................................................40
   Section 6.02            Termination..........................................................................41

ARTICLE VII
MISCELLANEOUS...................................................................................................42
   Section 7.01            Counterparts.........................................................................42
   Section 7.02            No Third Party Beneficiaries.........................................................42
   Section 7.03            Severability.........................................................................42
   Section 7.04            Holders and Beneficial Owners as Parties; Binding Effect.............................42
   Section 7.05            Notices..............................................................................42
   Section 7.06            Governing Law and Jurisdiction.......................................................43
   Section 7.07            Assignment...........................................................................45
   Section 7.08            Korean Law References................................................................45
   Section 7.09            Titles...............................................................................45
EXHIBIT A                  Form of Regulation S GDR.............................................................A-1
EXHIBIT B                  Charges of the Depositary............................................................B-1
EXHIBIT C                  [Intentionally Omitted]..............................................................C-1
EXHIBIT D-1                Certification and Agreement..........................................................D-1-1
EXHIBIT D-2                Certification and Agreement..........................................................D-2-1
EXHIBIT D-3                Certification and Agreement..........................................................D-3-1
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                                     (iii)

                         REGULATION S DEPOSIT AGREEMENT

      REGULATION S DEPOSIT AGREEMENT, dated as of June 21, 2005, by and among
(i) Kookmin Bank, a company organized under the laws of the Republic of Korea and its successors (the "Company"), (ii) CITIBANK, N.A., a national banking association organized under the laws of the United States of America acting in its capacity as depositary, and any successor as depositary hereunder (the "Depositary"), and (iii) all Holders and Beneficial Owners (each as hereinafter defined) from time to time of the Regulation S Global Depositary Shares evidenced by Regulation S Global Depositary Receipts issued hereunder (all such capitalized terms as hereinafter defined).

                           W I T N E S S E T H   THAT:

      WHEREAS, the Company has duly authorized and has outstanding shares of Common Stock, par value of Won 5,000, each (the "Shares"), which are listed for trading on the Stock Market Division of the Korea Exchange; and

      WHEREAS, the Company desires to provide for the initial deposit of Shares and to establish a mechanism for the deposit of additional Shares from time to time thereafter with the Custodian (as hereinafter defined), in each case for the creation of Regulation S Global Depositary Shares representing the Shares so deposited and for the execution and delivery of Regulation S Global Depositary Receipts evidencing the Regulation S Global Depositary Shares so created; and

      WHEREAS, such Regulation S Global Depositary Shares may be sold in offshore transactions in accordance with Regulation S (as hereinafter defined) under the Securities Act (as hereinafter defined) and in compliance with other applicable laws and be resold by the purchasers of such Regulation S Global Depositary Shares in accordance with the restrictions on resale set forth in the Securities Act Legend (as hereinafter defined); and

      WHEREAS, the Regulation S Global Depositary Receipts are to be substantially in the form of Exhibit A annexed hereto with appropriate insertions, modifications and omissions, as hereinafter provided; and

      WHEREAS, the Depositary is willing to act as depositary for such Regulation S GDR facility upon the terms set forth in this Regulation S Deposit Agreement; and

      WHEREAS, the Board of Directors of the Company (or an authorized committee thereof) has duly approved the establishment of a Regulation S GDR facility upon the terms set forth in this Regulation S Deposit Agreement, the execution and delivery of this Regulation S Deposit Agreement on behalf of the Company, and the actions of the Company and the transactions contemplated herein.

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

      All capitalized terms used, but not otherwise defined herein shall have the meanings set forth below, unless otherwise clearly indicated.

      Section 1.01 "Affiliate" shall have the meaning assigned to such term by the Commission (as hereinafter defined) under Regulation C promulgated under the Securities Act (as hereinafter defined), or under any successor regulation thereto.

      Section 1.02 "Applicant" shall have the meaning given to such term in
Section 5.10 hereof.

      Section 1.03 "Articles of Incorporation" shall mean the Korean constitutive documents of the Company, as in effect from time to time.

      Section 1.04 "Beneficial Owner" shall mean, as to any Regulation S GDS, any person or entity having a beneficial interest deriving from the ownership of such Regulation S GDS. A Beneficial Owner may or may not be the Holder of the Regulation S GDR evidencing such Regulation S GDS. A Beneficial Owner shall be able to exercise any right and receive any benefit hereunder solely through the person or entity who is the Holder of the Regulation S GDR(s) evidencing the Regulation S GDSs owned by such Beneficial Owner.

      Section 1.05 "Clearstream" shall mean Clearstream Banking, Societe Anonyme, and any successor thereto.

      Section 1.06 "Commission" shall mean the Securities and Exchange Commission of the United States and any successor governmental agency thereto in the United States.

      Section 1.07 "Company" shall mean Kookmin Bank, a company organized and existing under the laws of the Republic of Korea, having its principal executive office at 9-1, 2-Ga, Namdaemoon-ro, Jung-gu, Seoul, Korea 100-703, and its successors.

      Section 1.08 "CSD" shall mean any institution authorized under the applicable law to effect book-entry transfers of securities of Korean corporations, which may include Korea Securities Depository.

      Section 1.09 "Custodian" shall mean, as of the date hereof, Korea Securities Depository, as custodian for the purposes of this Regulation S Deposit Agreement, and any other entity that may be appointed by the Depositary pursuant to the terms of Section 5.06 as substitute custodian or as additional custodian hereunder, and the term "Custodian" shall mean all of them, collectively.

      Section 1.10 Deliver; Deposit; Surrender; Transfer; Withdraw shall mean, or their respective noun forms shall mean, (including to or by the Custodian) when used in respect of Regulation S Global Depositary Shares, Receipts, Deposited Securities and Shares shall refer, where the context requires, to (i) a book-entry or electronic transfer(s) of such securities or (ii) the physical transfer of certificates representing such securities.

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      Section 1.11 "Deposit Agreement" shall mean this Regulation S Deposit
Agreement and all exhibits hereto, as the same may from time to time be amended and supplemented from time to time in accordance with the provisions hereof.

      Section 1.12 "Depositary" shall mean Citibank, N.A., a national banking association organized under the laws of the United States of America in its capacity as depositary under the terms of this Deposit Agreement, and any successor depositary.

      Section 1.13 "Deposited Securities" shall mean Shares at any time deposited under this Deposit Agreement and any and all other securities, property and cash received by the Depositary or the Custodian in respect or in lieu thereof, subject, in the case of cash, to the provisions of Section 4.08. The collateral received in connection with Pre-Release Transactions shall not constitute Deposited Securities.

      Section 1.14 "Dollars" or "$" shall mean the lawful currency of the United States.

      Section 1.15 "Euroclear" shall mean Euroclear Bank S.A./N.V., as operator of a Euroclear system, and any successor thereto.

      Section 1.16 "Foreign Currency" shall mean any currency other than Dollars.

      Section 1.17 "Foreign Registrar" shall mean the entity which carries out the function of registrar for the Shares and any successor registrar for the Shares.

      Section 1.18 "Full Entitlement Regulation S GDR(s)," "Full Entitlement Regulation S GDS(s)" and "Full Entitlement Share(s)" shall have the respective meanings set forth in Section 2.11.

      Section 1.19 "Holder" shall mean the person, from time to time, in whose name a Receipt is registered on the books of the Depositary or the Registrar, if any, maintained for such purpose. A Holder may or may not be a Beneficial Owner. If a Holder is not the Beneficial Owner of the Regulation S GDSs evidenced by the Receipt registered in its name, such person shall be deemed to have all requisite authority to act on behalf of the Beneficial Owners of the Regulation S GDSs evidenced by such Receipt, other than as specified by such Beneficial Owners to the Depositary in writing; provided, that any such notification that conflicts with any terms of this Deposit Agreement shall be of no force.

      Section 1.20 "Initial Deposit" shall mean the initial deposit of Shares by the Company in connection with the offering of Regulation S GDSs by the Company pursuant to Regulation S (as hereinafter defined).

      Section 1.21 "Korea" shall mean The Republic of Korea.

      Section 1.22 "Master Regulation S GDR" shall have the meaning assigned to it in Section 2.02 hereof.

      Section 1.23 "Partial Entitlement Regulation S GDR(s)," "Partial Entitlement Regulation S GDS(s)" and "Partial Entitlement Share(s)" shall have the respective meanings set forth in Section 2.11.

      Section 1.24 "Participant" shall mean any financial institution (or any nominee of such institution) having one or more participant accounts with Euroclear or Clearstream, as applicable, for receiving, holding and delivering securities and funds held in such systems.

      Section 1.25 "Pre-Release Transaction" shall have the meaning assigned to it in Section 5.10 hereof.

      Section 1.26 "Principal London Office" when used with respect to the Depositary, shall be the principal office of the Depositary in London, England, which, at the date of this Deposit Agreement, is located at Citigroup Centre, Canada Square, Canary Wharf London E14 5LB England.

      Section 1.27 "Principal New York Office" when used with respect to the Depositary, shall be the principal office of the Depositary in New York at which at any particular time its depositary receipts business shall be administered, which, at the date of this Regulation S Deposit Agreement, is located at 388 Greenwich Street, New York, New York 10013.

      Section 1.28 "Receipts," "Regulation S Global Depositary Receipts" or "Regulation S GDRs" shall mean the certificates issued by the Depositary to evidence Regulation S Global Depositary Shares issued under the terms of this Regulation S Deposit Agreement, as such Receipts may be amended from time to time in accordance with the provisions of this Regulation S Deposit Agreement. A Regulation S GDR may evidence any number of Regulation S Global Depositary Shares. Where the context requires, the term "Receipt" or "Regulation S GDR" shall refer to the Master Regulation S GDR.

      Section 1.29 "Registrar" shall mean the Depositary or any bank or trust company having an office in the Borough of Manhattan, The City of New York, which shall be appointed by the Depositary to register the ownership, transfers of Receipts as herein provided, and shall include any co-registrar appointed by the Depositary for such purposes.

      Section 1.30 "Regulation S" shall mean Regulation S promulgated by the Commission under the Securities Act, as from time to time amended.

      Section 1.31 "Regulation S Global Depositary Shares" or "Regulation S GDSs" shall mean with respect to any Receipt, the rights and interests in the Deposited Securities granted to the Holders and Beneficial Owners pursuant to the terms and conditions of this Regulation S Deposit Agreement and the Regulation S GDRs issued hereunder. Each Regulation S GDS shall represent one
(1) Share until there shall occur a distribution upon Deposited Securities referred to in Section 4.02 or a change in Deposited Securities referred to in
Section 4.11 with respect to which additional Regulation S GDSs are not issued, and thereafter each Regulation S GDS shall represent the right to receive the Shares or Deposited Securities specified in such Sections.

      Section 1.32 "Restricted Period" shall mean the period ending forty (40) days after the later of (i) the commencement of the offerings of (a) Regulation S GDSs outside the United States in reliance on Regulation S and any other applicable law in transactions exempt from registration under the Securities Act, and (b) Shares in Korea in reliance on Regulation S (if any) and (ii) the closing date with respect to the Regulation S GDSs and the Shares.

      Section 1.33 "Rule 144" shall mean Rule 144 promulgated by the Commission under the Securities Act, as amended from time to time.

      Section 1.34 "Securities Act" shall mean the United States Securities Act of 1933, as from time to time amended.

      Section 1.35 "Securities Act Legend" shall mean the following statement:

            NEITHER THIS REGULATION S GDR, NOR THE REGULATION S GDSs EVIDENCED HEREBY, NOR THE SHARES REPRESENTED THEREBY HAVE BEEN OR WILL BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR WITH ANY SECURITIES REGULATORY AUTHORITY OF ANY STATE OR OTHER JURISDICTION OF THE UNITED STATES. THE OFFER, SALE, PLEDGE OR OTHER TRANSFER OF THIS REGULATION S GDR, THE REGULATION S GDSs EVIDENCED HEREBY AND THE SHARES REPRESENTED THEREBY EACH IS SUBJECT TO CERTAIN CONDITIONS AND RESTRICTIONS. THE HOLDERS AND BENEFICIAL OWNERS HEREOF, BY PURCHASING OR OTHERWISE ACQUIRING THIS REGULATION S GDR AND THE REGULATION S GDSs EVIDENCED HEREBY, ACKNOWLEDGE THAT SUCH REGULATION S GDR, THE REGULATION S GDSs EVIDENCED HEREBY AND THE SHARES REPRESENTED THEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT AND AGREE FOR THE BENEFIT OF THE COMPANY AND THE DEPOSITARY THAT THIS REGULATION S GDR, THE REGULATION S GDSs EVIDENCED HEREBY AND THE SHARES REPRESENTED THEREBY MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE LAWS OF THE STATES, TERRITORIES AND POSSESSIONS OF THE UNITED STATES GOVERNING THE OFFER AND SALE OF SECURITIES AND, PRIOR TO THE EXPIRATION OF THE RESTRICTED PERIOD (DEFINED AS 40 DAYS AFTER THE LATER OF (I) THE COMMENCEMENT OF THE OFFERINGS OF (A) REGULATION S GDSs OUTSIDE THE UNITED STATES IN RELIANCE ON REGULATION S AND ANY OTHER APPLICABLE LAW IN TRANSACTIONS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT, (B) SHARES IN THE REPUBLIC OF KOREA IN RELIANCE ON REGULATION S AND (II) THE CLOSING DATE WITH RESPECT TO THE REGULATION S GDSs AND THE SHARES) ONLY (1) OUTSIDE THE UNITED STATES TO A PERSON OTHER THAN A U.S. PERSON (AS SUCH TERMS ARE DEFINED IN REGULATION S UNDER THE SECURITIES ACT) IN ACCORDANCE WITH RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT, (2) PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT.

            UPON THE EXPIRATION OF THE RESTRICTED PERIOD, THIS REGULATION S GDR, THE REGULATION S GDSs EVIDENCED HEREBY AND THE SHARES REPRESENTED BY REGULATION S GDSs SHALL NO LONGER BE SUBJECT TO THE RESTRICTIONS ON TRANSFER PROVIDED IN THIS LEGEND, PROVIDED THAT AT THE TIME OF SUCH EXPIRATION THE OFFER AND SALE OF THE REGULATION S GDSs EVIDENCED HEREBY AND THE SHARES REPRESENTED THEREBY BY THE HOLDER THEREOF IN THE UNITED STATES WOULD NOT BE RESTRICTED UNDER THE SECURITIES LAWS OF THE UNITED STATES OR ANY STATE, TERRITORY OR POSSESSION OF THE UNITED STATES.

            EACH HOLDER AND BENEFICIAL OWNER, BY ITS ACCEPTANCE OF THIS REGULATION S GDR OR BENEFICIAL INTEREST IN THE REGULATION S GDSs EVIDENCED HEREBY, AS THE CASE MAY BE, AT ANY TIME DURING THE RESTRICTED PERIOD, REPRESENTS THAT IT UNDERSTANDS AND AGREES TO THE FOREGOING RESTRICTIONS.

      Section 1.36 "Securities Exchange Act" shall mean the United States Securities Exchange Act of 1934, as from time to time amended.Section 1.37 "Shares" shall mean shares of Common Stock, par value Won 5,000 per share, of the Company, validly issued and outstanding, fully paid, nonassessable and issued free of any preemptive rights and may, if the Depositary so agrees after consultation with the Company, include evidence of the right to receive Shares; provided, however, that in no event shall Shares include evidence of the right to receive Shares with respect to which the full purchase price has not been paid or Shares as to which preemptive rights have theretofore not been validly waived or exercised; provided, further, that, if there shall occur any change in nominal or par value, split-up or consolidation, exchange, conversion or any other reclassification or event described in Section 4.11 in respect of the Shares, the term "Shares" shall thereafter, to the maximum extent permitted by law, represent the successor securities resulting from such change in nominal or par value, split-up or consolidation, exchange, conversion or any other such reclassification or event.

      Section 1.38 "Stock Market Division of the Korea Exchange" shall mean the Stock Market Division of the Korea Exchange and any successor thereto.

      Section 1.39 "Subsidiary" shall mean an entity in which the Company owns or otherwise controls, directly or indirectly through one or more intermediaries, 50% or more of the outstanding equity interests in such entity.

      Section 1.40 "United States" and "U.S." shall have the meaning assigned to it under Regulation S promulgated under the Securities Act.

      Section 1.41 "Won" shall mean the lawful currency of Korea.

                                   ARTICLE II

                      APPOINTMENT OF DEPOSITARY, BOOK-ENTRY
                       SYSTEM, FORM OF REGULATION S GDRS,
                   DEPOSIT OF SHARES, EXECUTION AND DELIVERY,
                   TRANSFER AND SURRENDER OF REGULATION S GDRS

      Section 2.01 Appointment of Depositary. The Company hereby appoints the Depositary as depositary for the Deposited Securities and hereby authorizes and directs the Depositary to act in accordance with the terms set forth in this Deposit Agreement. Each Holder and each Beneficial Owner, upon acceptance of any Regulation S GDSs (or any interest therein) issued in accordance with the terms of this Deposit Agreement, shall be deemed for all purposes to (a) be a party to and bound by the terms of this Deposit Agreement and (b) appoint the Depositary its attorney-in-fact, with full power to delegate, to act on its behalf and to take any and all actions contemplated in this Deposit Agreement, to adopt any and all procedures necessary to comply with applicable laws and to take such action as the Depositary in its sole discretion may deem necessary or appropriate to carry out the purposes of this Deposit Agreement (the taking of such actions to be the conclusive determinant of the necessity and appropriateness thereof).

      The Depositary has been advised by the Company that, as of the date hereof, the Company has established and existing with The Bank of New York an American depositary receipts facility which contemplates the issuance of American depositary shares traded on The New York Stock Exchange (the "ADR Facility"). The Regulation S GDR facility created pursuant to this Deposit Agreement is separate and distinct from the ADR Facility. The Regulation S GDSs issued hereunder are not fungible with the American depositary shares issued and outstanding under the ADR Facility and have securities identifiers that are separate and distinct from the securities identifiers for the American depositary shares issued and outstanding under the ADR Facility.

      The Depositary will issue and deliver Regulation S GDSs only under this Deposit Agreement. There is no guarantee that the Holders and Beneficial Owners hereunder will receive the same rights or entitlements as the holders and beneficial owners of depositary shares issued and outstanding under the ADR Facility. Neither the Depositary nor The Bank of New York have agreed and neither has any obligations under this Deposit Agreement or the deposit agreement for the ADR Facility to treat holders and beneficial owners of American depositary shares on the same terms as Holders and Beneficial Owners of the Regulation S GDSs or vice versa. The Regulation S GDSs are subject to limitations on transfer and cancellation and withdrawal during the Restricted Period.

      Section 2.02 Book-Entry System; Form and Transferability of Regulation S GDRs.

      (a) Euroclear and Clearstream Eligibility. The Company has applied to Euroclear and Clearstream for acceptance of the Regulation S GDSs into their respective book-entry settlement systems. If Euroclear and Clearstream agree to accept the application to admit the Regulation S GDRs into their respective book-entry settlement systems, the Regulation S GDSs will be evidenced by a single Master Regulation S GDR (the "Master Regulation S GDR"), which will be issued to and registered in the name of a common depository or other nominee for Euroclear and Clearstream, and may be held by such entity as common depository for Euroclear and Clearstream.

      The common depository or such other nominee will be the only Holder of record of all Regulation S GDSs. Settlement of the Regulation S GDSs will take place through Euroclear and Clearstream in accordance with customary settlement procedures of the relevant systems. Ownership of beneficial interests in the Master Regulation S GDR shall be shown on, and transfer of such ownership shall be effected only through, records maintained by (i) Euroclear or Clearstream or their respective nominees (with respect to Participants' interests) or (ii) Participants that have accounts with Euroclear or Clearstream, as the case may be. So long as the Regulation S GDSs are eligible for book-entry settlement with Euroclear and Clearstream, as the case may be, unless otherwise required by law, Regulation S GDSs shall be represented by the Master Regulation S GDR registered in the name of the common depository or other nominee of Euroclear and/or Clearstream.

      If, at any time when Regulation S GDSs are represented by the Master Regulation S GDR, Euroclear or Clearstream as the case may be, ceases to make their respective book-entry settlement systems available for such Regulation S GDSs, the Company shall consult with the Depositary regarding making other arrangements for book-entry settlement. If it is impracticable without undue effort or expense to continue to have the Regulation S GDSs available in book-entry form, the Company shall instruct the Depositary to make Regulation S GDR available to the Beneficial Owners of Regulation S GDSs in physical, certificated form, with such additions, deletions and modifications to this Deposit Agreement and the form of Regulation S GDR attached hereto as Exhibit A and subject to the requirements of any other documents, statements or certifications in connection therewith as the Company and the Depositary may, from time to time, agree. In the event of issuance of certificated Regulation S GDS, such Regulation S GDR may evidence any whole number of Regulation S GDSs.

      (b) Form of Regulation S GDR(s). The Regulation S GDRs shall be typewritten, in the case of the Master Regulation S GDR, and otherwise shall be engraved, lithographed, printed, or produced in such other form as may be agreed upon by the Company and the Depositary. Regulation S GDRs shall be issued only in denominations of any whole number of Regulation S GDSs. The Regulation S GDRs shall be substantially in the form set forth in Exhibit A to this Deposit Agreement, with appropriate insertions, modifications and omissions, in each case as otherwise contemplated in this Deposit Agreement or as required by applicable law. Regulation S GDRs shall be (i) dated, (ii) signed by the manual or facsimile signature of a duly-authorized signatory of the Depositary, (iii) countersigned by the manual or facsimile signature of a duly-authorized signatory of the Registrar, and (iv) registered in the books maintained by the Registrar for the registration of issuances and transfers of Regulation S GDRs. Provided that the Master Regulation S GDR shall not be required to be so countersigned. No Regulation S GDR and no Regulation S GDS evidenced thereby shall be entitled to any benefits under this Deposit Agreement or be valid or enforceable for any purpose against the Depositary or the Company, unless such Regulation S GDR shall have been so dated, signed, countersigned and registered. Regulation S GDRs bearing the manual or facsimile signature of any duly-authorized signatory of the Depositary or the Registrar, who was at the time of signature a duly-authorized signatory of the Depositary or the Registrar, as the case may be, shall bind the Depositary, notwithstanding that such signatory has ceased to be so authorized prior to the delivery of such Regulation S GDR by the Depositary. The Regulation S GDRs shall bear a CUSIP number that is different from any CUSIP number that was, is or may be assigned to any depositary receipts previously or subsequently issued pursuant to any other arrangement between the Depositary (or any other depositary) and the Company and which are not Regulation S GDRs issued hereunder.

      The Depositary shall maintain a register in which each Regulation S GDR so executed and delivered and the transfer of each such Regulation S GDR shall be registered.

      (c) Legends. The Master Regulation S GDR shall bear such legend(s) as may be required by Euroclear or Clearstream in order for the Regulation S GDSs to be accepted in their respective book-entry settlement systems and such other legends as the Company and the Depositary may agree from time to time. The Master Regulation S GDR shall provide that it shall represent the aggregate amount of Regulation S GDSs from time to time indicated in the records of the Depositary as being issued hereunder and that the aggregate amount of Regulation S GDSs represented thereby may from time to time be increased or decreased by making adjustments on such records of the Depositary and of Euroclear or Clearstream or their respective nominees as hereinafter provided.

      During the Restricted Period, the Regulation S GDRs will be endorsed with the Securities Act Legend. Such legend may be amended from time to time in accordance with Section 6.1 hereof. The Regulation S GDRs may be endorsed with or have incorporated in the text thereof such other legends or recitals or changes not inconsistent with this Deposit Agreement (i) as may be necessary to enable the Depositary to perform its obligations hereunder, (ii) as may be required to comply with any applicable law or regulations, or as may be required by Euroclear or Clearstream in order for the Regulation S GDSs to settle in or through their respective book-entry settlement systems or to conform with any laws or regulations, with the rules of any securities exchange or market on which the Regulation S GDSs may be traded, listed or quoted, or to conform with any usage with respect thereto, (iii) as may be necessary to indicate any special limitations or restrictions to which any particular Receipts are subject by reason of the date or manner of issuance of the underlying Deposited Securities or otherwise, including by reason of the issuance of Receipts or the underlying Deposited Securities in transactions exempt from the registration requirements of the Securities Act.

      (d) Title. Subject to any limitations set forth in the Regulation S GDR or in this Deposit Agreement, title to such Regulation S GDR (and to the Regulation S GDSs evidenced thereby) shall be transferable upon the same terms as in the case of a certificated security under the laws of the State of New York; provided that the Regulation S GDR has been properly endorsed or is accompanied by proper instruments of transfer. Notwithstanding any notice to the contrary, the Company and the Depositary may deem and treat the Holder of a Regulation S GDR (that is, the person in whose name a Regulation S GDR is registered on the books of the Depositary) as the absolute owner thereof for all purposes. Neither the Depositary nor the Company shall have any obligation or be subject to any liability under this Deposit Agreement or any Regulation S GDR to any holder of a Regulation S GDR or any Beneficial Owner unless such holder is the Holder of such Regulation S GDR on the books of the Depositary, or, in the case of a Beneficial Owner, such Beneficial Owner or the Beneficial Owner's representative is the Holder of such Regulation S GDSs registered on the books of the Depositary.

      Section 2.03 Deposit of Shares. Subject to the terms and conditions of this Deposit Agreement and applicable laws and regulations of Korea, the Depositary shall cause the Custodian to accept Shares or evidence of rights to receive Shares for deposit by (a) the Company or an Affiliate, but only in the case of the Initial Deposit or any distribution of Shares pursuant to Sections 4.02, 4.03, 4.04 or 4.11 of this Deposit Agreement (subject, in each case, to the terms of Section 5.08) or (b) any persons (other than the Company and its Affiliates), subject however, to prior delivery to the Depositary by or on behalf of the person acquiring beneficial ownership of the Regulation S GDSs to be issued in respect of such Shares of a duly completed and signed certification and agreement substantially in the form of Exhibit D-1 attached hereto, in each case by (i) in the case of Shares represented by certificates issued in registered form, delivery of the certificates evidencing the Shares accompanied by any appropriate instruments of transfer or endorsement in form satisfactory to the Custodian, (ii) in the case of Shares delivered by book-entry transfer, electronic transfer of Shares to the account maintained by the Custodian for such purpose or (iii) delivery to the Custodian of evidence satisfactory to the Custodian that irrevocable instructions have been given to cause such Shares to be transferred to such account, in any case accompanied by delivery to the Custodian or the Depositary, as the case may be, of (x) a written order, from or on behalf of such person directing the Depositary to execute and deliver to, or upon the written order of, the person or persons stated in such order a Regulation S GDR(s) (if certificated Regulation S GDRs are then available pursuant to Section 2.02), or make such adjustment to its records, as contemplated by Section 2.02, for the number of Regulation S GDSs representing such deposited Shares, (y) any payments, including the charges of the Depositary for the making of deposits and the issuance of Regulation S GDSs (as set forth in Exhibit B hereto), and documents required under this Deposit Agreement and
(z) such other documentation as the Depositary and the Company may require.

      Notwithstanding the foregoing, to the extent the laws or regulations of Korea require the consent of the Company for a deposit of outstanding Shares with the Custodian as contemplated by this Section 2.03 (each such deposit a, "Proposed Deposit"), no Proposed Deposit shall be accepted for deposit under this Deposit Agreement other than from the Company unless the Depositary shall have received such consent of the Company with respect to such Proposed Deposit; provided, however, that such consent shall be deemed to have been given to the Depositary with respect to all Proposed Deposits as long as the number of Shares subject to the Proposed Deposit does not exceed the difference between: (i) the aggregate number of Shares deposited by the Company or by any persons with the consent of the Company for the issuance of Regulation S GDSs (including the Initial Deposit, any subsequent deposit of any Shares of the Company (including evidence of rights to receive Shares) which have been newly issued by the Company for deposit under this Deposit Agreement and any distribution of Shares or other Deposited Securities pursuant to Sections 4.02, 4.03, 4.04, 4.05, and
4.11 hereof); and, (ii) the number of Shares on deposit with the Custodian for the benefit of the Depositary at the time of such Proposed Deposit.

      As a condition of accepting Shares for deposit, the Depositary may require that the person making such deposit furnish, whether or not any register of shareholders of the Company (or that maintained by the Foreign Registrar) is closed, (a) an agreement, assignment, or other instrument satisfactory to the Depositary or the Custodian, that provides for the prompt transfer by the person in whose name the Shares are registered to the Custodian or its nominee of any distribution or right to subscribe for additional Shares or to receive other property in respect of such deposited Shares, or in lieu thereof, such agreement of indemnity or other agreement as shall be satisfactory to the Depositary or the Custodian, and (b) if the Shares are registered in the name of the person presenting them, or on whose behalf they are presented, for deposit, a proxy or proxies entitling the Custodian to vote such deposited Shares for any and all purposes until the Shares so deposited are registered in the name of the Custodian or its nominee.

      The Depositary and the Custodian shall refuse to accept Shares for deposit whenever notified, as hereafter provided, that the Company has restricted transfer of such Shares to comply with any ownership restrictions referred to in
Section 3.05 or under applicable laws. The Company shall notify the Depositary and the Custodian in writing with respect to any such restrictions on transfer of its Shares for deposit hereunder or transfer of Regulation S GDRs to any Holder.

      The Depositary agrees to instruct the Custodian to place all Shares and any other securities that are Deposited Securities accepted for deposit under this Deposit Agreement into an account or accounts that are segregated and separate from the account in which any Shares and such other securities of the Company may be held by such Custodian under any other depositary receipt facility pursuant to which depositary receipts evidencing depositary shares representing Shares are issued.

      No Share shall be accepted for deposit unless accompanied by evidence, if any is required by the Depositary, that is reasonably satisfactory to the Depositary or the Custodian that all conditions to such deposit have been satisfied by the person depositing such Shares under the laws and regulations of Korea and any necessary approval has been granted by any governmental body in Korea, if any, which is then performing the function of the regulator of currency exchange. The Depositary may issue Regulation S GDSs against evidence of rights to receive Shares from the Company, any agent of the Company or any custodian, registrar, transfer agent, clearing agency or other entity involved in ownership or transaction records in respect of the Shares. Such evidence of rights shall consist of written blanket or specific guarantees of ownership of Shares furnished by the Company or any such custodian, registrar, transfer agent, clearing agency or other entity involved in ownership or transaction records in respect of the Shares.

      Without limitation of the foregoing, the Depositary shall not knowingly accept for deposit under this Deposit Agreement any Shares or other Deposited Securities required to be registered pursuant to the provisions of the Securities Act, unless a registration statement under the Securities Act is in effect as to such Shares or other Deposited Securities, or any Shares or Deposited Securities the deposit of which would violate any provisions of the Articles of Incorporation of the Company. The Depositary will comply with written instructions of the Company (received by the Depositary reasonably in advance) not to accept for deposit hereunder any Shares identified in such instructions at such times and under such circumstances as may reasonably be specified in such instructions in order to facilitate the Company's compliance with the securities laws of the U.S.

      At the request, risk and expense of any holder of Shares, and for the account of such holder, the Depositary may receive Shares to be deposited or evidence that Shares have been transferred electronically or through book-entry or that irrevocable instructions have been given to cause the transfer of such Shares to the account of the Custodian, together with the other orders, instruments and evidence herein specified, for the purpose of forwarding such orders, instruments and evidence to the Custodian hereunder.

      Upon each delivery to a Custodian of Shares (or other Deposited Securities pursuant to Section 4.02, 4.03, 4.04, 4.05, and 4.11) to be deposited hereunder together with the other documents above specified, such Custodian shall, as soon as transfer and recordation can be accomplished, transfer and record the Shares being deposited in the name of the Depositary or, subject to applicable law, its nominee on the shareholders' register or the books of the CSD, if applicable. Deposited Securities shall be held by the Depositary or by a Custodian for the account and to the order of the Depositary, or at such other place or places as the Depositary shall determine, subject to the applicable laws of Korea.

      Notwithstanding anything else contained in this Deposit Agreement, the Depositary shall not be required to accept for deposit or maintain on deposit with the Custodian (a) any fractional Shares or fractional Deposited Securities or (b) any number of Shares or Deposited Securities which, upon application of the ratio of Regulation S GDSs to Deposited Securities, would give rise to fractional Regulation S GDSs.

      Section 2.04 Registration of Shares. The Depositary shall instruct the Custodian upon each delivery of certificates representing registered Shares being deposited hereunder with the Custodian (or other Deposited Securities pursuant to Article IV hereof), together with the other documents above specified, to present such certificate(s), together with the appropriate instrument(s) of transfer or endorsement, duly stamped, to the Foreign Registrar for transfer and registration of the Shares (as soon as transfer and registration can be accomplished and at the expense of the person for whom the deposit is made) in the name of the Depositary, the Custodian or a nominee of either. Deposited Securities shall be held by the Depositary or by a Custodian for the account and to the order of the Depositary or a nominee in each case on behalf of the Holders and Beneficial Owners, at such place or places as the Depositary or the Custodian shall determine.

      Section 2.05 Execution and Delivery of Regulation S GDRs. Upon receipt by a Custodian of a deposit pursuant to Section 2.03 hereunder and a proper acknowledgment or other evidence (i) from the Company (or the appointed agent of the Company for transfer and registration of Shares), reasonably satisfactory to the Depositary that any Deposited Securities are properly recorded upon the shareholders' register of the Company (or such agent) maintained for that purpose in the name of the Depositary or (ii) where such deposit is made by entry in the books of a CSD, from such CSD that any Deposited Securities have been recorded upon the books of such CSD in the name of the Depositary, together with the other documents required as above specified, such Custodian shall be required to notify the Depositary of such deposit and recordation and the person or persons to whom or upon whose written order the Regulation S GDR(s) are deliverable in respect thereof and the number of Regulation S GDS(s) to be evidenced thereby. Such notification may be made by letter, cable, telex, SWIFT message or, at the request, risk and expense of the person making the deposit, by facsimile or other means of electronic transmission.

Upon receiving such notice from such Custodian, the Depositary or its agent subject to the terms and conditions of this Deposit Agreement, shall execute and deliver at its Principal New York Office to or upon the order of the person or persons named in the notice delivered to the Depositary Regulation S GDR(s) registered in the name or names requested in such notice and evidencing the aggregate number of Regulation S GDS(s) to which such person is entitled, but only upon payment to the Depositary of the fee of the Depositary and all taxes and governmental charges and fees payable in connection with such deposit and the transfer of the deposited Shares. Nothing herein shall prohibit any Pre-Release Transaction upon the terms set forth in this Deposit Agreement or any other agreement between the Depositary and the Company.

      The Depositary shall neither execute nor deliver a Regulation S GDR nor adjust its records in respect of any deposit of Shares (other than (i) a distribution of Shares pursuant to Sections 4.02, 4.03 or 4.11, (ii) a deposit of Shares issued upon exercise of rights pursuant to Section 4.04 or (iii) a deposit of Shares upon the terms contemplated in Section 5.08) unless a written certification and agreement in substantially the form appearing as Exhibit D-1 (except in the case of the Initial Deposit) is provided to the Depositary by or on behalf of the person who will be the Beneficial Owner of the Regulation S GDSs issued.

      Section 2.06 Transfer, Combination and Split-up of Regulation S GDRs.

      (a) Transfer. The Registrar shall, without unreasonable delay, register the transfer of Regulation S GDRs (and of the Regulation S GDSs represented thereby) on the books maintained for such purpose, upon any surrender of such Regulation S GDRs by the Holder thereof in person or by duly authorized attorney, properly endorsed or accompanied by proper instruments of transfer (including signature guarantees in accordance with standard industry practice) and duly stamped as may be required by any applicable law; provided, however, that the Registrar shall refuse to register any transfer of Regulation S GDRs if such registration would cause the total number of Shares represented by Regulation S GDSs evidenced by Regulation S GDRs held by any Holder to exceed the number of Shares as determined by the Company in order to comply with the ownership restrictions referred to in Section 3.05 and notified in writing, from time to time, to the Registrar.

Thereupon the Depositary shall cancel such Regulation S GDRs and execute new Regulation S GDRs evidencing the same aggregate number of Regulation S GDSs as those evidenced by the Regulation S GDRs canceled by the Depositary, shall cause the Registrar to countersign such new Regulation S GDRs, and shall Deliver such new Regulation S GDRs to or upon the order of the person entitled thereto if each of the following conditions has been satisfied: (i) the Regulation S GDRs have been duly Delivered by the Holder (or by a duly-authorized attorney of the Holder) to the Depositary at its Principal New York Office for the purpose of effecting a transfer thereof, (ii) the surrendered Regulation S GDRs have been properly endorsed or are accompanied by proper instruments of transfer (including signature guarantees in accordance with standard securities industry practice), (iii) the surrendered Regulation S GDRs have been duly stamped (if required by the laws of the State of New York or of the U.S.), (iv) all applicable fees and charges of, and expenses incurred by, the Depositary and all applicable taxes and governmental charges (as are set forth in Section 5.05 and Exhibit B hereto) have been paid, and (v) the Depositary has received such certifications and agreements as the Depositary and the Company may require in order to comply with applicable laws and the restrictions on transfer, prior to the termination of the Restricted Period, subject, however, in each case, to the terms and conditions of the applicable Regulation S GDRs, of this Deposit Agreement and of applicable law, in each case as in effect at the time thereof.

      (b) Combination & Split-Up. The Depositary, subject to the terms and conditions of this Deposit Agreement, shall upon surrender of Regulation S GDRs for the purpose of effecting a split-up or combination of such Regulation S GDRs (and of the Regulation S GDSs represented thereby), execute and deliver new Regulation S GDRs for the number of Regulation S GDSs in the name of the same Holder for any authorized number of Regulation S GDSs requested, evidencing the same class and aggregate number of Regulation S GDSs as the Regulation S GDRs surrendered.

      (c) Legends. The Regulation S GDRs executed and delivered upon any such transfer, split-up or combination shall bear the Securities Act Legend if at the time of delivery the restrictions contained therein are applicable, as determined by the Company and the Depositary from time to time.

      Section 2.07 Surrender of Regulation S GDRs and Withdrawal of Deposited Securities. Subject to receipt of confirmation of listing of Shares on the Stock Market Division of the Korea Exchange, upon (i) surrender of Regulation S GDRs at the Principal London Office or Principal New York Office of the Depositary if the book-entry settlement system is not then available for Regulation S GDSs or
(ii) receipt by the Depositary at the Principal New York Office of written instructions from a Participant of Euroclear or Clearstream or its nominee, as the case may be, on behalf of any Beneficial Owner together with a corresponding credit to the Depositary's account at Euroclear or Clearstream for the Regulation S GDSs so surrendered, if the book-entry settlement system is then available for Regulation S GDSs, in either case for the purpose of withdrawal of the Deposited Securities represented thereby, and upon receipt of (x) payment of all fees and charges, including the fees and charges of the Depositary for the making of withdrawals of Deposited Securities and cancellation of Regulation S GDSs (as set forth in Exhibit B hereto), governmental charges and taxes payable in connection with such surrender and withdrawal, (y) instructions of the Holder or Participant and (z) the written certification and agreement hereinafter referred to, subject to the terms and conditions of this Deposit Agreement, the clearing procedures of CSD, the Articles of Incorporation of the Company, to the provisions of or governing the Deposited Securities and applicable laws, the Holder of such Regulation S GDR acting for itself or on behalf of the Beneficial Owner or Participant, as the case may be, shall be entitled to physical delivery, to him or upon his order, or to electronic delivery (during the Restricted Period, only through CSD or institutions having accounts with CSD to an account outside the U.S.) to an account designated by such Participant, Beneficial Owner or Holder, as the case may be, as permitted by applicable law, of the amount of Deposited Securities at the time represented by the Regulation S GDS surrendered for such purpose. Such delivery of Deposited Securities shall be made, as hereinafter provided, without unreasonable delay.

      During the Restricted Period, no Deposited Securities shall be delivered as provided herein unless such written order shall be accompanied by an accurately and fully completed, signed certification and agreement in substantially the form of Exhibit D-2 hereto (in the case of the Initial Deposit) or Exhibit D-3 hereto (in the case of a subsequent offering of Regulation S GDSs). After the Restricted Period, delivery of Deposited Securities upon surrender of Regulation S GDSs as provided herein may also be subject to delivery to the Depositary of such written certification and agreement as the Company and Depositary may require. A Regulation S GDR surrendered may be required by the Depositary to be endorsed in blank or accompanied by properly executed instruments of transfer in blank.

      Upon satisfaction of each of the conditions above specified, the Depositary (i) shall cancel the Regulation S GDSs Delivered to it (and, if applicable, the Regulation S GDRs evidencing the Regulation S GDSs so Delivered), (ii) shall direct the Registrar to record the cancellation of the Regulation S GDSs so Delivered, and (iii) shall direct the Custodian to Deliver (without unreasonable delay) at the Custodian's designated office the Deposited Securities represented by the Regulation S GDSs so canceled together with any certificate or other document of title for the Deposited Securities, or evidence of the electronic transfer thereof (if available), as the case may be, to or upon the written order of the person(s) designated in the order delivered to the Depositary for such purpose, subject however, in each case, to the terms and conditions of this Deposit Agreement, of the Regulation S GDRs evidencing the Regulation S GDSs so canceled, of the Articles of Incorporation of the Company, of applicable laws and of the rules of CSD, and to the terms and conditions of or governing the Deposited Securities, in each case as in effect at the time thereof.

      Notwithstanding anything else contained in any Regulation S GDR or this Deposit Agreement, the Depositary may make delivery at the Principal New York Office of the Depositary of (i) any cash dividends or cash distributions, or
(ii) any proceeds from the sale of any distributions of shares or rights, which are at the time held by the Depositary in respect of the Deposited Securities represented by the Regulation S GDSs surrendered for cancellation and withdrawal. At the request, risk and expense of any Holder so surrendering Regulation S GDSs, and for the account of such Holder, the Depositary shall direct the Custodian to forward (to the extent permitted by law) any cash or other property (other than securities) held by the Custodian in respect of the Deposited Securities represented by such Regulation S GDSs to the Depositary for delivery at the Principal New York Office of the Depositary. Such direction shall be given by letter or, at the request, risk and expense of such Holder, by cable, telex or facsimile transmission.

      The Depositary shall not accept for surrender Regulation S GDSs representing less than one Share. In the case of delivery to it of Regulation S GDSs representing a number other than a whole number of Shares, the Depositary shall cause ownership of the appropriate whole number Shares to be delivered in accordance with the terms hereof, and shall, at the discretion of the Depositary, either (i) return to the person surrendering such Regulation S GDSs the number of Regulation S GDSs representing any remaining fractional Share, or
(ii) sell or cause to be sold the fractional Share represented by the Regulation S GDSs so surrendered and remit the proceeds of such sale (net of (a) applicable fees and charges of, and expenses incurred by, the Depositary and (b) taxes withheld) to the person surrendering the Regulation S GDSs.

      Section 2.08 Limitations on Execution and Delivery, Transfer, Etc., of Regulation S GDRs; Suspension of Delivery, Transfer, Etc. As a condition precedent to the execution and delivery, registration, registration of transfer, split-up, combination or surrender of any Regulation S GDR, the delivery of any distribution thereon or withdrawal of any Deposited Securities, the Depositary or the Custodian may require from the Holder, the presenter of a Regulation S GDR, the Beneficial Owner, the depositor of Shares or the presenter of written instructions to adjust the Depositary's records (i) payment of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Shares being deposited or withdrawn) and payment of any fees and charges of the Depositary set forth in Exhibit B to this Deposit Agreement;
(ii) compliance with (a) any laws or governmental regulations relating to Regulation S GDRs or Regulation S GDSs or to the withdrawal of Deposited Securities and (b) such reasonable procedures as the Depositary and the Company may establish consistent with the provisions of this Deposit Agreement; and
(iii) production of proof satisfactory to it as to the identity and genuineness of any signature appearing on any form, certification or other document delivered to the Depositary in connection with this Deposit Agreement, including but not limited to, in the case of Regulation S GDRs, a signature guarantee in accordance with industry practice.

      The issuance and delivery of Regulation S GDSs against, or adjustments in the records of the Depositary to reflect, deposits of Shares generally or deposits of particular Shares may be suspended or withheld, or the registration of transfer of Regulation S GDRs in particular instances may be refused, or the registration of transfers generally may be suspended, or the surrender of outstanding Regulation S GDSs for the purpose of withdrawal of Deposited Securities may be suspended or refused, during any period when the transfer books of the Depositary, the shareholders' register of the Company (or the appointed agent of the Company for the transfer and registration of Shares) or the books of the CSD are closed, or if any such action is deemed necessary or advisable by the Company, the Depositary or the CSD, in good faith, at any time or from time to time.

      Notwithstanding anything herein to the contrary, after the Restricted Period, a Holder is entitled to withdraw Deposited Securities subject only to
(i) temporary delays caused by closing the transfer books of the Depositary or the Company or the deposit of Shares in connection with voting at a shareholder's meeting or the payment of dividends, (ii) the payment of fees, taxes and similar charges to the Depositary, and (iii) compliance with any laws or governmental regulations relating to Regulation S GDRs or to the withdrawal of Deposited Securities.

      Section 2.09 Lost Regulation S GDRs, Etc. In case any Regulation S GDR shall be mutilated, destroyed, lost or stolen, the Depositary shall execute, register and deliver a new Regulation S GDR of like tenor at the expense of the Holder (a) in the case of a mutilated Regulation S GDR, in exchange of and substitution for such mutilated Regulation S GDR upon cancellation thereof, or
(b) in the case of a destroyed, lost or stolen Regulation S GDR, in lieu of and in substitution for such destroyed, lost or stolen Regulation S GDR, after the Holder thereof (i) has submitted to the Depositary a written request for such exchange and substitution before the Depositary has notice that the Regulation S GDR has been acquired by a bona fide purchaser, (ii) has provided such security or indemnity (including an indemnity bond) as may be required by the Depositary to save it and any of its agents harmless, and (iii) has satisfied any other reasonable requirements imposed by the Depositary, including, without limitation, evidence reasonably satisfactory to the Depositary of such destruction, loss or theft of such Regulation S GDR, the authenticity thereof and the Holder's ownership thereof.

      Section 2.10 Cancellation and Destruction of Surrendered Regulation S GDRs; Maintenance of Records. All Regulation S GDRs physically surrendered to the Depositary shall be canceled by the Depositary. Canceled Regulation S GDRs shall not be entitled to any benefits under this Deposit Agreement or be valid or enforceable for any purpose. The Depositary is authorized to destroy Regulation S GDRs so canceled. Any Regulation S GDSs held in book-entry form shall be deemed canceled when the Depositary causes the number of Regulation S GDSs evidenced by the Master Regulation S GDR to be reduced by the number of Regulation S GDSs surrendered (without the need to physically destroy the Master Regulation S GDR).

      The Depositary agrees to maintain records of all Regulation S GDRs surrendered and Deposited Securities withdrawn under Section 2.07, of substitute Regulation S GDRs delivered under Section 2.09 and of Regulation S GDRs canceled or destroyed under Section 2.08, in keeping with procedures ordinarily followed by stock transfer agents located in The City of New York.

      Section 2.11 Partial Entitlement Regulation S GDSs. In the event any Shares are deposited which entitle the holders thereof to receive a per-share distribution or other entitlement in an amount different from the Shares then on deposit (the Shares then on deposit collectively, "Full Entitlement Shares" and the Shares with different entitlement, "Partial Entitlement Shares"), the Depositary shall (i) cause the Custodian to hold Partial Entitlement Shares separate and distinct from Full Entitlement Shares, and (ii) subject to the terms of this Deposit Agreement, issue Regulation S GDSs and deliver Regulation S GDRs representing Partial Entitlement Shares which are separate and distinct from the Regulation S GDSs and Regulation S GDRs representing Full Entitlement Shares, by means of separate CUSIP numbering and legending (if necessary) ("Partial Entitlement Regulation S GDSs" and "Full Entitlement Regulation S GDSs," respectively). When Partial Entitlement Shares become Full Entitlement Shares, the Depositary shall (a) cause the Custodian to transfer the Partial Entitlement Shares into the account of the Full Entitlement Shares, (b) take such actions as are necessary to remove the distinctions between (i) the Partial Entitlement Regulation S GDRs and GDSs, on the one hand, and (ii) the Full Entitlement Regulation S GDRs and GDSs on the other and (c) give notice thereof to the Holders of Partial Entitlement Regulation S GDSs and give Holders of Partial Entitlement Regulation S GDSs the opportunity to exchange such Partial Entitlement Regulation S GDSs for Full Entitlement Regulation S GDSs. Holders and Beneficial Owners of Partial Entitlement GDSs shall be entitled only to the entitlements of Partial Entitlement Shares. Holders and Beneficial Owners of Full Entitlement GDSs shall be entitled only to the entitlements of Full Entitlement Shares. All provisions and conditions of this Deposit Agreement shall apply to Partial Entitlement Regulation S GDRs and GDSs to the same extent as Full Entitlement Regulation S GDRs and GDSs, except as contemplated by this
Section 2.11. The Depositary is authorized to take any and all other actions as may be necessary (including, without limitation, making the necessary notations on Regulation S GDRs) to give effect to the terms of this Section 2.11. The Company agrees to give timely written notice to the Depositary if any Shares issued or to be issued are Partial Entitlement Shares and shall assist the Depositary with the establishment of procedures enabling the identification of Partial Entitlement Shares upon delivery to the Custodian.

                                   ARTICLE III

                       CERTAIN OBLIGATIONS OF HOLDERS AND
                     BENEFICIAL OWNERS OF REGULATION S GDSS

      Section 3.01 Proofs, Certificates and Other Information. Any person presenting Shares for deposit, any Holder or any Beneficial Owner may be required and every Holder and Beneficial Owner agrees, from time to time (a) to provide to the Depositary and the Custodian such proof of citizenship or residence, taxpayer status, payment of all applicable taxes or other governmental charges, exchange control approval, legal or beneficial ownership of Regulation S GDSs and Deposited Securities, compliance with all applicable laws and the terms of this Deposit Agreement, and the provisions of, or governing, the Deposited Securities, and (b) to execute such certifications and to make such representations and warranties and to provide such other information and documentation (or, in the case of Shares in registered form presented for deposit, such information relating to the registration on the books of the Company or on the shareholders' register of the Company ) as the Depositary or the Custodian may deem reasonably necessary or proper or as the Company may reasonably require by written request to the Depositary consistent with its obligations under this Deposit Agreement and the applicable Regulation S GDR(s). The Depositary and the Registrar, as applicable, may withhold the execution or delivery or registration of transfer of any Regulation S GDR, or the distribution or sale of any dividend or distribution of rights or of the net proceeds of the sale thereof or the delivery of any Deposited Securities, until such proof or other information is filed or such certifications are executed, or such representations and warranties are made, or such other documentation or information is provided, in each case to the Depositary's, the Registrar's and the Company's satisfaction. The Depositary shall, at the Company's request, provide the Company, in a timely manner, with copies or originals if necessary and appropriate of (i) any such proofs of citizenship or residence, taxpayer status, or exchange control approval or written representations and warranties which it receives from Holders and Beneficial Owners, and (ii) any other information or documents which the Company may reasonably request and which the Depositary shall request and receive from any Holder or Beneficial Owner or any person presenting Shares for deposit or Regulation S GDSs for cancellation, transfer or withdrawal. Except to the extent that information is readily accessible from the records of the Depositary, the Depositary shall not be required to (i) obtain any information for the Company if not provided by the Holders or Beneficial Owners, or (ii) verify or vouch for the accuracy of the information so provided by the Holders or Beneficial Owners.

      Section 3.02 Liability of Holders and Beneficial Owners for Taxes and Other Charges. If any Korean or other tax or governmental charge shall become payable with respect to any Regulation S GDR or any Deposited Securities or Regulation S GDS, such tax or other governmental charge shall be payable by the Holder of such Regulation S GDRs to the Depositary and any Beneficial Owner of such Receipt shall be liable to the Holder therefor. The Depositary may refuse, and the Company shall be under no obligation, to effect any registration of transfer of all or part of such Regulation S GDRs or to execute and deliver any new Regulation S GDRs or to permit any deposit or, any withdrawal of Deposited Securities represented by the Regulation S GDSs evidenced thereby until such payment is made, and may withhold any dividends or other distributions, or may sell for the account of the Holder thereof any part or all of the Deposited Securities represented by the Regulations S GDSs evidenced by such Regulation S GDRs, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge, the Holder and the Beneficial Owner of such Regulation S GDRs remaining liable for any deficiency.

      Section 3.03 Representations and Warranties on Deposit, Transfer, Surrender and Withdrawal of Shares or Regulation S GDRs. Each person depositing Shares under this Deposit Agreement shall be deemed thereby to represent and warrant that (i) such Shares (and the certificates therefor) are duly authorized, validly issued, outstanding, fully paid, nonassessable, and legally obtained by such person, (ii) all preemptive (and similar) rights, if any, with respect to such Shares have been validly waived or exercised, (iii) the person making such deposit is duly authorized so to do, (iv) the Shares presented for deposit are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim, and (v) the Shares presented for deposit have not been stripped of any rights or entitlements, and are not, and the Regulation S GDSs will not be, "Restricted Securities" (under the Securities Act). Such representations and warranties shall survive the deposit and withdrawal of Shares and the issuance and cancellation of Regulation S GDSs in respect thereof and the transfer of such Regulation S GDSs. If any such representations or warranties are false in any way, the Company and the Depositary shall be authorized, at the cost and expense of the person depositing Shares, to take any and all actions necessary to correct the consequences thereof.

      Each person depositing Shares, taking delivery of or transferring Regulation S GDSs or any beneficial interest therein, or surrendering Regulation S GDSs or any beneficial interest therein and withdrawing Shares under this Deposit Agreement shall be deemed thereby to acknowledge that the Regulation S GDRs, the Regulation S GDSs evidenced thereby and the Shares represented thereby have not been and will not be registered under the Securities Act, and may not be offered, sold, pledged or otherwise transferred except in accordance with the restrictions on transfer set forth in the Securities Act Legend, and such person shall be deemed thereby to represent and warrant that such deposit, transfer or surrender or withdrawal complies with the foregoing restrictions. Such representations and warranties shall survive any such deposit, transfer or surrender or withdrawal of the Shares or the Regulation S GDRs or any beneficial interest therein.

      Section 3.04 Compliance with Information Requests. The Company or the Depositary may from time to time request Holders or former Holders to provide information as to the capacity in which they hold or held Regulation S GDRs and regarding the identity of any other persons then or previously interested in such Regulation S GDRs and the nature of such interest and various other matters. Each such Holder agrees to provide any such information reasonably requested by the Company or the Depositary pursuant to this Section whether or not still a Holder at the time of such request. The Depositary agrees to use its reasonable efforts to comply with written instructions received from the Company requesting that the Depositary forward any such requests to such Holders and to the last known address, if any, of such former Holders and to forward to the Company any responses to such requests received by the Depositary, and to use its reasonable efforts, at the Company's request and expense, to assist the Company in obtaining such information with respect to the Regulation S GDSs evidenced by Regulation S GDRs; provided that nothing herein shall be interpreted as obligating the Depositary to provide or obtain any such information not provided to the Depositary by such Holders or former Holders.

      Section 3.05 Ownership Restrictions. Notwithstanding any other provision in this Deposit Agreement, the Company may restrict transfers of the Shares where such transfer might result in ownership of Shares exceeding certain limits under applicable law or under the Company's Articles of Incorporation. The Company may also restrict, in such manner as it deems appropriate, transfers of Regulation S GDSs where such transfer would result in the total number of Shares represented by the Regulation S GDSs beneficially owned by a single Holder or Beneficial Owner, when aggregated with all other Shares beneficially owned by such Holder or Beneficial Owner (including Shares beneficially owned by affiliated owner or beneficial owner) to exceed four (4) percent of the aggregate number of shares with voting rights of the Company issued and outstanding, or any other limits under the Articles of Incorporation of the Company or applicable law with respect to which the Company may, from time to time, notify the Depositary. The Company, may, in its sole discretion, instruct the Depositary to take action with respect to the beneficial ownership of any Holder or Beneficial Owner who holds Regulation S GDSs in excess of the limitation set forth in the preceding sentence, including but not limited to, the imposition of restrictions on the withdrawal of Shares represented by Regulation S GDSs, the removal or limitation of voting rights or the mandatory sale or disposition on behalf and for the account of a Holder or Beneficial Owner of the Shares represented by the Regulation S GDSs held by such Holder or Beneficial Owner in excess of such limitations (and the cancellation of such Regulation S GDSs), if and to the extent such disposition is permitted by applicable law. Each Holder and Beneficial Owner agrees to file reports to the extent and in the form required by Korean law and regulations as may be in effect from time to time. Nothing herein shall be interpreted as obligating the Depositary or the Company to ensure compliance with the ownership restrictions described in this Section 3.05. In addition, Korean laws and regulations may require beneficial owners of the voting share capital of Korean companies, including the Beneficial Owners, to satisfy certain reporting requirements or obtain regulatory approval in certain circumstances. Beneficial Owners are solely responsible for complying with such requirements. Neither the Depositary nor the Custodian, nor the Company, nor any of their respective agents or affiliates shall be required to take any actions whatsoever on behalf of such Beneficial Owners to comply with such reporting requirements or regulatory approvals under Korean law.

                                   ARTICLE IV

                            THE DEPOSITED SECURITIES

      Section 4.01 Cash Distributions. Whenever the Depositary or the Custodian shall receive any cash dividend or other cash distribution by the Company on any Deposited Securities, the Depositary shall, if at the time of receipt thereof any amounts received in Foreign Currency can in the judgment of the Depositary (pursuant to Section 4.08 hereof) be converted on a practical basis into Dollars transferable to the U.S. promptly convert, or cause to be converted, such dividend or distribution or proceeds into Dollars (on the terms described in

Section 4.08), establish a record date in accordance with Section 4.09 hereof (if applicable), and distribute promptly the amount thus received (net of (a) the applicable fees and charges of, and expenses incurred by, the Depositary and
(b) taxes withheld) to the Holders entitled thereto in proportion to the number of Regulation S GDSs representing such Deposited Securities held by them respectively, subject to applicable Korean laws and regulations and the provisions of Section 4.08 of this Deposit Agreement provided, however, that in the event that the Company, the Custodian or the Depositary shall be required to withhold and does withhold from any cash dividend or other cash distribution in respect of any Deposited Securities an amount on account of taxes or other governmental charges, the amount distributed to the Holders in respect of Regulation S GDSs representing such Deposited Securities shall be reduced accordingly. The Depositary shall distribute only such amount, however, as can be distributed without attributing to any Holder a fraction of one cent, and any balance not so distributable shall be held by the Depositary (without liability for interest thereon) and shall be added to and become part of the next sum received by the Depositary for distribution to Holders then outstanding. The Company or its agent or the Depositary or its agent, as appropriate, will remit to the appropriate governmental authority or agency in Korea or any other relevant jurisdiction all amounts withheld and owing to such authority or agency. The Depositary will forward to the Company or its agent such information from its records as the Company may reasonably request to enable the Company or its agent to file necessary reports with governmental authorities or agencies.

      Section 4.02 Distributions in Shares. If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, Shares, the Custodian shall be required, subject to applicable law, to accept such Shares for deposit pursuant to this Deposit Agreement and, upon receipt of confirmation of such deposit, the Depositary shall (subject to Section 5.05) either (i) distribute to the Holders of outstanding Regulation S GDRs entitled thereto, in proportion to the number of Regulation S GDSs representing Deposited Securities held by them respectively, additional Receipts for an aggregate number of Regulation S GDSs representing the number of Shares received as such dividend or free distribution, or (ii) reflect on the records of the Depositary such increase in the aggregate number of Regulation S GDSs representing the aggregate number of Shares so received, in either case, after deduction or upon payment of the fees and expenses of the Depositary. If for any reason (including any requirement that the Company or the Depositary withhold an amount on account of taxes or other governmental charges or that such Shares must be registered under the Securities Act in order to be distributed to Holders) the Depositary deems such distribution not to be commercially feasible, the Depositary may, after consultation with the Company, adopt such method as it may deem commercially feasible for the purpose of effecting such distribution, including the sale (at public or private sale) of the Shares thus received, or any part thereof, and the net proceeds of any such sale shall be distributed by the Depositary to the Holders entitled thereto as in the case of a distribution received in cash. In lieu of issuing Regulation S GDRs for fractional Regulation S GDSs in any such case, the Depositary shall sell the number of Shares represented by the aggregate of such fractions and distribute the net proceeds in dollars. To the extent that new Regulation S GDSs representing such Shares are not created and such Shares are not sold or otherwise distributed in accordance with this Section, each Regulation S GDSs shall thenceforth also represent such additional Shares distributed upon the Deposited Securities represented thereby.

      Section 4.03 Elective Distributions. Subject to applicable Korean law, whenever the Company intends to make a distribution payable at the election of the holders of Shares in cash or in additional Shares other than as provided in Sections 4.01 or 4.02, the Company shall give timely notice thereof to the Depositary stating whether or not it wishes such elective distribution to be made available to Holders of Regulation S GDSs. Upon timely receipt of notice indicating that the Company wishes such elective distribution to be made available to Holders of Regulation S GDSs, the Depositary shall consult with the Company to determine, and the Company shall assist the Depositary in its determination, whether it is lawful and commercially feasible to make such elective distribution available to the Holders of Regulation S GDSs. The Depositary shall make such elective distribution available to Holders only if
(i) the Company shall have timely requested that the elective distribution be made available to Holders, (ii) the Depositary shall have determined that such distribution is commercially feasible and (iii) the Depositary shall have received satisfactory documentation within the terms of Section 5.08. If the above conditions are not satisfied, the Depositary shall, to the extent permitted by law, distribute to the Holders, on the basis of the same determination as is made in Korea in respect of the Shares for which no election is made, either (X) cash upon the terms described in Section 4.01 or (Y) additional Regulation S GDSs representing such additional Shares upon the terms described in Section 4.02 (provided that in the case of (Y), the Shares have been deposited pursuant to Section 4.02). If the above conditions are satisfied, the Depositary shall establish a record date (on the terms described in Section 4.09) and establish procedures to enable Holders to elect the receipt of the proposed distribution in cash or in additional Regulation S GDSs. The Company shall assist the Depositary in establishing such procedures to the extent necessary. Nothing herein shall obligate the Depositary to make available to Holders a method to receive the elective distribution in Shares (rather than Regulation S GDSs) if the conditions set forth above are not satisfied. There can be no assurance that Holders generally, or any Holder in particular, will be given the opportunity to receive elective distributions on the same terms and conditions as the holders of Deposited Securities.

      Section 4.04 Distributions of Rights to Purchase Additional Regulation S GDSs.

      (a) Distribution to Regulation S GDS Holders. Whenever the Company intends to distribute to the holders of the Deposited Securities rights to subscribe for additional Shares, the Company shall give timely notice thereof to the Depositary stating whether or not it wishes such rights to be made available to Holders of Regulation S GDSs. Upon timely receipt of a notice indicating that the Company wishes such rights to be made available to Holders of Regulation S GDSs, the Depositary shall consult with the Company to determine, and the Company shall assist the Depositary in its determination, whether it is lawful and commercially feasible to make such rights available to the Holders. The Depositary shall make such rights available to Holders only if (i) the Company shall have timely requested that such rights be made available to Holders, (ii) the Depositary shall have received satisfactory documentation within the terms of Section 5.09, and (iii) the Depositary shall have determined that such distribution of rights is commercially feasible. In the event all conditions set forth above are satisfied, the Depositary shall establish a record date (upon the terms described in Section 4.09) and establish procedures to (x) distribute rights to purchase additional Regulation S GDSs (by means of warrants or otherwise) in proportion to the number of Regulation S GDSs held, (y) to enable the Holders (or holders of warrants) to exercise such rights or warrants (upon payment of the subscription price and of the applicable (a) fees and charges of, and expenses incurred by, the Depositary and (b) taxes), and, if applicable, to enable Holders or holders of warrants, as the case may be, to sell or transfer such rights or warrants, as the case may be, and (z) to deliver Regulation S GDSs upon the valid exercise of such rights. The Company shall assist the Depositary to the extent necessary in establishing such procedures. Nothing herein shall obligate the Depositary to make available to the Holders a method to exercise rights to subscribe for Shares (rather than Regulation S GDSs) if the conditions set forth above are not satisfied. In the event any of the conditions set forth above are not satisfied or if the Company requests that the rights not be made available to Holders of Regulation S GDSs, the Depositary shall proceed with the sale of the rights and subsequent distribution of proceeds as contemplated below.

      (b) Sale of Rights. If (i) the Company does not timely request the Depositary to make the rights available to Holders or requests that the rights not be made available to Holders, (ii) the Depositary fails to receive satisfactory documentation within the terms of Section 5.08 or determines it is not lawful or commercially feasible to make the rights available to Holders, or
(iii) any rights made available are not exercised and appear to be about to lapse, the Depositary shall, after consultation with the Company, determine whether it is lawful and commercially feasible to sell such rights, in a riskless principal capacity, at such places and upon such terms (including public or private sale) as it may deem proper and commercially feasible. The Depositary shall consult with the Company to determine whether such actions are lawful and commercially feasible. The Depositary shall, upon such sale, convert and distribute proceeds of such sale (net of applicable (a) fees and charges of, and expenses incurred by, the Depositary and (b) taxes) upon the terms set forth in Section 4.01.

      (c) Lapse of Rights. If the Depositary is unable to make any rights available to Holders or to arrange for the sale of the rights upon the terms described above, the Depositary shall allow such rights to lapse.

      Neither the Depositary nor the Company shall be responsible for (i) any failure to determine that it may be lawful or commercially feasible to make such rights available to Holders in general or any Holders in particular that is not due to its negligence, or (ii) any foreign exchange exposure or loss incurred in connection with such sale, or exercise. The Depositary shall not be responsible for the content of any materials forwarded to the Holders on behalf of the Company in connection with the rights distribution.

            Notwithstanding anything to the contrary in this Section 4.04, if registration (under the Securities Act or any other applicable law) of the rights or the securities to which any rights relate may be required in order for the Company to offer such rights or such securities to Holders and to sell the securities represented by such rights, the Depositary will not distribute such rights to the Holders (i) unless and until a registration statement under the Securities Act (or other applicable law) covering such offering is in effect or
(ii) unless the Company furnishes the Depositary opinion(s) of counsel for the Company in the United States and counsel to the Company in any other applicable country in which rights would be distributed, in each case reasonably satisfactory to the Depositary, to the effect that the offering and sale of such securities to Holders are exempt from, or do not require registration under, the provisions of the Securities Act or any other applicable laws. If Korean law requires the Depositary to obtain approval or license from a governmental agency to effect a sale of rights, the Depositary may file an application for such approval or license as it may deem desirable, in good faith. Such requirements may adversely affect (i) the ability of the Depositary to dispose of such rights or (ii) the costs and expenses of the Depositary associated with disposal of rights.

      In the event that the Company, the Depositary or the Custodian shall be required to withhold and does withhold from any distribution of property (including rights) an amount on account of taxes or other governmental charges, the amount distributed to the Holders of Regulation S GDSs representing such Deposited Securities shall be reduced accordingly. In the event that the Depositary determines that any distribution in property (including Shares and rights to subscribe therefor) is subject to any tax or other governmental charges which the Depositary is obligated to withhold, the Depositary may dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner, including by public or private sale, as the Depositary deems necessary and practicable to pay any such taxes or charges.

      There can be no assurance that Holders generally, or any Holder in particular, will be given the opportunity to receive or exercise rights on the same terms and conditions as the holders of Shares or be able to exercise such rights. Nothing herein shall obligate the Company to file any registration statement in respect of any rights or Shares or other securities to be acquired upon the exercise of such rights.

      Section 4.05 Distributions Other Than Cash, Shares or Rights to Purchase Shares. Whenever the Depositary or the Custodian shall receive any distribution other than cash, Shares or rights upon any Deposited Securities, the Depositary shall, after consultation with the Company, cause the securities or property so received to be distributed as promptly as practicable to the Holders entitled thereto, as of a record date fixed pursuant to Section 4.09 hereof, after deduction or upon payment of the fees and expenses of the Depositary (which fees shall be in an amount equal to the fee for issuance of GDSs pursuant to Section
2.05 hereof, which would have been charged as a result of the deposit by, or on behalf of, Holders of such securities (treating all such securities as if they were Shares) but which securities are instead distributed by the Depositary to the Holders entitled thereto), in proportion to the number of Regulation S GDSs representing such Deposited Securities held by them respectively, in any manner that the Depositary may deem, after consultation with the Company, commercially feasible for accomplishing such distribution subject to any applicable laws or regulations of Korea; provided, however, that if in the opinion of the Depositary it cannot cause such securities or property to be distributed or such distribution cannot be made proportionately among the Holders entitled thereto, or if for any other reason (including any requirement that the Company, the Custodian or the Depositary withhold an amount on account of taxes or other governmental charges or that such securities must be registered under the Securities Act in order to be distributed to Holders) the Depositary deems such distribution not to be commercially feasible, the Depositary may, after consultation with the Company, adopt such method as it may deem commercially feasible for the purpose of effecting such distribution, including the sale (at public or private sale) of the securities or property thus received, or any part thereof, and the net proceeds of any such sale shall be distributed by the Depositary to the Holders entitled thereto as in the case of a distribution received in cash; provided that any unsold balance of such securities or property shall be distributed by the Depositary to the Holders entitled thereto subject to any applicable laws or regulations of Korea, if such distribution is commercially feasible without withholding for or on account of any taxes or other governmental charges and without registration under the Securities Act, in accordance with such commercially feasible method as the Depositary shall have adopted.

      Section 4.06 [Intentionally Omitted]

      Section 4.07 [Intentionally Omitted]

      Section 4.08 Conversion of Foreign Currency. Whenever the Depositary or the Custodian shall receive Foreign Currency, by way of dividends or other distributions or the net proceeds from the sale of securities, property or rights which can, in the reasonable judgment of the Depositary and pursuant to applicable law, be converted on a commercially feasible basis into Dollars distributable to the Holders entitled thereto and the resulting Dollars transferred to the United States, the Depositary shall as promptly as practicable convert or cause to be converted, by sale or in any other manner that it may determine, such Foreign Currency into Dollars, and such Dollars (less any reasonable and customary expenses incurred by the Depositary in the conversion of the Foreign Currency) shall be distributed to the Holders entitled thereto or, if the Depositary shall have distributed any warrants or other instruments which entitle the holders thereof to such dollars, then to the holders of such warrants and/or instruments upon surrender thereof for cancellation. Such distribution shall be made upon an averaged or other practicable basis without regard to any distinctions among Holders on account of any application of exchange restrictions or otherwise.

If such conversion with regard to a particular Holder or distribution can be effected only with the approval or license of any government or agency thereof, the Depositary shall file such application for approval or license, if any, as it may deem desirable, in good faith.

If at any time the Depositary shall determine that in its judgment any Foreign Currency received by the Depositary is not convertible on a reasonable basis into Dollars distributable to the Holders entitled thereto, or if any approval or license of any government or authority or agency thereof which is required for such conversion is denied or in the good faith opinion of the Depositary, is not obtainable, or if any such approval or license is not obtained within a reasonable period as determined by the Depositary, the Depositary may distribute, pursuant to applicable law, the Foreign Currency (or an appropriate document evidencing the right to receive such Foreign Currency) received by the Depositary to, or in its discretion may hold such Foreign Currency (without liability for interest) for the respective accounts of, the Holders entitled to receive the same.

If any such conversion of Foreign Currency, in whole or in part, cannot be effected for distribution to some Holders entitled thereto, the Depositary may in its discretion make such conversion and distribution in dollars to the extent permissible to the Holders for whom such conversion and distribution is practicable and may distribute the balance of the Foreign Currency received by the Depositary to, or hold such balance for the account of, the Holders for whom such conversion and distribution is not practicable.

      Section 4.09 Fixing of Record Date. Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued, with respect to any Deposited Securities, or whenever, for any reason, the Depositary causes a change in the number of Shares that are represented by each Regulation S GDS or whenever the Depositary shall receive notice of any meeting of holders of Shares or other Deposited Securities, the Depositary shall fix a record date after consultation with the Company (which shall be as near as practicable to the corresponding record date for Shares set by the Company) for the determination of the Holders who shall be entitled to receive such dividend, distribution or rights, or the net proceeds of the sale thereof, or to receive notice of such meeting or to exercise the rights of Holders with respect to such changed number of Shares. Subject to the provisions of Sections 4.01 through 4.08 and to the other terms and conditions of this Deposit Agreement, the Holders at the close of business in New York on such record date shall be entitled to receive the amount distributable by the Depositary with respect to such dividend or other distribution or such rights or the net proceeds of sale thereof, to exercise the rights of Holders hereunder with respect to such changed number of Shares in proportion to the number of Regulation S GDSs held by them respectively or with respect to such other matter.

      Section 4.10 Voting of Deposited Securities. As soon as practicable after receipt of notice of any meeting of, or solicitation by the Company of consents or proxies from, holders of Shares or other Deposited Securities, the Depositary shall, if requested in writing by the Company, fix a record date as provided in
Section 4.09 for determining the Holders entitled to give instructions for the exercise of voting rights. The notice to the Depositary that there will be a meeting of holders of Shares shall be provided by the Company in English to the Depositary, with the Company using its reasonable good faith efforts to deliver such notice to the Depositary in no event less than twenty-one (21) days in advance of such meeting. The Company shall transmit to the Depositary such notice, the agenda therefor as well as the English translations thereof, which the Depositary shall mail to Holders as soon as practicable after receipt of the same by the Depositary, together with: (a) such information as is contained in such notice of meeting (or solicitation of consent or proxy) received by the Depositary from the Company, (b) a statement that the Holders of record at the close of business on a specified record date will be entitled, subject to any applicable provisions of Korean law and of the Articles of Incorporation of the Company, to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the number of Shares or other Deposited Securities represented by their respective Regulation S GDSs evidenced by their respective Regulation S GDRs and (c) a brief statement as to the manner in which such instructions may be given. Voting instructions may be given only in respect of a number of Regulation S GDSs representing an integral number of Deposited Securities.

      Upon the timely request of a Holder of Regulation S GDSs evidenced by Regulation S GDRs on such record date received on or before the date established by the Depositary for such purpose, the Depositary shall endeavor, insofar as practicable and permitted under applicable law and the provisions of the Articles of Incorporation of the Company, to vote or cause the Custodian to vote the Shares represented by Regulation S GDSs evidenced by such Regulation S GDRs in accordance with the instructions set forth in such request. Holders and Beneficial Owners acknowledge, however, that the Company may not notify the Depositary sufficiently in advance of the scheduled date of a meeting or solicitation of consents or proxies to enable the Depositary to make a timely mailing of such notices to the Holders of Regulation S GDRs, and that the Holders of Regulation S GDRs may not receive such notices sufficiently in advance of a meeting or solicitation of consents or proxies to give instructions to the Depositary. The Depositary shall not attempt to exercise the right to vote that attaches to the Shares other than in accordance with such instructions. Neither the Depositary nor the Custodian shall, under any circumstances exercise any discretion as to voting and neither the Depositary nor the Custodian shall vote or attempt to exercise the right to vote the Shares or other Deposited Securities represented by Regulation S GDSs except pursuant to and in accordance with the written voting instructions (including those instructions in electronic form) from Holders or in accordance with the provisions of this Section 4.10.

      To the extent the Depositary does not receive instructions from the Holders on or prior to such date, the Depositary shall vote or cause to be voted the Deposited Securities in the same manner and in the same proportion as the holders of all other outstanding Shares vote their Shares.

      Notwithstanding anything else contained in this Deposit Agreement or any Regulation S GDR, the Depositary shall not have any obligation to take any action with respect to any meeting, or solicitation of consents or proxies, of holders of Deposited Securities if the taking of such action would violate U.S. laws. The Company agrees to take any and all actions reasonably necessary to enable Holders and Beneficial Owners to exercise the voting rights accruing to the Deposited Securities.

      Subject to the applicable laws or rules of any securities exchange on which the Deposited Securities are listed or traded, at least three (3) days prior to the date of such meeting, the Depositary shall, if requested and at the expense of the Company, deliver to the Company copies of all voting instructions received from Holders of Receipts, if any, in accordance with which the Depositary will vote, or cause to be voted, the Deposited Securities represented by the Regulation S GDSs evidenced by such Regulation S GDRs at such meeting. A Holder or Beneficial Owner of Regulation S GDSs shall not be entitled to give any instructions with respect to voting rights associated with Regulation S GDSs evidenced by Regulation S GDRs held by such Holder if and to the extent the total number of Shares beneficially owned by such Holder or Beneficial Owner exceeds any limit which the Company may, from time to time, notify the Depositary. The Company and the Depositary may take any and all action necessary or desirable to enforce the restrictions on the exercise of voting rights set forth in the preceding sentence.

      The Company acknowledges and agrees that the provisions of Section 5.09 herein shall apply to any liability or expense of the Depositary which may arise out of or in connection with any action of the Depositary or the Custodian in voting pursuant to this Section 4.10.

      Section 4.11 Changes Affecting Deposited Securities. Upon any change in par value, split-up, cancellation, consolidation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation of the Company or sale of assets by the Company, any securities which shall be received by the Depositary or the Custodian in exchange for or in conversion of or in respect of Deposited Securities shall be treated as new Deposited Securities, and the Regulation S GDSs shall, subject to the terms of this Deposit Agreement and applicable laws, including any applicable provisions of the Securities Act and the Securities Exchange Act, thenceforth represent the new Deposited Securities so received, unless additional or new Regulation S GDSs are created pursuant to the following sentence. Alternatively, the Depositary may, with the Company's approval and pursuant to applicable law, and shall, at the Company's request and pursuant to applicable law, and subject to Section
5.08 herein, create new or additional Regulation S GDSs representing such new Deposited Securities and execute and deliver additional Regulation S GDRs evidencing such Regulation S GDSs as in the case of a stock dividend on the Shares, and may call for the surrender of outstanding Regulation S GDRs to be exchanged for new Regulation S GDRs specifically describing such new Deposited Securities.

      Notwithstanding the foregoing, in the event that any security so received may not be lawfully distributed to some or all Holders in the reasonable judgment of the Depositary and its counsel after consultation with the Company, the Depositary may, with the Company's approval, and shall, if the Company requests, subject to receipt of an opinion of Company's counsel reasonably satisfactory to the Depositary that such action is not in violation of any applicable laws or regulations, sell such securities at public or private sale, at such place or places and upon such terms as it may deem proper and may allocate the net proceeds of such sales (net of (a) fees and charges of, and expenses incurred by, the Depositary and (b) taxes) for the account of the Holders otherwise entitled to such securities upon an averaged or other practicable basis without regard to any distinctions among such Holders and distribute the net proceeds so allocated to the extent practicable as in the case of a distribution received in cash pursuant to Section 4.01. The Depositary shall not be responsible for (i) any failure to determine that it may be lawful or commercially feasible to make such securities available to Holders in general or to any Holder in particular that is not due to its negligence, (ii) any foreign exchange exposure or loss incurred in connection with such sale, or
(iii) any liability to the purchaser of such securities.

      Immediately upon the occurrence of any such change, conversion or exchange covered by this Section in respect of the Deposited Securities, the Depositary shall, subject to applicable law, give notice thereof in writing, at the Company's expense, to all Holders.

      Section 4.12 Transmittal by the Depositary of Company Notices, Reports and Communications. The Depositary shall make available for inspection during business hours by Holders at its Principal New York Office and at the office of each Custodian copies of this Deposit Agreement, any notices, reports or communications, including any proxy soliciting materials, received from the Company which are both (a) received by the Depositary or the Custodian, or the nominee of either of them, as the holder of the Deposited Securities, and (b) made generally available to the holders of such Deposited Securities by the Company. The Depositary shall also send to Holders, copies of such notices, reports and communications when furnished by the Company to the Depositary pursuant to Section 5.07.

      Section 4.13 Taxation. Notwithstanding any other provision of this Deposit Agreement, in the event that the Depositary determines, based on the advice of counsel, that any distribution in property (including Shares or rights to subscribe therefor or other securities) is subject to any tax or governmental charges which the Depositary is obligated to withhold, the Depositary may dispose of all or a portion of such property (including Shares and rights to subscribe therefor or other securities) in such amounts and in such manner as the Depositary deems necessary and practicable to pay such taxes or governmental charges, including by public or private sale, and the Depositary shall distribute the net proceeds of any such sale or the balance of any such property after deduction of such taxes or governmental charges to the Holders entitled thereto in proportion to the number of Regulation S GDSs held by them respectively and the Depositary shall, if commercially feasible without withholding for or on account of taxes or other governmental charges, without registration of such Shares or other securities under the Securities Act and otherwise in compliance with applicable law, distribute any unsold balance of such property in accordance with the provisions of this Deposit Agreement.

      The Depositary will, and will instruct the Custodian to, forward to the Company or its agents such information from its records as the Company may reasonably request to enable the Company or its agents to file the necessary tax reports with governmental authorities or agencies. The Depositary, the Custodian or the Company and its agents may file such reports as are necessary to reduce or eliminate applicable taxes on dividends and on other distributions in respect of Deposited Securities under applicable tax treaties or laws for the Holders and Beneficial Owners. In accordance with instructions from the Company and to the extent practicable, the Depositary or the Custodian will take reasonable administrative actions to obtain tax refunds, reduced withholding of tax at source on dividends and other benefits under applicable tax treaties or laws with respect to dividends and other distributions on the Deposited Securities. As a condition to receiving such benefits, Holders and Beneficial Owners of Regulation S GDSs may be required from time to time, and in a timely manner, to file such proof of taxpayer status, residence and beneficial ownership (as applicable), to execute such certificates and to make such representations and warranties, or to provide any other information or documents, as the Depositary or the Custodian may deem necessary or proper to fulfill the Depositary's or the Custodian's obligations under applicable law. The Depositary or the Custodian will take reasonable administrative actions to provide Holders in a timely manner the required forms or documents to allow Holders and Beneficial Owners to obtain a reduced withholding of tax at source on dividends and other distributions on the Deposited Securities, capital gains and other taxes, and other benefits under applicable tax treaties or laws. The Depositary and the Company shall have no obligation or liability to any person if any Holder or Beneficial Owner fails to provide such information or if such information does not reach relevant tax authorities in time for any Holder or Beneficial Owner to obtain the benefit of any tax treaty. The Holders and Beneficial Owners shall indemnify the Depositary, the Company, the Custodian and any of their respective directors, employees, agents and Affiliates (other than Affiliates that are Holders or Beneficial Owners) against, and hold each of them harmless from, any claims by any governmental authority with respect to taxes, additions to tax, penalties or interest arising out of any refund of taxes, reduced rate of withholding at source or other tax benefit obtained for such Holder or Beneficial Owner pursuant to this Section.

      Notwithstanding any other provision of this Deposit Agreement, before making any distribution or other payment on any Deposited Securities, the Company or its agent shall make such deductions (if any) which, by the laws of Korea, the Company or its agent is required to make in respect of any income, capital gains or other taxes and the Company or its agent may also deduct the amount of any tax or governmental charges payable by the Company or its agent or for which the Company or its agent might be made liable in respect of such distribution or other payment or any document signed in connection therewith. In making such deductions, the Company and its agent shall have no obligation to any Holder or Beneficial Owner to apply a rate under any treaty or other arrangement between Korea and the country within which such Holder or Beneficial Owner is resident unless such Holder or Beneficial Owner has timely provided to the Company or its agent evidence of the residency of such Holder or Beneficial

Owner that is accepted by the relevant tax authorities of Korea. If the Company (or any of its agents) withholds from any distribution any amount on account of taxes or governmental charges, or pays any other tax in respect of such distribution (i.e., stamp duty tax, capital gains or other similar tax), the Company shall (and shall cause such agent to) remit promptly to the Depositary information about such taxes or governmental charges withheld or paid, and, if so requested, the tax receipt (or other proof of payment to the applicable governmental authority) therefor, in each case, in a form satisfactory to the Depositary. The Depositary shall, to the extent required by U.S. law, report to Holders any taxes withheld by it or the Custodian, and, if such information is provided to it by the Company, any taxes withheld by the Company. The Depositary and the Custodian shall not be required to provide the Holders with any evidence of the remittance by the Company (or its agents) of any taxes withheld, or of the payment of taxes by the Company, except to the extent the evidence is provided by the Company to the Depositary or the Custodian, as applicable. Neither the Depositary nor the Custodian shall be liable for the failure by any Holder or Beneficial Owner to obtain the benefits of credits on the basis of non-U.S. tax paid against such Holder's or Beneficial Owner's income tax liability.

      The Depositary is under no obligation to provide the Holders and Beneficial Owners with any information about the tax status of the Company other than as specified below. The Depositary shall not incur any liability for any tax consequences that may be incurred by Holders and Beneficial Owners on account of their ownership of the Regulation S GDSs, including without limitation, tax consequences resulting from the Company (or any of its subsidiaries) being treated as a "Foreign Personal Holding Company," or as a "Passive Foreign Investment Company" (in each case as defined in the U.S. Internal Revenue Code and the regulations issued thereunder) or otherwise. Upon request, the Depositary shall promptly provide (i) each Holder and (ii) each person that was a Holder during the period to which the information applies, a copy of such information provided to the Depositary.

      Section 4.14 Available Information. The Company is subject to the periodic reporting requirements of the Securities Exchange Act and, accordingly, files certain reports with the Commission. Such reports and other information, when so filed, can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington D.C. 20549. Copies of such material may be obtained at prescribed rates. Such reports and other information may also be inspected at the offices of The New York Stock Exchange, Inc., 11 Wall Street, New York, New York 10005.

                                    ARTICLE V

                  THE DEPOSITARY, THE CUSTODIAN AND THE COMPANY

      Section 5.01 Maintenance of Depositary's Office and Register. Until the termination of this Deposit Agreement in accordance with its terms, the Depositary shall maintain in the Borough of Manhattan, the City of New York, facilities for the execution and delivery, registration, registration of transfers and surrender of Regulation S GDRs in accordance with the provisions of this Deposit Agreement.

      The Depositary shall keep books, if the book-entry settlement system is available for Regulation S GDSs, at its Principal New York Office and if the book-entry settlement system is not available for Regulation S GDSs, in its Principal New York Office and its Principal London Office for the registration of Regulation S GDRs and transfers of Regulation S GDRs which office or offices, as the case may be, shall be open at all reasonable times for inspection by Holders and the Company; provided that such inspection shall not, to the Depositary's knowledge, be for the purpose of communicating with Holders in the interest of a business or object other than the business of the Company or a matter related to this Deposit Agreement, the Regulation S GDSs or the Regulation S GDRs.

      The Depositary may close the transfer books with respect to Regulation S GDRs, upon notice to the Company, at any time or from time to time, when deemed necessary or advisable by it in connection with the performance of its duties under this Deposit Agreement, or at the reasonable request of the Company.

      If any Regulation S GDRs or the Regulation S GDSs evidenced thereby are listed on one or more stock exchanges or automated quotation systems in the United States, the Depositary shall act as Registrar or, with the approval of the Company, appoint a Registrar or one or more co-registrars for registration of such Regulation S GDRs in accordance with any requirements of such exchange or exchanges or system or systems. Such Registrar or co-registrars may be removed and a substitute or substitutes appointed by the Depositary upon notice to the Company.

      Section 5.02 Exoneration. Neither the Depositary nor the Company shall incur any liability to any Holder or Beneficial Owner if, by reason of any provision of any present or future law of the United States, Korea or any other country or jurisdiction, or of any other governmental authority, or by reason of any provision, present or future, of the Articles of Incorporation of the Company, or by reason of any act of God, terrorism or war or other circumstances beyond its control, the Depositary or the Company shall be prevented, delayed or forbidden from, or subject to any civil or criminal liability on account of, doing or performing any act or thing which by the terms of this Deposit Agreement it is provided shall be done or performed; nor shall the Depositary or the Company incur any liability to any Holder or Beneficial Owner by reason of any non-performance or delay, caused as aforesaid, in the performance of any act or thing which by the terms of this Deposit Agreement it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in this Deposit Agreement. Neither the Depositary nor the Company shall be obligated to do or perform any act which is inconsistent with the provisions of this Deposit Agreement or incur any liability for the inability by a Holder or Beneficial Owner to benefit from any distribution, offering, right or other benefit which is made available to holders of Deposited Securities but is not, under the terms of this Deposit Agreement, made available to Holders of Regulation S GDSs.

      Section 5.03 Standard of Care. The Company assumes no obligation nor shall it be subject to any liability under this Deposit Agreement or the Regulation S GDRs to Holders, Beneficial Owners or other persons, including for any consequential or punitive damages for any breach of the terms of this Deposit Agreement, except that it agrees to act in good faith and without negligence in the performance of its obligations set forth in this Deposit Agreement. The Depositary assumes no obligation nor shall it be subject to any liability under this Deposit Agreement or the Regulation S GDRs to Holders, Beneficial Owners of Regulation S GDRs or other persons (including, without limitation, liability with respect to the validity or worth of the Deposited Securities), including for any consequential or punitive damages for any breach of the terms of this Deposit Agreement, except that it agrees to act in good faith and without negligence in the performance of its duties set forth in this Deposit Agreement.

      The Depositary and the Company undertake to perform such duties and only such duties as are specifically set forth in this Deposit Agreement, and no implied covenants or obligations shall be read into this Deposit Agreement against the Depositary or the Company.

      Neither the Depositary nor the Company shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the Regulation S GDRs, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability shall be furnished as often as may be required, and no Custodian shall be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary.

      Neither the Depositary nor the Company shall be liable for any action or inaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Holder or Beneficial Owner, or any other person believed by it in good faith to be competent to give such advice or information. Each of the Depositary, its agents and the Company may rely and shall be protected in acting upon any written notice, request, direction or other document believed by it to be genuine and to have been signed or presented by the proper party or parties.

      Neither the Depositary and its agents nor the Company shall be liable for any failure by the Depositary to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any vote is cast or the effect of any vote; provided, that any such action or omission is in good faith and without negligence and in accordance with the terms of this Deposit Agreement. Neither the Depositary nor the Company shall incur any liability for any failure to determine that any distribution or action may be lawful or commercially feasible, for any investment risk associated with acquiring an interest in the Deposited Securities, for any tax consequences that may result from the ownership of Regulation S GDSs, Shares or Deposited Securities, for the credit-worthiness of any third party or for allowing any rights to lapse upon the terms of this Deposit Agreement. The Depositary shall not incur any liability for the content of any information submitted to it by the Company for distribution to the Holders, for any inaccuracy of any translation thereof (provided the Depositary was not involved in translating such information), for the validity or worth of the Deposited Securities or for the failure or timeliness of any notice from the Company.

      No disclaimer of liability under the Securities Act is intended by any provision of this Deposit Agreement.

      Section 5.04 Resignation and Removal of the Depositary; Appointment of Successor Depositary. The Depositary may at any time resign as Depositary hereunder by ninety (90) days' prior written notice of its election so to do delivered to the Company, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

      The Depositary may at any time be removed by the Company by ninety (90) days' prior written notice of such removal, which shall become effective upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

      In case at any time the Depositary acting hereunder shall resign or be removed, the Company shall use its best efforts to appoint a successor depositary, which shall be a bank or trust company having an office in the Borough of Manhattan, The City of New York. Every successor depositary shall execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder, and thereupon such successor depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor; but such predecessor, nevertheless, upon payment of all sums due it and on the written request of the Company, shall execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, shall duly assign, transfer and deliver all right, title and interest in the Deposited Securities to such successor and shall deliver to such successor a list of the Holders and such other books and records maintained by such predecessor with respect to its function as Depositary hereunder. Any such successor depositary shall at its own cost promptly mail notice of its appointment to all Holders.

      Any corporation into or with which the Depositary may be merged or consolidated shall be the successor of the Depositary without the execution or filing of any document or any further act.

      Section 5.05 Fees and Charges of Depositary. The Company, the Holders, the Beneficial Owners, and persons depositing Shares or surrendering Regulation S GDSs for cancellation and withdrawal of Deposited Securities shall be required to pay to the Depositary the Depositary's fees and related charges identified as payable by them respectively in the Fee Schedule attached hereto as Exhibit B. All fees and charges so payable may, at any time and from time to time, be changed by agreement between the Depositary and the Company, but, in the case of fees and charges payable by Holders and Beneficial Owners, only in the manner contemplated in Section 6.01. The Depositary shall provide, without charge, a copy of its latest fee schedule to anyone upon request.

      The Company agrees to promptly pay to the Depositary such other fees and charges and to reimburse the Depositary for such out-of-pocket expenses (other than the charges and expenses of the Custodian or any other agent of the Depositary) as the Depositary and the Company may agree to in writing from time to time. Responsibility for payment of such charges may at any time and from time to time be changed by agreement between the Company and the Depositary. Unless otherwise agreed, the Depositary shall present its statement for such expenses and fees or charges to the Company once every three (3) months. Such statement of expenses and fees will be provided to the Company in an itemized invoice reasonably satisfactory to the Company. The charges and expenses of the Custodian or any agent of the Depositary are for the sole account of the Depositary.

      The right of the Depositary to receive payment of fees, charges and expenses as provided above shall survive the termination of this Deposit Agreement. As to any Depositary, upon the resignation or removal of such Depositary as described in Section 5.04 hereof, such right shall extend for those fees, charges and expenses incurred prior to the effectiveness of such resignation or removal.

      Section 5.06 The Custodian. The Depositary, after consultation with the Company, shall from time to time appoint one or more agents to act for it as Custodian hereunder. The Depositary has initially appointed Korea Securities Depository ("KSD") as custodian of the Depositary for the purpose of this Deposit Agreement. The Custodian in acting hereunder shall be subject at all times and in all respects to the direction of the Depositary and shall be responsible solely to it. If the Depositary receives a notice of the resignation of the Custodian and upon effectiveness of such resignation there would be no Custodian hereunder, the Depositary shall, promptly after receiving such notice and after consultation with the Company, appoint a substitute custodian which shall thereafter be the Custodian hereunder. Such resignation of the Custodian shall take effect upon the appointment of a successor custodian and its acceptance of such appointment. The Depositary, after consultation with the Company, when it determines that it is appropriate to do so, may appoint a substitute or an additional custodian, which shall thereafter be a Custodian hereunder. Immediately upon any change of Custodian or appointment of additional Custodians, the Depositary shall at its own expense give notice thereof in writing to all Holders.

      Upon the appointment of any successor depositary hereunder, any Custodian then acting hereunder shall forthwith become, without any further act or writing, the agent hereunder of such successor depositary and the appointment of such successor depositary shall in no way impair the authority of each Custodian hereunder; but the successor depositary so appointed shall, nevertheless, on the written request of any Custodian, execute and deliver to such Custodian all such instruments as may be proper to give to such Custodian full and complete power and authority as agent hereunder of such successor depositary.

      Section 5.07 Notices and Reports. On or before the first date on which the Company gives notice, by publication or otherwise, of any meeting of holders of any Shares or other Deposited Securities, or of any adjourned meeting of such holders, or of the taking of any action in respect of any cash or other distribution or offering of any rights in respect of the Deposited Securities, the Company agrees to transmit to the Depositary and to the Custodian a copy of the notice thereof in the English language, but otherwise in the form given or to be given to holders of Shares or other Deposited Securities.

      In addition, the Company will transmit to the Depositary English-language versions of the other notices, reports and communications which are generally made available by the Company to holders of Shares or other Deposited Securities. The Depositary will make available a copy of any such notices, reports or communications issued by the Company and delivered to the Depositary for inspection by the Holders of the Regulation S GDRs evidencing the Regulation S GDSs representing such Shares governed by such provisions at the Depositary's Principal New York Office, at the office of the Custodian and at any other designated transfer office. The Depositary shall arrange, at the request of the Company and at the Company's expense, for the prompt mailing of copies thereof to all Holders on a basis similar to that for holders of Shares or other Deposited Securities or on such other basis as the Company may advise the Depositary.

      Section 5.08 Issuance of Additional Shares, Etc. The Company agrees that in the event it or any of its Subsidiaries proposes (i) an issuance, sale or distribution of additional Shares, (ii) an offering of rights to subscribe for Shares or other Deposited Securities, (iii) an issuance of securities convertible into or exchangeable for Shares, (iv) an issuance of rights to subscribe for securities convertible into or exchangeable for Shares, (v) an elective dividend of cash or Shares, (vi) a redemption of Deposited Securities,
(vii) a meeting of holders of Deposited Securities, or solicitation of consents or proxies, relating to any reclassification of securities, merger or consolidation or transfer of assets, or (viii) any reclassification, recapitalization, reorganization, merger, consolidation or sale of assets which affects the Deposited Securities, it will obtain U.S. legal advice and take all steps necessary to ensure that the proposed transaction does not violate the registration provisions of the Securities Act, or any other applicable laws (including, without limitation, the Investment Company Act of 1940, as amended, the Securities Exchange Act and the securities laws of the states of the U.S.). In support of the foregoing, the Company will furnish to the Depositary, if so required after consultation with the Company, (a) a written opinion of U.S. counsel (reasonably satisfactory to the Depositary) stating whether such transaction (1) requires a registration statement under the Securities Act to be in effect or (2) is exempt from the registration requirements of the Securities Act and (b) an opinion of Korean counsel stating that (1) making the transaction available to Holders and Beneficial Owners does not violate the laws or regulations of Korea and (2) all requisite regulatory consents and approvals have been obtained in Korea. If the filing of a registration statement is required, the Depositary shall not have any obligation to proceed with the transaction unless it shall have received evidence reasonably satisfactory to it that such registration statement has been declared effective. If, being advised by counsel, the Company determines that a transaction is required to be registered under the Securities Act, the Company will either (i) register such transaction to the extent necessary, (ii) alter the terms of the transaction to avoid the registration requirements of the Securities Act or (iii) direct the Depositary to take specific measures, in each case as contemplated in this Deposit Agreement, to prevent such transaction from violating the registration requirements of the Securities Act. The Company agrees with the Depositary that neither the Company nor any of its Subsidiaries will at any time (x) deposit any Shares or other Deposited Securities, either upon original issuance or upon a sale of Shares or other Deposited Securities previously issued and reacquired by the Company or by any such Subsidiary, or (y) issue additional Shares, rights to subscribe for such Shares, securities convertible into or exchangeable for Shares or rights to subscribe for such securities, unless such transaction and the securities issuable in such transaction are exempt from registration under the Securities Act and, if applicable, the Securities Exchange Act or have been registered under the Securities Act and, if applicable, the Securities Exchange Act (and such registration statement has been declared effective).

      Notwithstanding anything else contained in this Deposit Agreement, nothing in this Deposit Agreement shall be deemed to obligate the Company to file any registration statement in respect of any proposed transaction.

      Section 5.09 Indemnification. The Company agrees to indemnify the Depositary and each Custodian and their respective officers, directors and employees against, and hold each of them harmless from, any liability or expense (including, but not limited to, the reasonable fees and expenses of counsel) which may arise (a) in connection with the offer, issuance, sale, resale, deposit, withdrawal or transfer of Regulation S GDRs, Regulation S GDSs, or

Shares, as the case may be, or (b) out of acts performed or omitted, including but not limited to any delivery by the Depositary on behalf of the Company of information regarding the Company, in accordance with the provisions of this Deposit Agreement and of the Regulation S GDRs, as the same may be amended, modified or supplemented from time to time, in any such case, (i) by either the Depositary or any Custodian, except for any liability or expense arising out of the negligence or bad faith of either of them, or (ii) by the Company, except to the extent that such liability or expense arises out of information relating to the Depositary or to the Custodian, as the case may be, furnished in writing to the Company by the Depositary expressly for use in any document relating to the Regulation S GDSs.

      The Depositary agrees to indemnify the Company and its officers, directors and employees and held each of them harmless from any liability or expense (including, but not limited to, the reasonable fees and expenses of counsel) which may arise out of acts performed or omitted by the Depositary due to the negligence or bad faith of the Depositary. With respect to any liability or expense of the Company, its officers, directors or employees arising out of acts negligently performed or omitted to be performed by the Custodian, the Depositary agrees to assign to the Company, to the extent of such liability or expense, such cause of action in respect of such negligent performance or non-performance as the Depositary may have against the Custodian pursuant to the terms of the agreement between the Depositary and the Custodian on the subject of custody of the Deposited Securities represented by Regulation S GDSs.

      Any person seeking indemnification hereunder (an "indemnified person") shall notify the person from whom it is seeking indemnification (the "indemnifying person") of the commencement of any indemnifiable action or claim promptly after such indemnified person becomes aware of such commencement (provided that the failure to make such notification shall not affect such indemnified person's rights to seek indemnification except to the extent the indemnifying person is materially prejudiced by such failure) and shall consult in good faith with the indemnifying person as to the conduct of the defense of such action or claim, which defense shall be reasonable under the circumstances. No indemnified person shall compromise or settle any action or claim without the consent of the indemnifying person.

      The obligations set forth in this Section 5.09 shall survive the termination of this Deposit Agreement and the succession or substitution of any person indemnified hereby.

      Section 5.10 Pre-Release Transactions. Subject to the further terms and provisions of this Section 5.10 and Section 3.05 and applicable Korean law, the Depositary, its Affiliates and their agents may own and deal in any class of securities of the Company and its Affiliates and in Regulation S GDSs. The Depositary may cause the issuance of Regulation S GDSs against evidence of rights to receive Shares from the Company, or any custodian, registrar, transfer agent, clearing agency or other entity involved in ownership or transaction records in respect of the Shares. Such evidence of rights shall consist of written blanket or specific guarantees of ownership of Shares furnished on behalf of the holder thereof. In its capacity as Depositary, the Depositary shall not lend Shares or Regulation S GDSs; provided, however, that to the extent permitted by Korean law, the Depositary reserves the right to (i) cause the issuance of Regulation S GDSs prior to the receipt of Shares pursuant to
Section 2.03 and (ii) deliver Shares prior to the receipt and cancellation of Regulation S GDSs pursuant to Section 2.07, including Regulation S GDSs which were issued under (i) above but for which Shares may not have been received;

further provided, however, that the Depositary shall not issue Regulation S GDSs prior to the receipt of Shares in the case of the deposit of Shares by the Company in connection with an offering of Regulation S GDSs or pursuant to
Section 4.02 or 4.04, unless requested by the Company and to the extent permitted by applicable Korean law. The Depositary may receive Regulation S GDSs in lieu of Shares under (i) above and receive Shares in lieu of Regulation S GDSs under (ii) above. Each such transaction shall be (a) subject to a written agreement whereby the person or entity to whom Regulation S GDSs or Shares are to be delivered or its customer (the "Applicant") (w) represents that at the time of the transaction the Applicant or its customer owns the Shares or Regulation S GDSs that are to be delivered by the Applicant under such transaction, (x) agrees to indicate the Depositary as owner of such Shares or Regulation S GDSs in its records and to hold such Shares or Regulation S GDSs in trust for the Depositary until such Shares or Regulation S GDSs are delivered to the Depositary or the Custodian, (y) unconditionally guarantees to deliver to the Depositary or the Custodian, as applicable, such Shares or Regulation S GDSs, and (z) agrees to any additional restrictions or requirements that the Depositary deems reasonably appropriate, (b) at all times fully collateralized with cash, U.S. government securities or such other collateral as the Depositary deems appropriate, (c) terminable by the Depositary on not more than five (5) business days' notice, and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate. The Depositary will normally limit the number of Regulation S GDSs and Shares involved in such transactions at any one time to thirty percent (30%) of the Regulation S GDSs outstanding (without giving effect to Regulation S GDSs outstanding under (i) above); provided, however, that the Depositary reserves the right to change or disregard such limit from time to time as it deems appropriate; further, provided, however, that the Depositary shall not enter into any transaction under (i) or
(ii) above that will have the effect of exceeding the thirty percent (30%) limitation without providing prior notice to the Company of the Depositary's entering into of any such transaction.

      The Depositary may also set limits with respect to the number of Regulation S GDSs and Shares involved in transactions under (i) or (ii) above, with any one person on a case-by-case basis as it deems appropriate; provided, however, that the Depositary shall not enter into any transaction under (i) or
(ii) above that will have the effect of exceeding the thirty percent (30%) limitation without providing prior notice to the Company of the Depositary's entering into of any such transaction. The Depositary may retain for its own account any compensation received by it in conjunction with the foregoing. Collateral provided pursuant to (b) above, but not the earnings thereon, shall be held for the benefit of the Holders (other than the Applicant).

      Section 5.11 List of Regulation S GDR Holders. Promptly upon request by the Company, the Depositary shall furnish to it a list, as of a recent date, of the names, addresses and holdings of Regulation S GDSs by all persons in whose names Regulation S GDRs are registered on the books of the Depositary. Any other records maintained by the Depositary, the Registrar, any co-registrar or any co-transfer agent under this Deposit Agreement shall be made available to the Company upon reasonable request.

                                   ARTICLE VI

                            AMENDMENT AND TERMINATION

      Section 6.01 Amendment/Supplement. The form of the Regulation S GDRs, any provisions of this Deposit Agreement and the terms of any Regulation S GDR may at any time and from time to time be amended by agreement between the Company and the Depositary in any respect which they may deem necessary or desirable. Any amendment which shall impose or increase any fees or charges (other than charges in connection with foreign exchange control regulations, and taxes and other governmental charges, delivery and other such expenses), or which shall otherwise prejudice any substantial existing right of Holders shall not, however, become effective as to outstanding Regulation S GDRs until the expiration of 30 days after notice of such amendment shall have been given to the Holders of outstanding Regulation S GDRs in accordance with Section 7.05 hereof. The parties hereto agree that any amendments or supplements which (i) are reasonably necessary (as agreed by the Company and the Depositary) in order for the Regulation S GDSs to be settled solely in electronic book-entry form and
(ii) do not in either such case impose or increase any fees or charges to be borne by Holders, shall be deemed not to materially prejudice any substantial rights of Holders or Beneficial Owners. Every Holder and Beneficial Owner at the time any amendment so becomes effective shall be deemed, by continuing to hold such Regulation S GDR or to own any beneficial interest therein, to consent and agree to such amendment and to be bound by this Deposit Agreement and Regulation S GDR as amended thereby. In no event shall any amendment impair the right of the Holder to surrender such Regulation S GDR and receive therefor the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law. Notwithstanding the foregoing, if any governmental body should adopt new laws, rules or regulations which would require an amendment of this Deposit Agreement to ensure compliance therewith, the Company and the Depositary may amend this Deposit Agreement and the Regulation S GDRs at any time in accordance with such changed laws, rules or regulations. Such amendment to this Deposit Agreement and the Regulation S GDRs in such circumstances may become effective before a notice of such amendment is given to Holders or within any other period of time as required for compliance with such laws, rules or regulations.

      Section 6.02 Termination. The Depositary shall, at any time at the written direction of the Company, terminate this Deposit Agreement by providing notice of such termination to the Holders of all Regulation S GDRs then outstanding at least thirty (30) days prior to the date fixed in such notice for such termination. If (i) ninety (90) days shall have expired after the Depositary shall have delivered to the Company a written notice of its election to resign, or (ii) ninety (90) days shall have expired after the Company shall have delivered to the Depositary a written notice of the removal of the Depositary, and in either case a successor depositary shall not have been appointed and accepted its appointment as provided in Section 5.04, the Depositary may terminate this Deposit Agreement by providing notice of such termination to the Holders of all Regulation S GDRs then outstanding at least thirty (30) days prior to the date fixed for such termination. On and after the date of termination of this Deposit Agreement, the Holder of a Regulation S GDR will, upon surrender of such Regulation S GDR at the Principal Office of the Depositary, upon the payment of the charges of the Depositary for the surrender of Regulation S GDRs referred to in Section 2.07 and subject to the conditions and restrictions therein set forth, and upon payment of any applicable taxes or governmental charges, be entitled to Delivery, to him or upon his order, of the amount of Deposited Securities represented by such Regulation S GDR. If any Regulation S GDR s shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the registration of transfers of Regulation S GDRs, shall suspend the distribution of dividends to the Holders thereof, shall not accept deposits of Shares (and shall instruct each Custodian to act accordingly), and shall not give any further notices or perform any further acts under this Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell property and rights and convert Deposited Securities into cash as provided in this Deposit Agreement, and shall continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Regulation S GDRs surrendered to the Depositary (after deducting, or charging, as the case may be, in each case, the charges of the Depositary for the surrender of a Regulation S GDR, any expenses for the account of the Holder in accordance with the terms and conditions of this Deposit Agreement and any applicable taxes or governmental charges or assessments). At any time after the expiration of six months from the date of termination, the Depositary may sell the Deposited Securities then held hereunder and may thereafter hold the net proceeds of any such sale, together with any other cash then held by it hereunder, without liability for interest, for the pro rata benefit of the Holders of Regulation S GDRs which have not theretofore been surrendered. After making such sale, the Depositary shall be discharged from all obligations under this Deposit Agreement, except to account for such net proceeds and other cash (after deducting, or charging, as the case may be, in each case, the charges of the Depositary for the surrender of a Regulation S GDR, any expenses for the account of the Holder in accordance with the terms and conditions of this Deposit Agreement and any applicable taxes or governmental charges or assessments) and its obligations under Section 5.09. Upon the termination of this Deposit Agreement, the Company shall be discharged from all obligations under this Deposit Agreement except for its obligations to the Depositary under Sections 5.05, 5.09 and 7.06 hereof.

                                   ARTICLE VII

                                  MISCELLANEOUS

      Section 7.01 Counterparts. This Deposit Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of such counterparts together shall constitute one and the same agreement. Copies of this Deposit Agreement shall be maintained with the Depositary and shall be open to inspection by any Holder during business hours.

      Section 7.02 No Third Party Beneficiaries. This Deposit Agreement is for the exclusive benefit of the parties hereto (and their respective successors) and shall not be deemed to give any legal or equitable right, remedy or claim whatsoever to any other person, except to the extent specifically set forth in this Deposit Agreement (including in Section 4.14 with respect to the right to receive upon request certain information with respect to the Company). Nothing in this Deposit Agreement shall be deemed to give rise to a partnership or joint venture among the parties nor establish a fiduciary or similar relationship among the parties. The parties hereto acknowledge and agree that (i) the Depositary and its Affiliates may at any time have multiple banking relationships with the Company and its Affiliates, (ii) the Depositary and its Affiliates may be engaged at any time in transactions in which parties adverse to the Company or the Holders or Beneficial Owners may have interests and (iii) nothing contained in this Deposit Agreement shall (a) preclude the Depositary or any of its Affiliates from engaging in such transactions or establishing or maintaining such relationships, (b) obligate the Depositary or any of its Affiliates to disclose such transactions or relationships or to account for any profit made or payment received in such transactions or relationships.

      Section 7.03 Severability. In case any one or more of the provisions contained in this Deposit Agreement or in the Regulation S GDRs should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby.

      Section 7.04 Holders and Beneficial Owners as Parties; Binding Effect. The Holders and Beneficial Owners from time to time of Regulation S GDSs shall be parties to this Deposit Agreement and shall be bound by all of the terms and conditions hereof and of any Regulation S GDR by acceptance thereof or any beneficial interest therein.

      Section 7.05 Notices. Any and all notices to be given to the Company shall be deemed to have been duly given if personally delivered or sent by mail, air courier or cable, telex or facsimile transmission, confirmed by letter personally delivered or sent by mail or air courier, addressed to Kookmin Bank 36-3 Yeoido-Dong, Yeuongdeungpo-Gu, Seoul, 150-758, Korea, Attention: IR Team Manager, facsimile number: +82-2-2703-8360, or to any other address which the Company may specify in writing to the Depositary.

      Any and all notices to be given to the Depositary shall be deemed to have been duly given if personally delivered or sent by mail, air courier, or cable, telex or facsimile transmission, confirmed by letter personally delivered or sent by mail or air courier, addressed to Citibank, N.A., 388 Greenwich Street, New York, New York 10013, U.S.A., Attention: Depositary Receipts Department, or to any other address which the Depositary may specify in writing to the Company.

      Notwithstanding anything else contained herein, delivery of a notice sent to the Depositary or to the Company by facsimile or electronic messaging shall not be deemed to be effective unless and until a confirmation receipt is sent by the Depositary or the Company, as the case may be, to the sender of such facsimile or electronic message

      Any and all notices to be given to any Holder shall be deemed to have been duly given if (a) personally delivered or sent by mail, air courier or facsimile transmission, confirmed by letter, addressed to such Holder at the address of such Holder as it appears on the books of the Depositary or, if such Holder shall have filed with the Depositary a request that notices intended for such Holder be mailed to some other address, at the address specified in such request, or (b) if a Holder shall have designated such means of notification as an acceptable means of notification under the terms of this Deposit Agreement, by means of electronic messaging addressed for delivery to the e-mail address designated by the Holder for such purpose. Notice to Holders shall be deemed to be notice to Beneficial Owners for all purposes of this Deposit Agreement. Failure to notify a Holder or any defect in the notification to a Holder shall not affect the sufficiency of notification to other Holders or to the Beneficial Owners of Regulation S GDSs held by such other Holders.

      Delivery of a notice sent by mail, air courier, or facsimile transmission shall be deemed to be effective at three days (in the case of domestic mail or air courier) or seven days (in the case of overseas mail) from the date when a duly addressed letter containing the same is deposited, postage prepaid, in a post-office letter box or delivered to an air courier service or at the time when a confirmation thereof is produced in the case of facsimile transmission, without regard for the actual receipt or time of actual receipt thereof by a Holder. The Depositary or the Company may, however, act upon any facsimile transmission received by it from any Holder, the Custodian, the Depositary or the Company, notwithstanding that such facsimile transmission shall not be subsequently confirmed by letter.

      Delivery of a notice by means of electronic messaging shall be deemed to be effective one day after the initiation of the transmission by the sender (as shown on the sender's records), notwithstanding that the intended recipient retrieves the message at a later date, fails to retrieve such message, or fails to receive such notice on account of its failure to maintain the designated e-mail address, its failure to designate a substitute e-mail address or for any other reason.

      Section 7.06 Governing Law and Jurisdiction. This Deposit Agreement and the Regulation S GDRs shall be interpreted in accordance with, and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by, the laws of the State of New York without reference to the principles of choice of law thereof. Notwithstanding anything contained in this Deposit Agreement, any Regulation S GDR or any present or future provisions of the laws of the State of New York, the rights of holders of Shares and of any other Deposited Securities and the obligations and duties of the Company in respect of the holders of Shares and other Deposited Securities, as such, shall be governed by the laws of Korea (or, if applicable, such other laws as may govern the Deposited Securities).

      Except as set forth in the following paragraph of this Section 7.06, the Company and the Depositary agree that the federal or state courts in the City of New York shall have jurisdiction to hear and determine any suit, action or proceeding and to settle any dispute between them that may arise out of or in connection with this Deposit Agreement and, for such purposes, each irrevocably submits to the non-exclusive jurisdiction of such courts.

      The Company hereby designates, appoints and empowers Kookmin Bank, New York Branch (the "Agent") now at 565 Fifth Avenue, 24th Floor, New York, New York, ,10017 as its authorized agent to receive and accept for and on its behalf, and on behalf of its properties, assets and revenues, service by mail of any and all legal process, summons, notices and documents that may be served in any suit, action or proceeding brought against the Company in any federal or state court as described in the preceding sentence or in the next paragraph of this Section 7.06. If for any reason the Agent shall cease to act as such, the Company agrees to designate a new agent in New York on the terms and for the purposes of this Section 7.06 reasonably satisfactory to the Depositary. The Company further hereby consents and agrees to the service of any and all legal process, summons, notices and documents in any suit, action or proceeding against the Company, by service by mail of a copy thereof upon the Agent, with a copy mailed to the Company by registered or certified air mail, postage prepaid, to its address provided in Section 7.05 hereof.

      The Company and the Depositary each irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of venue of any actions, suits or proceedings brought in any court as provided in this Section 7.06, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

      The Company and the Depositary each irrevocably and unconditionally waives, to the fullest extent permitted by law, and agrees not to plead or claim, any right of immunity from legal action, suit or proceeding, from setoff or counterclaim, from the jurisdiction of any court, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution or judgment, from execution of judgment, or from any other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, and consents to such relief and enforcement against it, its assets and its revenues in any jurisdiction, in each case with respect to any matter existing or arising between the Company and the Depositary out of, or in connection with, the Deposit Agreement, any Regulation S GDR or the Deposited Securities.

      No disclaimer of liability under the Securities Act is intended by any provision of this Deposit Agreement. The provisions of this Section 7.06 shall survive any termination of this Deposit Agreement, in whole or in part.

      Section 7.07 Assignment. Subject to the provisions of Section 5.04 hereof, this Deposit Agreement may not be assigned by either the Company or the Depositary, except as otherwise provided herein or with the prior written consent of the other.

      Section 7.08 Korean Law References. Any summary of Korean laws and Regulations and of the terms of the Company's Articles of Incorporation set forth in this Deposit Agreement have been provided by the Company solely for the convenience of Holders, Beneficial Owners and the Depositary. While such summaries are believed by the Company to be accurate as of the date of this Deposit Agreement, (i) they are summaries and as such may not include all aspects of the materials summarized applicable to a Holder or Beneficial Owner, and (ii) these laws and regulations and the Company's Articles of Incorporation may change after the date of this Deposit Agreement. Neither the Depositary nor the Company has any obligation under the terms of this Deposit Agreement to update any such summaries.

      Section 7.09 Titles. All references in this Deposit Agreement to exhibits, articles, sections, subsections, and other subdivisions refer to the exhibits, articles, sections, subsections and other subdivisions of this Deposit Agreement unless expressly provided otherwise. The words "this Deposit Agreement", "herein", "hereof," "hereby", "hereunder", and words of similar import refer to this Deposit Agreement as a whole as in effect between the Company, the Depositary and the Holders and Beneficial Owners of Regulation S GDSs and not to any particular subdivision unless expressly so limited. Pronouns in masculine, feminine and neuter gender shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa unless the context otherwise requires. Titles to sections of this Deposit Agreement are included for convenience only and shall be disregarded in construing the language contained in this Deposit Agreement.

      IN WITNESS WHEREOF, Kookmin Bank and Citibank, N.A. have duly executed this Deposit Agreement as of the day and year first above set forth and all Holders and Beneficial Owners shall become parties hereto upon acceptance by them of Regulation S GDSs evidenced by Regulation S GDRs issued in accordance with the terms hereof.


                                      KOOKMIN BANK

                                      By: /s/ Kap Shin
                                          --------------------------------------
                                          Name:  Kap Shin
                                          Title: CFO/
                                                 Senior Executive Vice President


                                      CITIBANK, N.A.

                                      By: /s/ Susan A. Lucanto
                                          --------------------------------------
                                          Name:  Susan A. Lucanto
                                          Title: Vice President

                                    EXHIBIT A

Number__________                     (CUSIP Number _______)

                                     Regulation S Global Depositary Shares (One
                                     Regulation S Global Depositary Share
                                     Representing one (1) Fully Paid Share of
                                     Common Stock, par value 5,000 Won per
                                     share, of the Company

                                [FORM OF FACE OF]

                 [MASTER] REGULATION S GLOBAL DEPOSITARY RECEIPT

                                   evidencing

                      REGULATION S GLOBAL DEPOSITARY SHARES

                                  representing

                   DEPOSITED FULLY PAID SHARES OF COMMON STOCK

                                       OF

                                  KOOKMIN BANK

                         (Incorporated under the laws of

                             the Republic of Korea)

SECURITIES ACT LEGEND

      NEITHER THIS REGULATION S GDR, NOR THE REGULATION S GDSs EVIDENCED HEREBY, NOR THE SHARES REPRESENTED THEREBY HAVE BEEN OR WILL BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR WITH ANY SECURITIES REGULATORY AUTHORITY OF ANY STATE OR OTHER JURISDICTION OF THE UNITED STATES. THE OFFER, SALE, PLEDGE OR OTHER TRANSFER OF THIS REGULATION S GDR, THE REGULATION S GDSs EVIDENCED HEREBY AND THE SHARES REPRESENTED THEREBY EACH IS SUBJECT TO CERTAIN CONDITIONS AND RESTRICTIONS. THE HOLDERS AND BENEFICIAL OWNERS HEREOF, BY PURCHASING OR OTHERWISE ACQUIRING THIS REGULATION S GDR AND

THE REGULATION S GDSs EVIDENCED HEREBY, ACKNOWLEDGE THAT SUCH REGULATION S GDR, THE REGULATION S GDSs EVIDENCED HEREBY AND THE SHARES REPRESENTED THEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT AND AGREE FOR THE BENEFIT OF THE COMPANY AND THE DEPOSITARY THAT THIS REGULATION S GDR, THE REGULATION S GDSs EVIDENCED HEREBY AND THE SHARES REPRESENTED THEREBY MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE LAWS OF THE STATES, TERRITORIES AND POSSESSIONS OF THE UNITED STATES GOVERNING THE OFFER AND SALE OF SECURITIES AND, PRIOR TO THE EXPIRATION OF THE RESTRICTED PERIOD (DEFINED AS 40 DAYS AFTER THE LATER OF (I) THE COMMENCEMENT OF THE OFFERINGS OF (A) REGULATION S GDSs OUTSIDE THE UNITED STATES IN RELIANCE ON REGULATION S AND ANY OTHER APPLICABLE LAW IN TRANSACTIONS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT, (B) SHARES IN THE REPUBLIC OF KOREA IN RELIANCE ON REGULATION S AND (II) THE CLOSING DATE WITH RESPECT TO THE REGULATION S GDSs AND THE SHARES) ONLY (1) OUTSIDE THE UNITED STATES TO A PERSON OTHER THAN A U.S. PERSON (AS SUCH TERMS ARE DEFINED IN REGULATION S UNDER THE SECURITIES ACT) IN ACCORDANCE WITH RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT, (2) PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), OR (3) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT.

      UPON THE EXPIRATION OF THE RESTRICTED PERIOD, THIS REGULATION S GDR, THE REGULATION S GDSs EVIDENCED HEREBY AND THE SHARES REPRESENTED BY REGULATION S GDSs SHALL NO LONGER BE SUBJECT TO THE RESTRICTIONS ON TRANSFER PROVIDED IN THIS LEGEND, PROVIDED THAT AT THE TIME OF SUCH EXPIRATION THE OFFER AND SALE OF THE REGULATION S GDSs EVIDENCED HEREBY AND THE SHARES REPRESENTED THEREBY BY THE HOLDER THEREOF IN THE UNITED STATES WOULD NOT BE RESTRICTED UNDER THE SECURITIES LAWS OF THE UNITED STATES OR ANY STATE, TERRITORY OR POSSESSION OF THE UNITED STATES.

      EACH HOLDER AND BENEFICIAL OWNER, BY ITS ACCEPTANCE OF THIS REGULATION S GDR OR BENEFICIAL INTEREST IN THE REGULATION S GDSs EVIDENCED HEREBY, AS THE CASE MAY BE, AT ANY TIME DURING THE RESTRICTED PERIOD, REPRESENTS THAT IT UNDERSTANDS AND AGREES TO THE FOREGOING RESTRICTIONS.

LEGEND

THE DEPOSITARY HAS BEEN ADVISED BY THE COMPANY THAT, AS OF THE DATE HEREOF, THE COMPANY HAS ESTABLISHED AND EXISTING WITH THE BANK OF NEW YORK AN AMERICAN DEPOSITARY RECEIPTS FACILITY WHICH CONTEMPLATES THE ISSUANCE OF AMERICAN DEPOSITARY SHARES TRADED ON THE NEW YORK STOCK EXCHANGE (THE "ADR FACILITY").

THE REGULATION S GDR FACILITY CREATED UNDER THE DEPOSIT AGREEMENT IS SEPARATE AND DISTINCT FROM THE ADR FACILITY. THE REGULATION S GDSs ISSUED UNDER THE DEPOSIT AGREEMENT ARE NOT FUNGIBLE WITH THE AMERICAN DEPOSITARY SHARES ISSUED AND OUTSTANDING UNDER THE ADR FACILITY AND HAVE SECURITIES IDENTIFIERS THAT ARE SEPARATE AND DISTINCT FROM THE SECURITIES IDENTIFIERS FOR THE AMERICAN DEPOSITARY SHARES ISSUED AND OUTSTANDING UNDER THE ADR FACILITY.

THE DEPOSITARY WILL ISSUE AND DELIVER REGULATION S GDSs ONLY UNDER THE DEPOSIT AGREEMENT. THERE IS NO GUARANTEE THAT THE HOLDERS AND BENEFICIAL OWNERS UNDER THE DEPOSIT AGREEMENT WILL RECEIVE THE SAME RIGHTS OR ENTITLEMENTS AS THE HOLDERS AND BENEFICIAL OWNERS OF DEPOSITARY SHARES ISSUED AND OUTSTANDING UNDER THE ADR FACILITY. NEITHER THE DEPOSITARY NOR THE BANK OF NEW YORK HAVE AGREED AND NEITHER HAS ANY OBLIGATIONS UNDER THE DEPOSIT AGREEMENT OR THE DEPOSIT AGREEMENT FOR THE ADR FACILITY TO TREAT HOLDERS AND BENEFICIAL OWNERS OF AMERICAN DEPOSITARY SHARES ON THE SAME TERMS AS HOLDERS AND BENEFICIAL OWNERS OF THE REGULATION S GDSs OR VICE VERSA. THE REGULATION S GDSs ARE SUBJECT TO LIMITATIONS ON TRANSFER AND CANCELLATION AND WITHDRAWAL DURING THE RESTRICTED PERIOD.

      CITIBANK, N.A., a national banking association organized and existing under the laws of the United States of America, as depositary (the "Depositary"), hereby certifies that Citivic Nominees Limited, as nominee for Citibank, N.A., London Branch, as common depository for Euroclear ("Euroclear") and Clearstream ("Clearstream"), is the record owner of Regulation S GDSs, representing deposited validly issued and fully paid shares of Common Stock, par value Won 5,000 per share, or evidence of rights to receive such shares ("Shares"), of Kookmin Bank, a company organized under the laws of the Republic of Korea (the "Company"). As of the date of the Regulation S Deposit Agreement, each Regulation S GDS represents one (1) Share(1) deposited under the Regulation S Deposit Agreement (as hereafter defined) with the Custodian, which at the date of execution of the Regulation S Deposit Agreement is Korea Securities Depository (the "Custodian").

      (1) The Regulation S Deposit Agreement. This Regulation S Global Depositary Receipt is one of the receipts (the "Regulation S GDR") executed and delivered pursuant to the Regulation S Deposit Agreement dated as of June 21, 2005 (as amended from time to time, the "Regulation S Deposit Agreement"), by and among the Company, the Depositary and all registered Holders and Beneficial Owners of Regulation S GDRs, from time to time, each of whom by accepting a Regulation S GDR or acquiring any beneficial interest therein, including any beneficial interest in the Master Regulation S GDR, agrees to become a party thereto and becomes bound by all terms and provisions thereof and hereof. The Regulation S Deposit Agreement sets forth the rights of Holders and Beneficial Owners and the rights and duties of the Depositary in respect of the Shares deposited thereunder and any and all other securities, property and cash from time to time received in respect of such Shares and held thereunder (such

----------
(1) Subject to amendment as provided on Article VI of the Regulation S Deposit Agreement.

Shares, securities, property and cash, collectively, the "Deposited Securities"). Copies of the Regulation S Deposit Agreement are on file at the Depositary's Principal New York Office, at the principal office of the Custodian and at any other designated transfer office. The statements made in this Regulation S GDR are summaries of certain provisions of the Regulation S Deposit Agreement and are qualified by and subject to the detailed provisions of the Regulation S Deposit Agreement, to which reference is hereby made. The Depositary makes no representation or warranty as to the validity or worth of the Deposited Securities. Capitalized terms defined in the Regulation S Deposit Agreement and not otherwise defined herein have the same defined meanings set forth in the Regulation S Deposit Agreement.

      (2) Withdrawal of Deposited Securities. Subject to receipt of confirmation of listing of Shares on the Stock Market Division of the Korea Exchange, upon
(i) surrender of Regulation S GDRs at the Principal London Office or Principal New York Office of the Depositary if the book-entry settlement system is not then available for Regulation S GDSs or (ii) receipt by the Depositary at the Principal New York Office of written instructions from a Participant of Euroclear or Clearstream (any such participant, a "Participant") or its nominee, as the case may be, on behalf of any Beneficial Owner together with a corresponding credit to the Depositary's account at Euroclear or Clearstream for the Regulation S GDSs so surrendered, if the book-entry settlement system is then available for Regulation S GDSs, in either case for the purpose of withdrawal of the Deposited Securities represented thereby, and upon receipt of
(x) payment of all fees and charges, including the fees and charges of the Depositary for the making of withdrawals of Deposited Securities and cancellation of Regulation S GDSs (as set forth in Exhibit B to the Regulation S Deposit Agreement), governmental charges and taxes payable in connection with such surrender and withdrawal, (y) instructions of the Holder or Participant and
(z) the written certification and agreement hereinafter referred to, subject to the terms and conditions of the Regulation S Deposit Agreement, the clearing procedures of CSD, the Articles of Incorporation of the Company, to the provisions of or governing the Deposited Securities and applicable laws, the Holder of such Regulation S GDR acting for itself or on behalf of the Beneficial Owner or Participant, as the case may be, shall be entitled to physical delivery, to him or upon his order, or to electronic delivery (during the Restricted Period, only through CSD or institutions having accounts with CSD to an account outside the U.S.) to an account designated by such Participant, Beneficial Owner or Holder, as the case may be, as permitted by applicable law, of the amount of Deposited Securities at the time represented by the Regulation S GDS surrendered for such purpose. Such delivery of Deposited Securities shall be made, as hereinafter provided, without unreasonable delay.

      During the Restricted Period, no Deposited Securities shall be delivered as provided under the Regulation S Deposit Agreement unless such written order shall be accompanied by an accurately and fully completed, signed certification and agreement in substantially the form of Exhibit D-2 to the Regulation S Deposit Agreement (in the case of the Initial Deposit) or Exhibit D-3 to the Regulation S Deposit Agreement (in the case of a subsequent offering of Regulation S GDSs). After the Restricted Period, delivery of Deposited Securities upon surrender of Regulation S GDSs as provided in the Regulation S Deposit Agreement may also be subject to delivery to the Depositary of such written certification and agreement as the Company and Depositary may require. A Regulation S GDR surrendered may be required by the Depositary to be endorsed in blank or accompanied by properly executed instruments of transfer in blank.

      Upon satisfaction of each of the conditions above specified, the Depositary (i) shall cancel the Regulation S GDSs Delivered to it (and, if applicable, the Regulation S GDRs evidencing the Regulation S GDSs so Delivered), (ii) shall direct the Registrar to record the cancellation of the Regulation S GDSs so Delivered, and (iii) shall direct the Custodian to Deliver (without unreasonable delay) at the Custodian's designated office the Deposited Securities represented by the Regulation S GDSs so canceled together with any certificate or other document of title for the Deposited Securities, or evidence of the electronic transfer thereof (if available), as the case may be, to or upon the written order of the person(s) designated in the order delivered to the Depositary for such purpose, subject however, in each case, to the terms and conditions of this Deposit Agreement, of the Regulation S GDRs evidencing the Regulation S GDSs so canceled, of the Articles of Incorporation of the Company, of applicable laws and of the rules of CSD, and to the terms and conditions of or governing the Deposited Securities, in each case as in effect at the time thereof.

      Notwithstanding anything else contained in this Regulation S GDR or the Regulation S Deposit Agreement, the Depositary may make delivery at the Principal New York Office of the Depositary of (i) any cash dividends or cash distributions, or (ii) any proceeds from the sale of any distributions of shares or rights, which are at the time held by the Depositary in respect of the Deposited Securities represented by the Regulation S GDSs surrendered for cancellation and withdrawal. At the request, risk and expense of any Holder so surrendering Regulation S GDSs, and for the account of such Holder, the Depositary shall direct the Custodian to forward (to the extent permitted by law) any cash or other property (other than securities) held by the Custodian in respect of the Deposited Securities represented by such Regulation S GDSs to the Depositary for delivery at the Principal New York Office of the Depositary. Such direction shall be given by letter or, at the request, risk and expense of such Holder, by cable, telex or facsimile transmission.

      The Depositary shall not accept for surrender Regulation S GDSs representing less than one Share. In the case of delivery to it of Regulation S GDSs representing a number other than a whole number of Shares, the Depositary shall cause ownership of the appropriate whole number Shares to be delivered in accordance with the terms hereof, and shall, at the discretion of the Depositary, either (i) return to the person surrendering such Regulation S GDSs the number of Regulation S GDSs representing any remaining fractional Share, or
(ii) sell or cause to be sold the fractional Share represented by the Regulation S GDSs so surrendered and remit the proceeds of such sale (net of (a) applicable fees and charges of, and expenses incurred by, the Depositary and (b) taxes withheld) to the person surrendering the Regulation S GDSs.

      (3) Transfer, Combination and Split-up of Regulation S GDRs.

      (a) Transfer. The Registrar shall, without unreasonable delay, register the transfer of Regulation S GDRs (and of the Regulation S GDSs represented thereby) on the books maintained for such purpose, upon any surrender of such Regulation S GDRs by the Holder thereof in person or by duly authorized attorney, properly endorsed or accompanied by proper instruments of transfer (including signature guarantees in accordance with standard industry practice) and duly stamped as may be required by any applicable law; provided, however, that the Registrar shall refuse to register any transfer of Regulation S GDRs if such registration would cause the total number of Shares represented by Regulation S GDSs evidenced by Regulation S GDRs held by any Holder to exceed the number of Shares as determined by the Company in order to comply with the ownership restrictions referred to in Section 3.05 and notified in writing, from time to time, to the Registrar.

Thereupon the Depositary shall cancel such Regulation S GDRs and execute new Regulation S GDRs evidencing the same aggregate number of Regulation S GDSs as those evidenced by the Regulation S GDRs canceled by the Depositary, shall cause the Registrar to countersign such new Regulation S GDRs, and shall Deliver such new Regulation S GDRs to or upon the order of the person entitled thereto if each of the following conditions has been satisfied: (i) the Regulation S GDRs have been duly Delivered by the Holder (or by a duly-authorized attorney of the Holder) to the Depositary at its Principal New York Office for the purpose of effecting a transfer thereof, (ii) the surrendered Regulation S GDRs have been properly endorsed or are accompanied by proper instruments of transfer (including signature guarantees in accordance with standard securities industry practice), (iii) the surrendered Regulation S GDRs have been duly stamped (if required by the laws of the State of New York or of the U.S.), (iv) all applicable fees and charges of, and expenses incurred by, the Depositary and all applicable taxes and governmental charges (as are set forth in Section 5.05 and Exhibit B to the Regulation S Deposit Agreement) have been paid, and (v) the Depositary has received such certifications and agreements as the Depositary and the Company may require in order to comply with applicable laws and the restrictions on transfer, prior to the termination of the Restricted Period, subject, however, in each case, to the terms and conditions of the applicable Regulation S GDRs, of the Regulation S Deposit Agreement and of applicable law, in each case as in effect at the time thereof.

      (b) Combination & Split-Up. The Depositary, subject to the terms and conditions of the Regulation S Deposit Agreement, shall upon surrender of Regulation S GDRs for the purpose of effecting a split-up or combination of such Regulation S GDRs (and of the Regulation S GDSs represented thereby), execute and deliver new Regulation S GDRs for the number of Regulation S GDSs in the name of the same Holder for any authorized number of Regulation S GDSs requested, evidencing the same class and aggregate number of Regulation S GDSs as the Regulation S GDRs surrendered.

      (c) Legends. The Regulation S GDRs executed and delivered upon any such transfer, split-up or combination shall bear the Securities Act Legend if at the time of delivery the restrictions contained therein are applicable, as determined by the Company and the Depositary from time to time.

      (4) Pre-Conditions to Registration, Transfer, Etc. As a condition precedent to the execution and delivery, registration, registration of transfer, split-up, combination or surrender of any Regulation S GDR, the delivery of any distribution thereon or withdrawal of any Deposited Securities, the Depositary or the Custodian may require from the Holder, the presenter of a Regulation S GDR, the Beneficial Owner, the depositor of Shares or the presenter of written instructions to adjust the Depositary's records (i) payment of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Shares being deposited or withdrawn) and payment of any fees and charges of the Depositary as provided in paragraph (8) of this Regulation S GDR; (ii) compliance with (a) any laws or governmental regulations relating to

Regulation S GDRs or Regulation S GDSs or to the withdrawal of Deposited Securities and (b) such reasonable procedures, as the Depositary and the Company may establish consistent with the provisions of the Regulation S Deposit Agreement; and (iii) production of proof satisfactory to it as to the identity and genuineness of any signature appearing on any form, certification or other document delivered to the Depositary in connection with the Regulation S Deposit Agreement, including but not limited to, in the case of Regulation S GDRs, a signature guarantee in accordance with industry practice.

      The issuance and delivery of Regulation S GDSs against, or adjustments in the records of the Depositary to reflect, deposits of Shares generally or deposits of particular Shares may be suspended or withheld, or the registration of transfer of Regulation S GDRs in particular instances may be refused, or the registration of transfers generally may be suspended, or the surrender of outstanding Regulation S GDSs for the purpose of withdrawal of Deposited Securities may be suspended or refused, during any period when the transfer books of the Depositary, the shareholders' register of the Company (or the appointed agent of the Company for the transfer and registration of Shares) or the books of the CSD are closed, or if any such action is deemed necessary or advisable by the Company, the Depositary or the CSD, in good faith, at any time or from time to time.

      Notwithstanding anything herein to the contrary, after the Restricted Period, a Holder is entitled to withdraw Deposited Securities subject only to
(i) temporary delays caused by closing the transfer books of the Depositary or the Company or the deposit of Shares in connection with voting at a shareholder's meeting or the payment of dividends, (ii) the payment of fees, taxes and similar charges to the Depositary, and (iii) compliance with any laws or governmental regulations relating to Regulation S GDRs or to the withdrawal of Deposited Securities.

      (5) Liability of Holders and Beneficial Owners for Taxes and Other Charges. If any Korean or other tax or governmental charge shall become payable with respect to any Regulation S GDR or any Deposited Securities or Regulation S GDS, such tax or other governmental charge shall be payable by the Holder of such Regulation S GDRs to the Depositary and any Beneficial Owner of such Receipt shall be liable to the Holder therefor. The Depositary may refuse, and the Company shall be under no obligation, to effect any registration of transfer of all or part of such Regulation S GDRs or to execute and deliver any new Regulation S GDRs or to permit any deposit or, any withdrawal of Deposited Securities represented by the Regulation S GDSs evidenced thereby until such payment is made, and may withhold any dividends or other distributions, or may sell for the account of the Holder thereof any part or all of the Deposited Securities represented by the Regulations S GDSs evidenced by such Regulation S GDRs, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge, the Holder and the Beneficial Owner of such Regulation S GDRs remaining liable for any deficiency.

      (6) Representations and Warranties on Deposit, Transfer, Surrender and Withdrawal of Shares or Regulation S GDRs. Each person depositing Shares under the Regulation S Deposit Agreement shall be deemed thereby to represent and warrant that (i) such Shares (and the certificates therefor) are duly authorized, validly issued, outstanding, fully paid, nonassessable, and legally obtained by such person, (ii) all preemptive (and similar) rights, if any, with respect to such Shares have been validly waived or exercised, (iii) the person making such deposit is duly authorized so to do, (iv) the Shares presented for deposit are free and clear of any lien, encumbrance, security interest, charge, mortgage or adverse claim, and (v) the Shares presented for deposit have not been stripped of any rights or entitlements, and are not, and the Regulation S GDSs will not be, "Restricted Securities" (under the Securities Act). Such representations and warranties shall survive the deposit and withdrawal of Shares and the issuance and cancellation of Regulation S GDSs in respect thereof and the transfer of such Regulation S GDSs. If any such representations or warranties are false in any way, the Company and the Depositary shall be authorized, at the cost and expense of the person depositing Shares, to take any and all actions necessary to correct the consequences thereof.

      Each person depositing Shares, taking delivery of or transferring Regulation S GDSs or any beneficial interest therein, or surrendering Regulation S GDSs or any beneficial interest therein and withdrawing Shares under the Regulation S Deposit Agreement shall be deemed thereby to acknowledge that the Regulation S GDRs, the Regulation S GDSs evidenced thereby and the Shares represented thereby have not been and will not be registered under the Securities Act, and may not be offered, sold, pledged or otherwise transferred except in accordance with the restrictions on transfer set forth in the Securities Act Legend, and such person shall be deemed thereby to represent and warrant that such deposit, transfer or surrender or withdrawal complies with the foregoing restrictions. Such representations and warranties shall survive any such deposit, transfer or surrender or withdrawal of the Shares or the Regulation S GDRs or any beneficial interest therein.

      (7) Proofs, Certificates and Other Information. Any person presenting Shares for deposit, any Holder or any Beneficial Owner may be required and every Holder and Beneficial Owner agrees, from time to time (a) to provide to the Depositary and the Custodian such proof of citizenship or residence, taxpayer status, payment of all applicable taxes or other governmental charges, exchange control approval, legal or beneficial ownership of Regulation S GDSs and Deposited Securities, compliance with all applicable laws and the terms of the Regulation S Deposit Agreement, and the provisions of, or governing, the Deposited Securities, and (b) to execute such certifications and to make such representations and warranties and to provide such other information and documentation (or, in the case of Shares in registered form presented for deposit, such information relating to the registration on the books of the Company or on the shareholders' register of the Company ) as the Depositary or the Custodian may deem reasonably necessary or proper or as the Company may reasonably require by written request to the Depositary consistent with its obligations under the Regulation S Deposit Agreement and the applicable Regulation S GDR(s). The Depositary and the Registrar, as applicable, may withhold the execution or delivery or registration of transfer of any Regulation S GDR, or the distribution or sale of any dividend or distribution of rights or of the net proceeds of the sale thereof or the delivery of any Deposited Securities, until such proof or other information is filed or such certifications are executed, or such representations and warranties are made, or such other documentation or information is provided, in each case to the Depositary's, the Registrar's and the Company's satisfaction. The Depositary shall, at the Company's request, provide the Company, in a timely manner, with copies or originals if necessary and appropriate of (i) any such proofs of citizenship or residence, taxpayer status, or exchange control approval or written representations and warranties which it receives from Holders and Beneficial Owners, and (ii) any other information or documents which the Company may reasonably request and which the Depositary shall request and receive from any Holder or Beneficial Owner or any person presenting Shares for deposit or Regulation S GDSs for cancellation, transfer or withdrawal.

      (8) Fees and Charges of Depositary.

      The Depositary shall charge the following fees:

      (i) Issuance Fee: to any person depositing Shares or to whom Regulation S GDSs are issued upon the deposit of Shares (excluding issuances pursuant to paragraph (iv) below), a fee not in excess of U.S. $5.00 per 100 Regulation S GDSs (or portion thereof) so issued under the terms of the Regulation S Deposit Agreement;

      (ii) Cancellation Fee: to any person surrendering Regulation S GDSs for cancellation and withdrawal of Deposited Securities, a fee not in excess of U.S. $5.00 per 100 Regulation S GDSs (or portion thereof) so surrendered;

      (iii) Cash Distribution Fee: to any Holder of Regulation S GDSs, a fee not in excess of U.S. $2.00 per 100 Regulation S GDSs (or portion thereof) held for the distribution of cash dividends or other cash distributions (i.e., upon the sale of rights and other entitlements) under the terms of the Regulation S Deposit Agreement;

      (iv) Stock Distribution /Rights Exercise Fees: to any Holder of Regulation S GDRs, a fee not in excess of U.S. $2.00 per 100 Regulation S GDSs (or portion thereof) held pursuant to stock dividends or other free stock distributions or upon the exercise of rights to purchase additional Regulation S GDSs;

      (v) Annual Depositary Services Fee: to any Holder of Regulation S GDRs, a fee not in excess of U.S. $2.00 per 100 Regulation S GDSs (or fraction thereof) held on the last day of each calendar year, except to the extent of any cash dividend fee(s) charged under paragraph
            (iii) above during that calendar year; and

      (vi) GDR Transfer Fee: to any person presenting a Regulation S GDR for transfer, a fee not in excess of U.S. $1.50 per Regulation S GDR so presented for transfer.

      In addition, Holders, Beneficial Owners, persons depositing Shares for deposit and persons surrendering Regulation S GDSs for cancellation and withdrawal of Deposited Securities will be required to pay the following charges:

      (i) taxes (including applicable interest and penalties) and other governmental charges;

      (ii) such registration fees as may from time to time be in effect for the registration of Shares or other Deposited Securities on the share register and applicable to transfers of Shares or other Deposited Securities to or from the name of the Custodian, the Depositary or any nominees upon the making of deposits and withdrawals, respectively;

      (iii) such cable, telex and facsimile transmission and delivery expenses as are expressly provided in the Regulation S Deposit Agreement to be at the expense of the person depositing or withdrawing Shares or Holders and Beneficial Owners of Regulation S GDSs;

      (iv) the expenses and charges incurred by the Depositary in the conversion of Foreign Currency;

      (v) such fees and expenses as are incurred by the Depositary in connection with compliance with exchange control regulations and other regulatory requirements applicable to Shares, Deposited Securities, Regulation S GDSs and Regulation S GDRs; and

      (vi) the fees and expenses incurred by the Depositary, the Custodian or any nominee in connection with the servicing or delivery of Deposited Securities.

      Any other charges and expenses of the Regulation S Depositary under the Regulation S Deposit Agreement will be paid by the Company upon written agreement between the Depositary and the Company. All fees and charges may, at any time and from time to time, be changed by agreement between the Depositary and Company but, in the case of fees and charges payable by Holders or Beneficial Owners, only in the manner contemplated by paragraph (25) of this Regulation S GDR. The Depositary will provide, without charge, a copy of its latest fee schedule to anyone upon request. The charges and expenses of the Custodian are for the sole account of the Depositary.

      (9) Title to Regulation S GDRs. Subject to the limitations set forth herein or in the Regulation S Deposit Agreement, it is a condition of this Regulation S GDR and every successive Holder hereof by accepting or holding the same consents and agrees, that when properly endorsed or accompanied by proper instruments of transfer (including signature guarantees in accordance with standard industry practice), and upon compliance with the restrictions on registration of transfer set forth in the Securities Act Legend, title to this Regulation S GDR (and to the Regulation S GDSs evidenced hereby) is transferable by delivery with the same effect as in the case of a certificated security under the laws of the State of New York; provided that the Regulation S GDR has been properly endorsed or is accompanied by proper instruments of transfer. Notwithstanding any notice to the contrary, the Depositary and the Company may deem and treat the holder of this Regulation S GDR as the absolute owner hereof for the purpose of determining the person entitled to any distribution of dividends or other distributions, to any notice provided for in the Regulation S Deposit Agreement and for all other purposes. Neither the Depositary nor the Company shall have any obligation or be subject to any liability under the Regulation S Deposit Agreement to any holder of a Regulation S GDR or any Beneficial Owner unless such holder is the Holder hereof, or, in the case of a Beneficial Owner, such Beneficial Owner or the Beneficial Owner's representative is the Holder hereof.

      (10) Validity of Regulation S GDR. This Regulation S GDR shall not be entitled to any benefits under the Regulation S Deposit Agreement or be valid or enforceable for any purpose against the Depositary or the Company unless this Regulation S GDR has been (i) dated, (ii) signed by the manual or facsimile signature of a duly-authorized signatory of the Depositary, (iii) countersigned by the manual or facsimile signature of a duly-authorized signatory of the Registrar, and (iv) registered in the books maintained by the Registrar for the Registration of issuances and transfers of Regulation S GDRs.

      (11) [Intentionally Omitted]

      (12) Ownership Restrictions. Notwithstanding any other provision in the Regulation S Deposit Agreement, the Company may restrict transfers of the Shares where such transfer might result in ownership of Shares exceeding certain limits under applicable law or under the Company's Articles of Incorporation. The Company may also restrict, in such manner as it deems appropriate, transfers of Regulation S GDSs where such transfer would result in the total number of Shares represented by the Regulation S GDSs beneficially owned by a single Holder or Beneficial Owner, when aggregated with all other Shares beneficially owned by such Holder or Beneficial Owner (including Shares beneficially owned by affiliated owner or beneficial owner) to exceed four (4) percent of the aggregate number of shares with voting rights of the Company issued and outstanding, or any other limits under the Articles of Incorporation of the Company or applicable law with respect to which the Company may, from time to time, notify the Depositary. The Company, may, in its sole discretion, instruct the Depositary to take action with respect to the beneficial ownership of any Holder or Beneficial Owner who holds Regulation S GDSs in excess of the limitation set forth in the preceding sentence, including but not limited to, the imposition of restrictions on the withdrawal of Shares represented by Regulation S GDSs, the removal or limitation of voting rights or the mandatory sale or disposition on behalf and for the account of a Holder or Beneficial Owner of the Shares represented by the Regulation S GDSs held by such Holder or Beneficial Owner in excess of such limitations (and the cancellation of such Regulation S GDSs), if and to the extent such disposition is permitted by applicable law. Each Holder and Beneficial Owner agrees to file reports to the extent and in the form required by Korean law and regulations as may be in effect from time to time. Nothing herein shall be interpreted as obligating the Depositary or the Company to ensure compliance with the ownership restrictions described in Section 3.05 of the Regulation S Deposit Agreement. In addition, Korean laws and regulations may require beneficial owners of the voting share capital of Korean companies, including the Beneficial Owners, to satisfy certain reporting requirements or obtain regulatory approval in certain circumstances. Beneficial Owners are solely responsible for complying with such requirements. Neither the Depositary nor the Custodian, nor the Company, nor any of their respective agents or affiliates shall be required to take any actions whatsoever on behalf of such Beneficial Owners to comply with such reporting requirements or regulatory approvals under Korean law.

      (13) Compliance with Information Requests. The Company or the Depositary may from time to time request Holders, former Holders, Beneficial Owners or former Beneficial Owners to provide information as to the capacity in which they hold or held Regulation S GDRs and regarding the identity of any other persons then or previously interested in such Regulation S GDRs and the nature of such interest and various other matters whether or not they are Holders and/or Beneficial Owners at the time of such request. Each such Holder agrees to provide any such information reasonably requested by the Company or the Depositary pursuant to this paragraph whether or not still a Holder at the time of such request. The Depositary agrees to use its reasonable efforts to comply with written instructions received from the Company requesting that the Depositary forward any such requests to such Holders and to the last known address, if any, of such former Holders and to forward to the Company any responses to such requests received by the Depositary, and to use its reasonable efforts, at the Company's request and expense, to assist the Company in obtaining such information with respect to the Regulation S GDSs evidenced by Regulation S GDRs; provided that nothing herein shall be interpreted as obligating the Depositary to provide or obtain any such information not provided to the Depositary by such Holders or former Holders.

      (14) Available Information. The Company is subject to the periodic reporting requirements of the Securities Exchange Act and, accordingly, files certain reports with the Commission. Such reports and other information, when so filed, can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington D.C. 20549. Copies of such material may be obtained at prescribed rates. Such reports and other information may also be inspected at the offices of The New York Stock Exchange, Inc., 11 Wall Street, New York, New York 10005.

      (15) [Intentionally Omitted].

      (16) Distributions Upon Deposited Securities. Whenever the Depositary or the Custodian shall receive any cash dividend or other cash distribution by the Company on any Deposited Securities, the Depositary shall, if at the time of receipt thereof any amounts received in Foreign Currency can in the judgment of the Depositary (pursuant to Section 4.08 of the Regulation S Deposit Agreement) be converted on a practical basis into Dollars transferable to the U.S., promptly convert, or cause to be converted, such dividend or distribution or proceeds into Dollars (on the terms described in Section 4.08 of the Regulation S Deposit Agreement), establish a record date in accordance with Section 4.09 of the Regulation S Deposit Agreement (if applicable), and distribute promptly the amount thus received (net of (a) the applicable fees and charges of, and expenses incurred by, the Depositary and (b) taxes withheld) to the Holders entitled thereto in proportion to the number of Regulation S GDSs representing such Deposited Securities held by them respectively, subject to applicable Korean laws and regulations and the provisions of Section 4.08 of the Regulation S Deposit Agreement provided, however, that in the event that the Company, the Custodian or the Depositary shall be required to withhold and does withhold from any cash dividend or other cash distribution in respect of any Deposited Securities an amount on account of taxes or other governmental charges, the amount distributed to the Holders in respect of Regulation S GDSs representing such Deposited Securities shall be reduced accordingly. The Depositary shall distribute only such amount, however, as can be distributed without attributing to any Holder a fraction of one cent, and any balance not so distributable shall be held by the Depositary (without liability for interest thereon) and shall be added to and become part of the next sum received by the Depositary for distribution to Holders then outstanding. The Company or its agent or the Depositary or its agent, as appropriate, will remit to the appropriate governmental authority or agency in Korea or any other relevant jurisdiction all amounts withheld and owing to such authority or agency. The Depositary will forward to the Company or its agent such information from its records as the Company may reasonably request to enable the Company or its agent to file necessary reports with governmental authorities or agencies.

      If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, Shares, the Custodian shall be required, subject to applicable law, to accept such Shares for deposit pursuant to the Regulation S Deposit Agreement and, upon receipt of confirmation of such deposit, the Depositary shall (subject to Section 5.05 of the Regulation S Deposit Agreement) either (i) distribute to the Holders of outstanding Regulation S GDRs entitled thereto, in proportion to the number of Regulation S GDSs representing Deposited Securities held by them respectively, additional Receipts for an aggregate number of Regulation S GDSs representing the number of Shares received as such dividend or free distribution, or (ii) reflect on the records of the Depositary such increase in the aggregate number of Regulation S GDSs representing the aggregate number of Shares so received, in either case, after deduction or upon payment of the fees and expenses of the Depositary. If for any reason (including any requirement that the Company or the Depositary withhold an amount on account of taxes or other governmental charges or that such Shares must be registered under the Securities Act in order to be distributed to Holders) the Depositary deems such distribution not to be commercially feasible, the Depositary may, after consultation with the Company, adopt such method as it may deem commercially feasible for the purpose of effecting such distribution, including the sale (at public or private sale) of the Shares thus received, or any part thereof, and the net proceeds of any such sale shall be distributed by the Depositary to the Holders entitled thereto as in the case of a distribution received in cash. In lieu of issuing Regulation S GDRs for fractional Regulation S GDSs in any such case, the Depositary shall sell the number of Shares represented by the aggregate of such fractions and distribute the net proceeds in dollars. To the extent that new Regulation S GDSs representing such Shares are not created and such Shares are not sold or otherwise distributed in accordance with this Section, each Regulation S GDSs shall thenceforth also represent such additional Shares distributed upon the Deposited Securities represented thereby.

      Subject to applicable Korean law, whenever the Company intends to make a distribution payable at the election of the holders of Shares in cash or in additional Shares other than as provided in Sections 4.01 or 4.02 of the Regulation S Deposit Agreement, the Company shall give timely notice thereof to the Depositary stating whether or not it wishes such elective distribution to be made available to Holders of Regulation S GDSs. Upon timely receipt of notice indicating that the Company wishes such elective distribution to be made available to Holders of Regulation S GDSs, the Depositary shall consult with the Company to determine, and the Company shall assist the Depositary in its determination, whether it is lawful and commercially feasible to make such elective distribution available to the Holders of Regulation S GDSs. The Depositary shall make such elective distribution available to Holders only if
(i) the Company shall have timely requested that the elective distribution be made available to Holders, (ii) the Depositary shall have determined that such distribution is commercially feasible and (iii) the Depositary shall have received satisfactory documentation within the terms of Section 5.08 of the Regulation S Deposit Agreement. If the above conditions are not satisfied, the Depositary shall, to the extent permitted by law, distribute to the Holders, on the basis of the same determination as is made in Korea in respect of the Shares for which no election is made, either (X) cash upon the terms described in
Section 4.01 of the Regulation S Deposit Agreement or (Y) additional Regulation S GDSs representing such additional Shares upon the terms described in Section
4.02 of the Regulation S Deposit Agreement (provided that in the case of (Y), the Shares have been deposited pursuant to Section 4.02 of the Regulation S Deposit Agreement). If the above conditions are satisfied, the Depositary shall establish a record date (on the terms described in Section 4.09 of the

Regulation S Deposit Agreement) and establish procedures to enable Holders to elect the receipt of the proposed distribution in cash or in additional Regulation S GDSs. The Company shall assist the Depositary in establishing such procedures to the extent necessary. Nothing herein shall obligate the Depositary to make available to Holders a method to receive the elective distribution in Shares (rather than Regulation S GDSs) if the conditions set forth above are not satisfied. There can be no assurance that Holders generally, or any Holder in particular, will be given the opportunity to receive elective distributions on the same terms and conditions as the holders of Deposited Securities.

      Whenever the Company intends to distribute to the holders of the Deposited Securities rights to subscribe for additional Shares, the Company shall give timely notice thereof to the Depositary stating whether or not it wishes such rights to be made available to Holders of Regulation S GDSs. Upon timely receipt of a notice indicating that the Company wishes such rights to be made available to Holders of Regulation S GDSs, the Depositary shall consult with the Company to determine, and the Company shall assist the Depositary in its determination, whether it is lawful and commercially feasible to make such rights available to the Holders. The Depositary shall make such rights available to Holders only if
(i) the Company shall have timely requested that such rights be made available to Holders, (ii) the Depositary shall have received satisfactory documentation within the terms of Section 5.09 of the Regulation S Deposit Agreement, and
(iii) the Depositary shall have determined that such distribution of rights is commercially feasible. In the event all conditions set forth above are satisfied, the Depositary shall establish a record date (upon the terms described in Section 4.09 of the Regulation S Deposit Agreement) and establish procedures to (x) distribute rights to purchase additional Regulation S GDSs (by means of warrants or otherwise) in proportion to the number of Regulation S GDSs held, (y) to enable the Holders (or holders of warrants) to exercise such rights or warrants (upon payment of the subscription price and of the applicable (a) fees and charges of, and expenses incurred by, the Depositary and (b) taxes), and, if applicable, to enable Holders or holders of warrants, as the case may be, to sell or transfer such rights or warrants, as the case may be, and (z) to deliver Regulation S GDSs upon the valid exercise of such rights. The Company shall assist the Depositary to the extent necessary in establishing such procedures. Nothing herein shall obligate the Depositary to make available to the Holders a method to exercise rights to subscribe for Shares (rather than Regulation S GDSs) if the conditions set forth above are not satisfied. In the event any of the conditions set forth above are not satisfied or if the Company requests that the rights not be made available to Holders of Regulation S GDSs, the Depositary shall proceed with the sale of the rights and subsequent distribution of proceeds as contemplated below.

If (i) the Company does not timely request the Depositary to make the rights available to Holders or requests that the rights not be made available to Holders, (ii) the Depositary fails to receive satisfactory documentation within the terms of Section 5.08 of the Regulation S Deposit Agreement or determines it is not lawful or commercially feasible to make the rights available to Holders, or (iii) any rights made available are not exercised and appear to be about to lapse, the Depositary shall, after consultation with the Company, determine whether it is lawful and commercially feasible to sell such rights, in a riskless principal capacity, at such places and upon such terms (including public or private sale) as it may deem proper and commercially feasible. The Depositary shall consult with the Company to determine whether such actions are lawful and commercially feasible. The Depositary shall, upon such sale, convert and distribute proceeds of such sale (net of applicable (a) fees and charges of, and expenses incurred by, the Depositary and (b) taxes) upon the terms set forth in Section 4.01 of the Regulation S Deposit Agreement.

      If the Depositary is unable to make any rights available to Holders or to arrange for the sale of the rights upon the terms described above, the Depositary shall allow such rights to lapse.

      Neither the Depositary nor the Company shall be responsible for (i) any failure to determine that it may be lawful or commercially feasible to make such rights available to Holders in general or any Holders in particular that is not due to its negligence, or (ii) any foreign exchange exposure or loss incurred in connection with such sale, or exercise. The Depositary shall not be responsible for the content of any materials forwarded to the Holders on behalf of the Company in connection with the rights distribution.

      Notwithstanding anything to the contrary in Section 4.04 of the Regulation S Deposit Agreement, if registration (under the Securities Act or any other applicable law) of the rights or the securities to which any rights relate may be required in order for the Company to offer such rights or such securities to Holders and to sell the securities represented by such rights, the Depositary will not distribute such rights to the Holders (i) unless and until a registration statement under the Securities Act (or other applicable law) covering such offering is in effect or (ii) unless the Company furnishes the Depositary opinion(s) of counsel for the Company in the United States and counsel to the Company in any other applicable country in which rights would be distributed, in each case reasonably satisfactory to the Depositary, to the effect that the offering and sale of such securities to Holders are exempt from, or do not require registration under, the provisions of the Securities Act or any other applicable laws. If Korean law requires the Depositary to obtain approval or license from a governmental agency to effect a sale of rights, the Depositary may file an application for such approval or license as it may deem desirable, in good faith. Such requirements may adversely affect (i) the ability of the Depositary to dispose of such rights or (ii) the costs and expenses of the Depositary associated with disposal of rights. In the event that the Company, the Depositary or the Custodian shall be required to withhold and does withhold from any distribution of property (including rights) an amount on account of taxes or other governmental charges, the amount distributed to the Holders of Regulation S GDSs representing such Deposited Securities shall be reduced accordingly. In the event that the Depositary determines that any distribution in property (including Shares and rights to subscribe therefor) is subject to any tax or other governmental charges which the Depositary is obligated to withhold, the Depositary may dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner, including by public or private sale, as the Depositary deems necessary and practicable to pay any such taxes or charges. There can be no assurance that Holders generally, or any Holder in particular, will be given the opportunity to receive or exercise rights on the same terms and conditions as the holders of Shares or be able to exercise such rights. Nothing herein shall obligate the Company to file any registration statement in respect of any rights or Shares or other securities to be acquired upon the exercise of such rights.

      Whenever the Depositary or the Custodian shall receive any distribution other than cash, Shares or rights upon any Deposited Securities, the Depositary shall, after consultation with the Company, cause the securities or property so received to be distributed as promptly as practicable to the Holders entitled thereto, as of a record date fixed pursuant to Section 4.09 of the Regulation S

Deposit Agreement, after deduction or upon payment of the fees and expenses of the Depositary (which fees shall be in an amount equal to the fee for issuance of GDSs pursuant to Section 2.05 of the Regulation S Deposit Agreement, which would have been charged as a result of the deposit by, or on behalf of, Holders of such securities (treating all such securities as if they were Shares) but which securities are instead distributed by the Depositary to the Holders entitled thereto), in proportion to the number of Regulation S GDSs representing such Deposited Securities held by them respectively, in any manner that the Depositary may deem, after consultation with the Company, commercially feasible for accomplishing such distribution subject to any applicable laws or regulations of Korea; provided, however, that if in the opinion of the Depositary it cannot cause such securities or property to be distributed or such distribution cannot be made proportionately among the Holders entitled thereto, or if for any other reason (including any requirement that the Company, the Custodian or the Depositary withhold an amount on account of taxes or other governmental charges or that such securities must be registered under the Securities Act, in order to be distributed to Holders) the Depositary deems such distribution not to be commercially feasible, the Depositary may, after consultation with the Company, adopt such method as it may deem commercially feasible for the purpose of effecting such distribution, including the sale (at public or private sale) of the securities or property thus received, or any part thereof, and the net proceeds of any such sale shall be distributed by the Depositary to the Holders entitled thereto as in the case of a distribution received in cash; provided that any unsold balance of such securities or property shall be distributed by the Depositary to the Holders entitled thereto subject to any applicable laws or regulations of Korea, if such distribution is commercially feasible without withholding for or on account of any taxes or other governmental charges and without registration under the Securities Act, in accordance with such commercially feasible method as the Depositary shall have adopted.

      (17) [Intentionally Omitted]

      (18) Record Dates. Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued, with respect to any Deposited Securities, or whenever, for any reason, the Depositary causes a change in the number of Shares that are represented by each Regulation S GDS or whenever the Depositary shall receive notice of any meeting of holders of Shares or other Deposited Securities, the Depositary shall fix a record date after consultation with the Company (which shall be as near as practicable to the corresponding record date for Shares set by the Company) for the determination of the Holders who shall be entitled to receive such dividend, distribution or rights, or the net proceeds of the sale thereof, or to receive notice of such meeting or to exercise the rights of Holders with respect to such changed number of Shares. Subject to the provisions of Sections 4.01 through 4.08 of the Regulation S Deposit Agreement and to the other terms and conditions of the Regulation S Deposit Agreement, the Holders at the close of business in New York on such record date shall be entitled to receive the amount distributable by the Depositary with respect to such dividend or other distribution or such rights or the net proceeds of sale thereof, to exercise the rights of Holders hereunder with respect to such changed number of Shares in proportion to the number of Regulation S GDSs held by them respectively or with respect to such other matter.

      (19) Voting of Deposited Securities. As soon as practicable after receipt of notice of any meeting of, or solicitation by the Company of consents or proxies from, holders of Shares or other Deposited Securities, the Depositary shall, if requested in writing by the Company, fix a record date as provided in
Section 4.09 of the Regulation S Deposit Agreement for determining the Holders entitled to give instructions for the exercise of voting rights. The notice to the Depositary that there will be a meeting of holders of Shares shall be provided by the Company in English to the Depositary, with the Company using its reasonable good faith efforts to deliver such notice to the Depositary in no event less than twenty-one (21) days in advance of such meeting. The Company shall transmit to the Depositary such notice, the agenda therefor as well as the English translations thereof, which the Depositary shall mail to Holders as soon as practicable after receipt of the same by the Depositary, together with: (a) such information as is contained in such notice of meeting (or solicitation of consent or proxy) received by the Depositary from the Company, (b) a statement that the Holders of record at the close of business on a specified record date will be entitled, subject to any applicable provisions of Korean law and of the Articles of Incorporation of the Company, to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the number of Shares or other Deposited Securities represented by their respective Regulation S GDSs evidenced by their respective Regulation S GDRs and (c) a brief statement as to the manner in which such instructions may be given. Voting instructions may be given only in respect of a number of Regulation S GDSs representing an integral number of Deposited Securities.

      Upon the timely request of a Holder of Regulation S GDSs evidenced by Regulation S GDRs on such record date received on or before the date established by the Depositary for such purpose, the Depositary shall endeavor, insofar as practicable and permitted under applicable law and the provisions of the Articles of Incorporation of the Company, to vote or cause the Custodian to vote the Shares represented by Regulation S GDSs evidenced by such Regulation S GDRs in accordance with the instructions set forth in such request. Holders and Beneficial Owners acknowledge, however, that the Company may not notify the Depositary sufficiently in advance of the scheduled date of a meeting or solicitation of consents or proxies to enable the Depositary to make a timely mailing of such notices to the Holders of Regulation S GDRs, and that the Holders of Regulation S GDRs may not receive such notices sufficiently in advance of a meeting or solicitation of consents or proxies to give instructions to the Depositary. The Depositary shall not attempt to exercise the right to vote that attaches to the Shares other than in accordance with such instructions. Neither the Depositary nor the Custodian shall, under any circumstances exercise any discretion as to voting and neither the Depositary nor the Custodian shall vote or attempt to exercise the right to vote the Shares or other Deposited Securities represented by Regulation S GDSs except pursuant to and in accordance with the written voting instructions (including those instructions in electronic form) from Holders or in accordance with the provisions of Section 4.10 of the Regulation S Deposit Agreement.

      To the extent the Depositary does not receive instructions from the Holders on or prior to such date, the Depositary shall vote or cause to be voted the Deposited Securities in the same manner and in the same proportion as the holders of all other outstanding Shares vote their Shares.

      Notwithstanding anything else contained in this Deposit Agreement or any Regulation S GDR, the Depositary shall not have any obligation to take any action with respect to any meeting, or solicitation of consents or proxies, of holders of Deposited Securities if the taking of such action would violate U.S. laws. The Company agrees to take any and all actions reasonably necessary to enable Holders and Beneficial Owners to exercise the voting rights accruing to the Deposited Securities.

      Subject to the applicable laws or rules of any securities exchange on which the Deposited Securities are listed or traded, at least three (3) days prior to the date of such meeting, the Depositary shall, if requested and at the expense of the Company, deliver to the Company copies of all voting instructions received from Holders of Receipts, if any, in accordance with which the Depositary will vote, or cause to be voted, the Deposited Securities represented by the Regulation S GDSs evidenced by such Regulation S GDRs at such meeting. A Holder or Beneficial Owner of Regulation S GDSs shall not be entitled to give any instructions with respect to voting rights associated with Regulation S GDSs evidenced by Regulation S GDRs held by such Holder if and to the extent the total number of Shares beneficially owned by such Holder or Beneficial Owner exceeds any limit which the Company may, from time to time, notify the Depositary. The Company and the Depositary may take any and all action necessary or desirable to enforce the restrictions on the exercise of voting rights set forth in the preceding sentence.

      The Company acknowledges and agrees that the provisions of Section 5.09 of the Regulation S Deposit Agreement shall apply to any liability or expense of the Depositary which may arise out of or in connection with any action of the Depositary or the Custodian in voting pursuant to Section 4.10 of the Regulation S Deposit Agreement.

      (20) Changes Affecting Deposited Securities. Upon any change in par value, split-up, cancellation, consolidation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation of the Company or sale of assets by the Company, any securities which shall be received by the Depositary or the Custodian in exchange for or in conversion of or in respect of Deposited Securities shall be treated as new Deposited Securities, and the Regulation S GDSs shall, subject to the terms of the Regulation S Deposit Agreement and applicable laws, including any applicable provisions of the Securities Act and the Securities Exchange Act, thenceforth represent the new Deposited Securities so received, unless additional or new Regulation S GDSs are created pursuant to the following sentence. Alternatively, the Depositary may, with the Company's approval and pursuant to applicable law, and shall, at the Company's request and pursuant to applicable law, and subject to Section 5.08 in the Regulation S Deposit Agreement, create new or additional Regulation S GDSs representing such new Deposited Securities and execute and deliver additional Regulation S GDRs evidencing such Regulation S GDSs as in the case of a stock dividend on the Shares, and may call for the surrender of outstanding Regulation S GDRs to be exchanged for new Regulation S GDRs specifically describing such new Deposited Securities.

      Notwithstanding the foregoing, in the event that any security so received may not be lawfully distributed to some or all Holders in the reasonable judgment of the Depositary and its counsel after consultation with the Company, the Depositary may, with the Company's approval, and shall, if the Company requests, subject to receipt of an opinion of Company's counsel reasonably satisfactory to the Depositary that such action is not in violation of any applicable laws or regulations, sell such securities at public or private sale, at such place or places and upon such terms as it may deem proper and may allocate the net proceeds of such sales (net of (a) fees and charges of, and expenses incurred by, the Depositary and (b) taxes) for the account of the Holders otherwise entitled to such securities upon an averaged or other practicable basis without regard to any distinctions among such Holders and distribute the net proceeds so allocated to the extent practicable as in the case of a distribution received in cash pursuant to Section 4.01 of the Regulation S Deposit Agreement. The Depositary shall not be responsible for (i) any failure to determine that it may be lawful or commercially feasible to make such securities available to Holders in general or to any Holder in particular that is not due to its negligence, (ii) any foreign exchange exposure or loss incurred in connection with such sale, or (iii) any liability to the purchaser of such securities. Immediately upon the occurrence of any such change, conversion or exchange covered by this Section in respect of the Deposited Securities, the Depositary shall, subject to applicable law, give notice thereof in writing, at the Company's expense, to all Holders.

      (21) Reports; Inspection of Register. The Depositary shall make available for inspection during business hours by Holders at its Principal New York Office and at the office of each Custodian copies of the Regulation S Deposit Agreement, any notices, reports or communications, including any proxy soliciting materials, received from the Company which are both (a) received by the Depositary or the Custodian or the nominee of either of them, as the holder of the Deposited Securities, and (b) made generally available to the holders of such Deposited Securities by the Company. The Depositary shall also send to Holders, copies of such notices, reports and communications when furnished by the Company to the Depositary pursuant to the Regulation S Deposit Agreement.

      The Depositary shall keep books, if the book-entry settlement system is available for Regulation S GDSs, at its Principal New York Office and if the book-entry settlement system is not available for Regulation S GDSs, in its Principal New York Office and its Principal London Office for the registration of Regulation S GDRs and transfers of Regulation S GDRs, which office or offices, as the case may be, shall be open at all reasonable times for inspection by Holders and the Company; provided that such inspection shall not, to the Depositary's knowledge, be for the purpose of communicating with Holders in the interest of a business or object other than the business of the Company or a matter related to the Regulation S Deposit Agreement, the Regulation S GDSs or the Regulation S GDRs.

      The Depositary may close the transfer books with respect to Regulation S GDRs, upon notice to the Company, at any time or from time to time, when deemed necessary or advisable by it in good faith in connection with the performance of its duties under the Regulation S Deposit Agreement, or at the reasonable request of the Company.

      (22) Taxation. Notwithstanding any other provision of the Regulation S Deposit Agreement, in the event that the Depositary determines, based on the advice of counsel, that any distribution in property (including Shares or rights to subscribe therefor or other securities) is subject to any tax or governmental charges which the Depositary is obligated to withhold, the Depositary may dispose of all or a portion of such property (including Shares and rights to subscribe therefor or other securities) in such amounts and in such manner as the Depositary deems necessary and practicable to pay such taxes or governmental charges, including by public or private sale, and the Depositary shall distribute the net proceeds of any such sale or the balance of any such property after deduction of such taxes or governmental charges to the Holders entitled thereto in proportion to the number of Regulation S GDSs held by them respectively and the Depositary shall, if commercially feasible without withholding for or on account of taxes or other governmental charges, without registration of such Shares or other securities under the Securities Act and otherwise in compliance with applicable law, distribute any unsold balance of such property in accordance with the provisions of the Regulation S Deposit Agreement.

      The Depositary will, and will instruct the Custodian to, forward to the Company or its agents such information from its records as the Company may reasonably request to enable the Company or its agents to file the necessary tax reports with governmental authorities or agencies. The Depositary, the Custodian or the Company and its agents may file such reports as are necessary to reduce or eliminate applicable taxes on dividends and on other distributions in respect of Deposited Securities under applicable tax treaties or laws for the Holders and Beneficial Owners. In accordance with instructions from the Company and to the extent practicable, the Depositary or the Custodian will take reasonable administrative actions to obtain tax refunds, reduced withholding of tax at source on dividends and other benefits under applicable tax treaties or laws with respect to dividends and other distributions on the Deposited Securities. As a condition to receiving such benefits, Holders and Beneficial Owners of Regulation S GDSs may be required from time to time, and in a timely manner, to file such proof of taxpayer status, residence and beneficial ownership (as applicable), to execute such certificates and to make such representations and warranties, or to provide any other information or documents, as the Depositary or the Custodian may deem necessary or proper to fulfill the Depositary's or the Custodian's obligations under applicable law. The Depositary or the Custodian will take reasonable administrative actions to provide Holders in a timely manner the required forms or documents to allow Holders and Beneficial Owners to obtain a reduced withholding of tax at source on dividends and other distributions on the Deposited Securities, capital gains and other taxes, and other benefits under applicable tax treaties or laws. The Depositary and the Company shall have no obligation or liability to any person if any Holder or Beneficial Owner fails to provide such information or if such information does not reach relevant tax authorities in time for any Holder or Beneficial Owner to obtain the benefit of any tax treaty. The Holders and Beneficial Owners shall indemnify the Depositary, the Company, the Custodian and any of their respective directors, employees, agents and Affiliates (other than Affiliates that are Holders or Beneficial Owners) against, and hold each of them harmless from, any claims by any governmental authority with respect to taxes, additions to tax, penalties or interest arising out of any refund of taxes, reduced rate of withholding at source or other tax benefit obtained for such Holder or Beneficial Owner pursuant to Section 4.12 of the Regulation S Deposit Agreement.

      Notwithstanding any other provision of the Regulation S Deposit Agreement, before making any distribution or other payment on any Deposited Securities, the Company or its agent shall make such deductions (if any) which, by the laws of Korea, the Company or its agent is required to make in respect of any income, capital gains or other taxes and the Company or its agent may also deduct the amount of any tax or governmental charges payable by the Company or its agent or for which the Company or its agent might be made liable in respect of such distribution or other payment or any document signed in connection therewith. In making such deductions, the Company and its agent shall have no obligation to any Holder or Beneficial Owner to apply a rate under any treaty or other arrangement between Korea and the country within which such Holder or Beneficial

Owner is resident unless such Holder or Beneficial Owner has timely provided to the Company or its agent evidence of the residency of such Holder or Beneficial Owner that is accepted by the relevant tax authorities of Korea. If the Company (or any of its agents) withholds from any distribution any amount on account of taxes or governmental charges, or pays any other tax in respect of such distribution (i.e., stamp duty tax, capital gains or other similar tax), the Company shall (and shall cause such agent to) remit promptly to the Depositary information about such taxes or governmental charges withheld or paid, and, if so requested, the tax receipt (or other proof of payment to the applicable governmental authority) therefor, in each case, in a form satisfactory to the Depositary. The Depositary shall, to the extent required by U.S. law, report to Holders any taxes withheld by it or the Custodian, and, if such information is provided to it by the Company, any taxes withheld by the Company. The Depositary and the Custodian shall not be required to provide the Holders with any evidence of the remittance by the Company (or its agents) of any taxes withheld, or of the payment of taxes by the Company, except to the extent the evidence is provided by the Company to the Depositary or the Custodian, as applicable. Neither the Depositary nor the Custodian shall be liable for the failure by any Holder or Beneficial Owner to obtain the benefits of credits on the basis of non-U.S. tax paid against such Holder's or Beneficial Owner's income tax liability. The Depositary is under no obligation to provide the Holders and Beneficial Owners with any information about the tax status of the Company other than as specified below. The Depositary shall not incur any liability for any tax consequences that may be incurred by Holders and Beneficial Owners on account of their ownership of the Regulation S GDSs, including without limitation, tax consequences resulting from the Company (or any of its subsidiaries) being treated as a "Foreign Personal Holding Company," or as a "Passive Foreign Investment Company" (in each case as defined in the U.S. Internal Revenue Code and the regulations issued thereunder) or otherwise. Upon request, the Depositary shall promptly provide (i) each Holder and (ii) each person that was a Holder during the period to which the information applies, a copy of such information provided to the Depositary.

      (23) Liability of the Company and the Depositary. Neither the Depositary nor the Company shall incur any liability to any Holder or Beneficial Owner if, by reason of any provision of any present or future law of the United States, Korea or any other country or jurisdiction, or of any other governmental authority, or by reason of any provision, present or future, of the Articles of Incorporation of the Company, or by reason of any act of God, terrorism or war or other circumstances beyond its control, the Depositary or the Company shall be prevented, delayed or forbidden from, or subject to any civil or criminal liability on account of, doing or performing any act or thing which by the terms of the Regulation S Deposit Agreement it is provided shall be done or performed; nor shall the Depositary or the Company incur any liability to any Holder or Beneficial Owner by reason of any non-performance or delay, caused as aforesaid, in the performance of any act or thing which by the terms of the Regulation S Deposit Agreement it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in the Regulation S Deposit Agreement. Neither the Depositary nor the Company shall be obligated to do or perform any act which is inconsistent with the provisions of this Deposit Agreement or incur any liability for the inability by a Holder or Beneficial Owner to benefit from any distribution, offering, right or other benefit which is made available to holders of Deposited Securities but is not, under the terms of the Regulation S Deposit Agreement, made available to Holders of Regulation S GDSs. No disclaimer of liability under the Securities Act is intended by any provision of the Regulation S Deposit Agreement.

The Company assumes no obligation nor shall it be subject to any liability under the Regulation S Deposit Agreement or the Regulation S GDRs to Holders, Beneficial Owners or other persons, including for any consequential or punitive damages for any breach of the terms of the Regulation S Deposit Agreement, except that it agrees to act in good faith and without negligence in the performance of its obligations set forth in the Regulation S Deposit Agreement. The Depositary assumes no obligation nor shall it be subject to any liability under the Regulation S Deposit Agreement or the Regulation S GDRs to Holders, Beneficial Owners of Regulation S GDRs or other persons (including, without limitation, liability with respect to the validity or worth of the Deposited Securities), including for any consequential or punitive damages for any breach of the terms of the Regulation S Deposit Agreement, except that it agrees to act in good faith and without negligence in the performance of its duties set forth in the Regulation S Deposit Agreement.

      The Depositary and the Company undertake to perform such duties and only such duties as are specifically set forth in the Regulation S Deposit Agreement, and no implied covenants or obligations shall be read into the Regulation S Deposit Agreement against the Depositary or the Company.

      Neither the Depositary nor the Company shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the Regulation S GDRs, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it against all expense and liability shall be furnished as often as may be required, and no Custodian shall be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary. Neither the Depositary nor the Company shall be liable for any action or inaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Holder or Beneficial Owner, or any other person believed by it in good faith to be competent to give such advice or information. Each of the Depositary, its agents and the Company may rely and shall be protected in acting upon any written notice, request, direction or other document believed by it to be genuine and to have been signed or presented by the proper party or parties.

      Neither the Depositary and its agents nor the Company shall be liable for any failure by the Depositary to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any vote is cast or the effect of any vote; provided, that any such action or omission is in good faith and without negligence and in accordance with the terms of the Regulation S Deposit Agreement. Neither the Depositary nor the Company shall incur any liability for any failure to determine that any distribution or action may be lawful or commercially feasible, for any investment risk associated with acquiring an interest in the Deposited Securities, for any tax consequences that may result from the ownership of Regulation S GDSs, Shares or Deposited Securities, for the credit-worthiness of any third party or for allowing any rights to lapse upon the terms of the Regulation S Deposit Agreement. The Depositary shall not incur any liability for the content of any information submitted to it by the Company for distribution to the Holders, for any inaccuracy of any translation thereof (provided the Depositary was not involved in translating such information), for the validity or worth of the Deposited Securities or for the failure or timeliness of any notice from the Company. No disclaimer of liability under the Securities Act is intended by any provision of the Regulation S Deposit Agreement.

      (24) Resignation and Removal of the Depositary; the Custodian. The Depositary may at any time resign as Depositary under the Regulation S Deposit Agreement by ninety (90) days' prior written notice of its election so to do delivered to the Company, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided. The Depositary may at any time be removed by the Company by ninety
(90) days' prior written notice of such removal, which shall become effective upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided. In case at any time the Depositary acting under the Regulation S Deposit Agreement shall resign or be removed, the Company shall use its best efforts to appoint a successor depositary, which shall be a bank or trust company having an office in the Borough of Manhattan, The City of New York. Every successor depositary shall execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment under the Regulation S Deposit Agreement, and thereupon such successor depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor; but such predecessor, nevertheless, upon payment of all sums due it and on the written request of the Company, shall execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, shall duly assign, transfer and deliver all right, title and interest in the Deposited Securities to such successor and shall deliver to such successor a list of the Holders and such other books and records maintained by such predecessor with respect to its function as Depositary under the Regulation S Deposit Agreement. Any such successor depositary shall at its own cost promptly mail notice of its appointment to all Holders. Any corporation into or with which the Depositary may be merged or consolidated shall be the successor of the Depositary without the execution or filing of any document or any further act.

      (25) Amendment of Regulation S Deposit Agreement and Regulation S GDRs. This Receipt, the Regulation S Deposit Agreement, the form of Regulation S GDR attached to the Regulation S Deposit Agreement and any provisions of the Regulation S Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary in any respect which they may deem necessary or desirable. Any amendment which shall impose or increase any fees or charges (other than charges in connection with foreign exchange control regulations, and taxes and other governmental charges, delivery and other such expenses), or which shall otherwise prejudice any substantial existing right of Holders shall not, however, become effective as to outstanding Regulation S GDRs until the expiration of 30 days after notice of such amendment shall have been given to the Holders of outstanding Regulation S GDRs in accordance with Section 7.05 of the Regulation S Deposit Agreement. The parties to the Regulation S Deposit Agreement agreed that any amendments or supplements which (i) are reasonably necessary (as agreed by the Company and the Depositary) in order for the Regulation S GDSs to be settled solely in electronic book-entry form and (ii) do not in either such case impose or increase any fees or charges to be borne by Holders, shall be deemed not to materially prejudice any substantial rights of Holders or Beneficial Owners. Every Holder and Beneficial Owner at the time any amendment so becomes effective shall be deemed, by continuing to hold such Regulation S GDR or to own any beneficial interest therein, to consent and agree to such amendment and to be bound by the Regulation S Deposit Agreement and Regulation S GDR as amended thereby. In no event shall any amendment impair the right of the Holder to surrender such Regulation S GDR and receive therefor the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law. Notwithstanding the foregoing, if any governmental body should adopt new laws, rules or regulations which would require an amendment of, the Regulation S Deposit Agreement to ensure compliance therewith, the Company and the Depositary may amend the Regulation S Deposit Agreement and the Regulation S GDRs at any time in accordance with such changed laws, rules or regulations. Such amendment to the Regulation S Deposit Agreement and the Regulation S GDRs in such circumstances may become effective before a notice of such amendment is given to Holders or within any other period of time as required for compliance with such laws, rules or regulations.

      (26) Termination of Regulation S Deposit Agreement. The Depositary shall, at any time at the written direction of the Company, terminate the Regulation S Deposit Agreement by providing notice of such termination to the Holders of all Regulation S GDRs then outstanding at least thirty (30) days prior to the date fixed in such notice for such termination. If (i) ninety (90) days shall have expired after the Depositary shall have delivered to the Company a written notice of its election to resign, or (ii) ninety (90) days shall have expired after the Company shall have delivered to the Depositary a written notice of the removal of the Depositary, and in either case a successor depositary shall not have been appointed and accepted its appointment as provided in Section 5.04 of the Regulation S Deposit Agreement, the Depositary may terminate the Regulation S Deposit Agreement by providing notice of such termination to the Holders of all Regulation S GDRs then outstanding at least thirty (30) days prior to the date fixed for such termination. On and after the date of termination of the Regulation S Deposit Agreement, the Holder of a Regulation S GDR will, upon surrender of such Regulation S GDR at the Principal Office of the Depositary, upon the payment of the charges of the Depositary for the surrender of Regulation S GDRs referred to in Section 2.07 of the Regulation S Deposit Agreement and subject to the conditions and restrictions therein set forth, and upon payment of any applicable taxes or governmental charges, be entitled to Delivery, to him or upon his order, of the amount of Deposited Securities represented by such Regulation S GDR. If any Regulation S GDRs shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the registration of transfers of Regulation S GDRs, shall suspend the distribution of dividends to the Holders thereof, shall not accept deposits of Shares (and shall instruct each Custodian to act accordingly), and shall not give any further notices or perform any further acts under the Regulation S Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell property and rights and convert Deposited Securities into cash as provided in this Regulation S Deposit Agreement, and shall continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Regulation S GDRs surrendered to the Depositary (after deducting, or charging, as the case may be, in each case, the charges of the Depositary for the surrender of a Regulation S GDR, any expenses for the account of the Holder in accordance with the terms and conditions of the Regulation S Deposit Agreement and any applicable taxes or governmental charges or assessments). At any time after the expiration of six months from the date of termination, the Depositary may sell the Deposited Securities then held hereunder and may thereafter hold the net proceeds of any such sale, together with any other cash then held by it hereunder, without liability for interest, for the pro rata benefit of the Holders of Regulation S GDRs which have not theretofore been surrendered. After making such sale, the Depositary shall be discharged from all obligations under the Regulation S Deposit Agreement, except to account for such net proceeds and other cash (after deducting, or charging, as the case may be, in each case, the charges of the Depositary for the surrender of a Regulation S GDR, any expenses for the account of the Holder in accordance with the terms and conditions of the Regulation S Deposit Agreement and any applicable taxes or governmental charges or assessments) and its obligations under Section 5.09 of the Regulation S Deposit Agreement. Upon the termination of the Regulation S Deposit Agreement, the Company shall be discharged from all obligations under the Regulation S Deposit Agreement except for its obligations to the Depositary under Sections 5.05, 5.09 and 7.06 of the Regulation S Deposit Agreement.

      (27) Certain Rights of the Depositary; Limitations. Subject to the further terms and provisions of this paragraph 27 and of the Regulation S Deposit Agreement, Subject to the further terms and provisions of this Sections 5.10 and
3.05 of the Regulation S Deposit Agreement and applicable Korean law, the Depositary, its Affiliates and their agents may own and deal in any class of securities of the Company and its Affiliates and in Regulation S GDSs. The Depositary may cause the issuance of Regulation S GDSs against evidence of rights to receive Shares from the Company, or any custodian, registrar, transfer agent, clearing agency or other entity involved in ownership or transaction records in respect of the Shares. Such evidence of rights shall consist of written blanket or specific guarantees of ownership of Shares furnished on behalf of the holder thereof. In its capacity as Depositary, the Depositary shall not lend Shares or Regulation S GDSs; provided, however, that to the extent permitted by Korean law, the Depositary reserves the right to (i) cause the issuance of Regulation S GDSs prior to the receipt of Shares pursuant to
Section 2.03 and (ii) deliver Shares prior to the receipt and cancellation of Regulation S GDSs pursuant to Section 2.07, including Regulation S GDSs which were issued under (i) above but for which Shares may not have been received; further provided, however, that the Depositary shall not issue Regulation S GDSs prior to the receipt of Shares in the case of the deposit of Shares by the Company in connection with an offering of Regulation S GDSs or pursuant to Sections 4.02 or 4.04 of the Regulation S Deposit Agreement, unless requested by the Company and to the extent permitted by applicable Korean law. The Depositary may receive Regulation S GDSs in lieu of Shares under (i) above and receive Shares in lieu of Regulation S GDSs under (ii) above. Each such transaction shall be (a) subject to a written agreement whereby the person or entity to whom Regulation S GDSs or Shares are to be delivered or its customer (the "Applicant") (w) represents that at the time of the transaction the Applicant or its customer owns the Shares or Regulation S GDSs that are to be delivered by the Applicant under such transaction, (x) agrees to indicate the Depositary as owner of such Shares or Regulation S GDSs in its records and to hold such Shares or Regulation S GDSs in trust for the Depositary until such Shares or Regulation S GDSs are delivered to the Depositary or the Custodian, (y) unconditionally guarantees to deliver to the Depositary or the Custodian, as applicable, such Shares or Regulation S GDSs, and (z) agrees to any additional restrictions or requirements that the Depositary deems reasonably appropriate, (b) at all times fully collateralized with cash, U.S. government securities or such other collateral as the Depositary deems appropriate, (c) terminable by the Depositary on not more than five (5) business days' notice, and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate. The Depositary will normally limit the number of Regulation S GDSs and Shares involved in such transactions at any one time to thirty percent (30%) of the

Regulation S GDSs outstanding (without giving effect to Regulation S GDSs outstanding under (i) above); provided, however, that the Depositary reserves the right to change or disregard such limit from time to time as it deems appropriate; further, provided, however, that the Depositary shall not enter into any transaction under (i) or (ii) above that will have the effect of exceeding the thirty percent (30%) limitation without providing prior notice to the Company of the Depositary's entering into of any such transaction.

      The Depositary may also set limits with respect to the number of Regulation S GDSs and Shares involved in transactions under (i) or (ii) above with any one person on a case-by-case basis as it deems appropriate; provided, however, that the Depositary shall not enter into any transaction under (i) or
(ii) above that will have the effect of exceeding the thirty percent (30%) limitation without providing prior notice to the Company of the Depositary's entering into of any such transaction. The Depositary may retain for its own account any compensation received by it in conjunction with the foregoing. Collateral provided pursuant to (b) above, but not the earnings thereon, shall be held for the benefit of the Holders (other than the Applicant).

      Dated: _______________

                                                    CITIBANK, N.A.,
                                                      as Depositary

                                                    By: ________________________
                                                             Vice President

      The address of the Principal New York Office of the Depositary is 388 Greenwich Street, New York, New York 10013.

                                (ASSIGNMENT AND TRANSFER SIGNATURE LINES)

            FOR VALUE RECEIVED, the undersigned Holder hereby sell(s), assign(s) and transfer(s) unto [___________] whose taxpayer identification number is [___________] and whose address including postal zip code is [_________________________________] the within Regulation S GDR and all rights thereunder, hereby irrevocably constituting and appointing attorney-in-fact to transfer said Regulation S GDR on the books of the Depositary with full power of substitution in the premises.

            In connection with the transfer of this Regulation S GDR during the Restricted Period, the undersigned Holder certifies that:

(Check one)

|_|   (a)   This Regulation S GDR is being transferred to a person other than a
            U.S. Person (as defined in Regulation S under the Securities Act
            ("Regulation S")) in an offshore transaction in accordance with Rule
            903 or Rule 904 of Regulation S.

|_|   (b)   This Regulation S GDR is being transferred pursuant to an exemption from registration provided by Rule 144 under the Securities Act.

|_|   (c)   This Regulation S GDR is being transferred pursuant to an effective registration statement under the Securities Act.

            If none of the boxes above is checked, the Depositary shall not be obligated to register this Regulation S GDR in the name of any person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in the Regulation S Deposit Agreement shall have been satisfied.

      Dated: __________                Name: ___________________________
                                             By:
                                             Title:

                                             NOTICE:  The signature of the
                                             Holder to this assignment must
                                             correspond with the name as
                                             written upon the within instrument
                                             in every particular, without
                                             alteration or enlargement or any
                                             change whatsoever.
      SIGNATURE GUARANTEED

                                                                       EXHIBIT B

                                  FEE SCHEDULE

                       DEPOSITARY FEES AND RELATED CHARGES

   All capitalized terms used but not otherwise defined herein shall have the meaning given to such terms in the Regulation S Deposit Agreement

      I.    Depositary Fees

            The Company, the Holders, the Beneficial Owners and the persons depositing Shares or surrendering Regulation S GDSs for cancellation agree to pay the following fees of the Depositary:

---------------------------------------- ------------------------------------- -------------------------------------
                Service                                  Rate                              By Whom Paid
---------------------------------------- ------------------------------------- -------------------------------------
(1)      Issuance of Regulation S GDSs   Up to U.S. $5.00 per 100 Regulation   Person depositing Shares or person
         upon deposit of Shares          S GDSs (or fraction thereof) issued.  receiving Regulation S GDSs.
         (excluding issuances as a
         result of distributions
         described in paragraph (4)
         below).
---------------------------------------- ------------------------------------- -------------------------------------
(2)      Delivery of Deposited           Up to U.S. $5.00 per 100 Regulation   Person surrendering Regulation S
         Securities against surrender    S GDSs (or fraction thereof)          GDSs for the purpose of withdrawal
         of Regulation S GDSs.           surrendered.                          of Deposited Securities or person
                                                                               to whom Deposited Securities are
                                                                               delivered.
---------------------------------------- ------------------------------------- -------------------------------------
(3)      Distribution of cash            Up to U.S. $2.00 per 100 Regulation   Person to whom distribution is made.
         dividends or other cash         S GDSs (or fraction thereof) held.
         distributions (i.e., sale of
         rights and other
         entitlements).
---------------------------------------- ------------------------------------- -------------------------------------
(4)      Distribution of Regulation S    Up to U.S. $2.00 per 100 Regulation   Person to whom distribution is made.
         GDSs pursuant to (i) stock      S GDSs (or fraction thereof) held.
         dividends or other free
         stock distributions, or
         (ii) exercise of rights to
         purchase additional
         Regulation S GDSs.
---------------------------------------- ------------------------------------- -------------------------------------
(5)      Depositary Services.            Up to U.S. $2.00 per 100 Regulation   Person holding Regulation S GDSs on
                                         S GDSs (or fraction thereof) held     last day of any calendar year.
                                         as of the last day of each calendar
                                         year, except to the extent of any
                                         cash dividend fee(s) charged under
                                         paragraph (3) above during the
                                         applicable calendar year.
---------------------------------------- ------------------------------------- -------------------------------------
(6)      Transfer of Regulation S GDRs.  U.S. $1.50 per certificate            Person presenting certificate for
                                         presented for transfer.               transfer.
---------------------------------------- ------------------------------------- -------------------------------------

      II.   Charges

            Holders, Beneficial Owners, persons depositing Shares for deposit and persons surrendering Regulation S GDSs for cancellation and for the purpose of withdrawing Deposited Securities shall be responsible for the following charges:

(i) taxes (including applicable interest and penalties) and other governmental charges;

(ii) such registration fees as may from time to time be in effect for the registration of Shares or other Deposited Securities on the share register and applicable to transfers of Shares or other Deposited Securities to or from the name of the Custodian, the Depositary or any nominees upon the making of deposits and withdrawals, respectively;

(iii) such cable, telex and facsimile transmission and delivery expenses as are expressly provided in the Regulation S Deposit Agreement to be at the expense of the person depositing or withdrawing Shares or Holders and Beneficial Owners of Regulation S GDSs;

(iv) the expenses and charges incurred by the Depositary in the conversion of Foreign Currency;

(v) such fees and expenses as are incurred by the Depositary in connection with compliance with exchange control regulations and other regulatory requirements applicable to Shares, Deposited Securities, Regulation S GDSs and Regulation S GDRs; and

(vi) the fees and expenses incurred by the Depositary, the Custodian or any nominee in connection with the servicing or delivery of Deposited Securities.

                                                                       EXHIBIT C

                             [Intentionally Omitted]

                                                                     EXHIBIT D-1

                Certification and Agreement of Persons Acquiring
                    Regulation S GDSs Upon Deposit of Shares
                         Pursuant to Section 2.03 of the
                         Regulation S Deposit Agreement

Citibank, N.A.
ADS Department
388 Greenwich Street
New York, New York 10013
                                Re: Kookmin Bank

            We refer to the Regulation S Deposit Agreement, dated as of June 21, 2005 (the "Deposit Agreement"), among Kookmin Bank (the "Company"), CITIBANK, N.A., as Depositary, and Holders and Beneficial Owners from time to time of Regulation S Global Depositary Shares (the "GDSs") evidenced by Regulation S Global Depositary Receipts (the "Receipts") issued thereunder. Capitalized terms used but not defined herein shall have the meanings given them in the Deposit Agreement.

            1. This Certification and Agreement is furnished in connection with the deposit of Shares and issuance of GDSs pursuant to the Deposit Agreement.

            2. We acknowledge (or if we are a broker-dealer, our customer has confirmed to us that it acknowledges) that the Receipts, the GDSs evidenced thereby and the Shares represented thereby have not been and will not be registered under the Securities Act of 1933 (the "Securities Act") or with any securities regulatory authority in any state or jurisdiction of the United States.

            3. We certify that either:

            (a) We are, or at the time the Shares are deposited and at the time the GDSs are issued will be, the beneficial owner of the Shares and of the GDSs, and:

            (i) we are not a U.S. person (as defined in Regulation S under the Securities Act) and we are located outside the United States (within the meaning of Regulation S under the Securities Act) and acquired, or have agreed to acquire and will have acquired, the Shares to be deposited outside the United States (within the meaning of Regulation S under the Securities Act),

            (ii) we are not an Affiliate (as defined in Regulation C under the Securities Act) of the Company or a person acting on behalf of such an Affiliate, and

            (iii) we are not in the business of buying and selling securities or, if we are in such business, we did not acquire the securities to be deposited from the Company or any affiliate thereof in the initial distribution of GDSs and Shares.


                                     D-1-1

                                       OR

            (b) We are a broker-dealer acting on behalf of our customer; our customer has confirmed to us that it is, or at the time the Shares are deposited and at the time the GDSs are issued will be, the beneficial owner of the Shares and of the GDSs, and:

            (i) it is not a U.S. person and it is located outside the United States and acquired, or has agreed to acquire and will have acquired, the Shares to be deposited outside the United States,

            (ii) it is not an Affiliate of the Company or a person acting on behalf of such an Affiliate, and

            (iii) it is not in the business of buying and selling securities or, if it is in such business, it did not acquire the securities to be deposited from the Company or any affiliate thereof in the initial distribution of GDSs and Shares.

            4. We agree (or if we are a broker-dealer, our customer has confirmed to us that it agrees) that prior to expiration of forty (40) days after the later of the commencement of the offering of the GDSs and the Shares on behalf of the Company and the last closing in respect of such offering (the "restricted period"), we (or it) will not offer, sell, pledge or otherwise transfer the Regulation S GDSs evidenced thereby or the Shares represented thereby except outside the United States to a person other than a U.S. Person (as defined in Regulation S) in accordance with Regulation S under the Act and in accordance with any applicable securities laws of any state of the United States.

                                                 Very truly yours,

                                                 [NAME OF CERTIFYING ENTITY]

                                                 By: ___________________________
                                                     Title:

Date: ____________________


                                     D-1-2

                                                                     EXHIBIT D-2

               Certification and Agreement of Persons Surrendering
                 Regulation S GDSs for the Purpose of Withdrawal
             of Deposited Securities Pursuant to Section 2.07 of the
                       Regulation S Deposit Agreement(1)

Citibank, N.A.
Depositary Receipts Department
388 Greenwich Street
New York, New York 10013
                                Re: Kookmin Bank

      We refer to the Regulation S Deposit Agreement, dated as of June 21, 2005 (the "Deposit Agreement"), among Kookmin Bank (the "Company"), CITIBANK, N.A., as Depositary thereunder, and Holders and Beneficial Owners from time to time of Regulation S Global Depositary Shares evidenced by Regulation S Global Depositary Receipts (the "Receipts") issued thereunder. Capitalized terms used but not defined herein shall have the meanings given them in the Deposit Agreement.

            1. We are surrendering GDS(s) in accordance with the terms of the Deposit Agreement through Euroclear and Clearstream in accordance with the Deposit Agreement for the purpose of withdrawal of the Shares represented by the GDSs pursuant to Section 2.07 of the Deposit Agreement.

            2. We acknowledge (or if we are a broker-dealer, our customer has confirmed to us that it acknowledges) that the Receipts, the GDSs evidenced thereby and the Shares represented thereby have not been and will not be registered under the Securities Act of 1933, as amended (the "Securities Act"), or with any securities regulatory authority in any state or jurisdiction in the United States.

            (a) We certify that we are not a U.S. person (as defined in Regulation S under the Securities Act) and we are located outside the United States (within the meaning of Regulation S under the Securities Act), and either:

            (i) we have sold or otherwise transferred, or agreed to sell or otherwise transfer and at or prior to the time of withdrawal will have sold or otherwise transferred, the GDSs or the Shares to persons other than U.S. Persons (as such term is defined in Regulation S under the Securities Act) in accordance with Regulation S under the Securities Act, and we are, or prior to such sale or other transfer we were, the beneficial owner of the GDSs, or

----------
(1) To be used prior to the expiration of forty (40) days after the later of the commencement of the initial offering of Regulation S GDSs on behalf of the Issuer and the related closing.


                                     D-2-1

            (ii) we will be the beneficial owner of the Shares upon withdrawal, and, accordingly, we agree that, prior to the expiration of forty (40) days after the later of the commencement of the offering of the GDSs and Shares on behalf of the Company and the last closing in respect of such offering, we will not (x) offer, sell, pledge or otherwise transfer the Shares except to a person other than a U.S. Person (as such term is defined in Regulation S under the Securities Act) in accordance with Regulation S under the Securities Act; or (y) deposit the Shares into any depositary facility in the United States that is not subject to the limitations contemplated in the Deposit Agreement.

            3. If we are a broker-dealer, we further certify that we are acting for the account of our customer and that our customer has confirmed the accuracy of the representations contained in paragraph 2 hereof that are applicable to it and, if paragraph 2(a)(ii) is applicable to our customer, has confirmed that it will comply with the agreements set forth in paragraph 2(a)(ii).

                                                Very truly yours,

                                                [NAME OF CERTIFYING ENTITY]

                                                By: ___________________________
                                                    Title:

Date: ____________________


                                     D-2-2

                                                                     EXHIBIT D-3

               Certification and Agreement of Persons Surrendering
                 Regulation S GDSs for the Purpose of Withdrawal
             of Deposited Securities Pursuant to Section 2.07 of the
                       Regulation S Deposit Agreement(1)

Citibank, N.A.
Depositary Receipts Department
388 Greenwich Street
New York, New York 10013
                                Re: Kookmin Bank

      We refer to the Regulation S Deposit Agreement, dated as of June 21, 2005 (the "Deposit Agreement"), among Kookmin Bank (the "Company"), CITIBANK, N.A., as Depositary thereunder, and Holders and Beneficial Owners from time to time of Regulation S Global Depositary Shares (the "GDSs") evidenced by Regulation S Global Depositary Receipts (the "Receipts") issued thereunder. Capitalized terms used but not defined herein shall have the meanings given them in the Deposit Agreement.

      1. We are surrendering GDSs in accordance with the terms of the Deposit Agreement through Euroclear and Clearstream in accordance with the Deposit Agreement for the purpose of withdrawal of the Shares represented by the GDSs pursuant to Section 2.07 of the Deposit Agreement.

      2. We acknowledge (or if we are a broker-dealer, our customer has confirmed to us that it acknowledges) that the Receipts, the GDSs evidenced thereby and the Shares represented thereby have not been and will not be registered under the Securities Act of 1933, as amended (the "Securities Act"), or with any securities regulatory authority in any state or jurisdiction in the United States.

      3. We certify that either:

            (a) We acquired the GDSs, directly or indirectly, prior to the most recent offer and sale of GDSs by the Company (or any of its Affiliates)

                                       OR

            (b) We acquired the GDSs in, or after the closing of, the most recent offer and sale of GDSs by the Company (or any of its Affiliates) and as a result, we certify that:

----------
(1) To be used prior to the expiration of forty (40) days after the later of the commencement of any subsequent offering of Regulation S GDSs on behalf of the Issuer and the related closing.


                                     D-3-1

                  We are not a U.S. person (as defined in Regulation S under the Securities Act) and we are located outside the United States (within the meaning of Regulation S under the Securities Act), and either:

            (i) we have sold or otherwise transferred, or agreed to sell or otherwise transfer and at or prior to the time of withdrawal will have sold or otherwise transferred, the GDSs or the Shares to persons other than U.S. Persons (as such term is defined in Regulation S under the Securities Act) in accordance with Regulation S under the Securities Act, and we are, or prior to such sale or other transfer we were, the beneficial owner of the GDSs, or

            (ii) we will be the beneficial owner of the Shares upon withdrawal, and, accordingly, we agree that, prior to the expiration of forty (40) days after the later of the commencement of the offering of the GDSs and Shares on behalf of the Company and the last closing in respect of such offering, we will not (x) offer, sell, pledge or otherwise transfer the Shares except to a person other than a U.S. Person (as such term is defined in Regulation S under the Securities Act) in accordance with Regulation S under the Securities Act; or (y) deposit the Shares into any depositary facility in the United States that is not subject to the limitations contemplated in the Deposit Agreement.

      4. If we are a broker-dealer, we further certify that we are acting for the account of our customer and that our customer has confirmed the accuracy of the representations contained in paragraph 3 hereof that are applicable to it and, if paragraph 3 (b)(ii) is applicable to our customer, has confirmed that it will comply with the agreements set forth in paragraph 3 (b)(ii).

                                                 Very truly yours,

                                                 [NAME OF CERTIFYING ENTITY]

                                                 By: ___________________________
                                                     Title:

Date: ____________________


                                     D-3-2